Exhibit 10.2

EXECUTION COPY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of March 3, 2009

among

LYONDELLBASELL INDUSTRIES AF S.C.A.,

as the Company,

LYONDELL CHEMICAL COMPANY,

BASELL USA INC.,

EQUISTAR CHEMICALS, LP,

HOUSTON REFINING LP,

MILLENNIUM CHEMICALS INC. and

MILLENNIUM PETROCHEMICALS INC.,

each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as Borrowers,

UBS AG, STAMFORD BRANCH,

as Administrative Agent and Collateral Agent,

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

UBS SECURITIES LLC,

as Sole Lead Arranger, Sole Lead Bookrunner, Syndication Agent and Documentation Agent,

and

CITIGROUP GLOBAL MARKETS INC.,

GOLDMAN SACHS LENDING PARTNERS LLC,

MERRILL LYNCH CAPITAL CORPORATION and

ABN AMRO BANK N.V.,

as Arrangers

i

Section 10.20	Agent for Service of Process	146
Section 10.21	No Advisory or Fiduciary Responsibility	146
Section 10.22	Certain Matters Relating to Roll-Up Loans; Senior First Lien Credit Agreement Amendment	146
Section 10.23	Forbearance Agreements	147

SCHEDULES

1.01A	Allocation Schedule
1.01B	Mortgaged Properties
1.01C	Certain Collateral Documents
1.01D	Guarantors
1.01E	Security Agreements
1.01F	Agreed Security Principles
1.01G	Certain Prior Casualty Events
1.01H	Permitted Joint Ventures
4.03(a)(v)(B)	Local Counsel - Jurisdictions
5.06	Material Litigation
5.07	Ownership of Property
5.08	Environmental Matters
5.09	Taxes
5.11	Subsidiaries and Other Equity Investments
6.04(b)	Certain Subsidiaries/Divisions
6.15(a)	Certain Time Periods for Compliance with Collateral and Guarantee Requirement
7.01(b)	Existing Liens
7.01(c)	Certain Tax Liens
7.02(e)	Existing Investments
7.03(b)	Existing Indebtedness
7.06(e)	Distribution Agreements
7.08	Existing Transactions with Affiliates
7.09	Existing Contractual Obligations
8.01(p)	Pre-Petition Payments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B-1	Form NM Note
B-2	Form of Roll-Up Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E	Form of U.S. Guarantee and Security Agreement
F	Form of Foreign Guarantee
G	Form of Opinion of Cadwalader, Wickersham and Taft LLP
H	Form of Mortgage
I	Form of Foreign Lender Tax Certificate
J-1	Form of Initial 13-Week Projection

v

J-2	Form of Weekly Variance Report
K	Form of Intercreditor Agreement
L	Form of Senior Forbearance Agreement
M	Form of Bridge Forbearance Agreement
N	Form of Intercompany Subordination Agreement
O-1	Form of Cash and Liquidity Dashboard Report
O-2	Form of Weekly Operating Metrics Report
P	Form of Intercompany Facility
Q	Form of Sponsor Letter Agreement
R	Form of Senior First Lien Credit Agreement Amendment

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”), dated as of March 3, 2009, is entered into among LYONDELLBASELL INDUSTRIES AF S.C.A., a company existing under the laws of the Grand Duchy of Luxembourg (together with its successors and assigns, the “Company”), LYONDELL CHEMICAL COMPANY, a Delaware corporation (“Lyondell”), BASELL USA INC., a Delaware corporation (“Basell USA”), EQUISTAR CHEMICALS, LP, a Delaware limited partnership (“Equistar”), HOUSTON REFINING LP, Delaware limited partnership (“Houston Refining”), MILLENNIUM CHEMICALS INC., a Delaware corporation (“Millennium”), MILLENNIUM PETROCHEMICALS INC., a Virginia corporation (“Millennium Petrochemicals”, together with Lyondell, Basell USA, Equistar, Houston Refining and Millennium, collectively, the “Borrowers” and each individually, a “Borrower”), UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent, and each NM Lender and Roll-Up Lender party hereto from time to time (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

On January 6, 2009, each of the Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I), each of the U.S. Guarantors and Basell GmbH (collectively, the “Initial Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, the U.S. Guarantors and Basell GmbH, each an “Initial Case” and collectively, the “Initial Cases”) and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Borrowers have requested that the Lenders provide them with a term loan facility in an aggregate principal amount not to exceed $6,500,000,000 (consisting of $3,250,000,000 of NM Loans and $3,250,000,000 of Roll-Up Loans) (the “DIP Term Loan Facility”). The Lenders are willing to extend or continue, as the case may be, such credit to the Borrowers on the terms and subject to the conditions set forth herein.

The Borrowers have also requested that certain financial institutions (which may include one or more Lenders) provide them with a revolving credit and letter of credit facility (the “DIP ABL Facility”) in an aggregate principal amount not to exceed $1,540,000,000 (subject to increase as set forth therein).

On January 8, 2009, the Bankruptcy Court entered the Interim Order approving on an interim basis the DIP ABL Facility and the DIP Term Loan Facility, and providing inter alia, that (i) the obligations under the Facilities shall constitute allowed senior administrative expense claims against each of the Initial Debtors with priority over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Initial Debtors, now existing or hereafter arising, of any kind whatsoever, and (ii) the obligations under the Facilities shall be secured by fully perfected security interests in and Liens upon all pre-and post-petition property of the Initial Debtors (limited, in the case of Basell GmbH, to the Equity Interests of its direct Subsidiaries, subject to the Collateral and Guarantee Requirement), whether existing on the Petition Date or thereafter acquired, including any cash and any investments of such cash, inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interest in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, equity interests, and the proceeds of all of the foregoing and, subject only to and effective upon entry of the Final Order, the Avoidance Actions (as further described and defined in the Orders, collectively, the “Collateral”). The respective priorities of the DIP ABL Facility, the DIP Term Loan Facility and other parties claiming Liens on all or any part of the Collateral are as set forth in the Interim Order and upon entry by the Bankruptcy Court of the Final Order shall be as set forth therein.

All of the claims and the Liens granted in the Orders and in the Collateral Documents to the Administrative Agent and the Lenders in respect of the DIP Term Loan Facility shall be subject to the Carve-Out.

On January 9, 2009, the Borrowers made the initial borrowings under the Facilities as approved by the Interim Order. The parties hereto are entering into this Agreement to memorialize the terms of the Loans and the NM Commitments. Upon the effectiveness hereof, this Agreement and the other Loan Documents shall supersede the DIP Term Sheet with respect to the Loans and the NM Commitments.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“13-Week Projection” means a projected statement of sources and uses of cash for the Company and its Subsidiaries on a weekly basis for the following 13 calendar weeks, including the anticipated uses of the DIP ABL Facility and the DIP Term Loan Facility for each week during such period, in substantially the form of Exhibit J-1 hereto. As used herein, “13-Week Projection” shall initially refer to the “Budget” delivered to the Lenders in connection with the initial borrowings under the Facilities as authorized by the Interim Order and, thereafter, the most recent 13-Week Projection delivered by the Borrowers in accordance with Section 6.04.

“2015 Notes” means, collectively, the $615,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2015 of the Company and €500,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2015 of the Company.

“2027 Notes” means the $300,000,000 aggregate principal amount of the 8.10% guaranteed notes due March 15, 2027 issued by Basell Finance (formerly known as Montell Finance Company B.V.).

“ABL Collateral” means all Collateral consisting of pre- and post-petition property of the Debtors consisting of cash and Cash Collateral (other than cash proceeds of property that was Term Loan Collateral when such proceeds arose), and any investment of such cash and Cash Collateral, inventory, accounts receivable and other related rights to payment, contracts and assets of the Debtors, whether existing on the Petition Date or acquired thereafter, and the proceeds of all of the foregoing. The ABL Collateral and the Term Loan Collateral shall include proceeds of Avoidance Actions on an equal and ratable basis.

“ABL Commitments” means “Commitments” as defined in Section 1.01 of the DIP ABL Credit Agreement.

“ABL Event of Default” means an “Event of Default” (as defined in Section 1.01 of the DIP ABL Credit Agreement) occurring pursuant to Section 7.01(m) of the DIP ABL Credit Agreement.

“ABL Total Outstandings” means the “Total Outstandings” as defined in Section 1.01 of the DIP ABL Credit Agreement.

“Access” means Access Lender, LLC.

“Acquisition” means the merger of BIL Acquisition Holdings Limited into Lyondell pursuant to that certain Agreement and Plan of Merger, dated as of July 16, 2007, by and among the Company, BIL Acquisition Holdings Limited and Lyondell.

“Additional Credit” has the meaning set forth in Section 4.02(e).

“Additional Debtor” means (a) subject (other than in the case of the Company) to the written consent of the Required Lenders, the Company and each Material Subsidiary to the extent that (i) the Company or such Material Subsidiary files with the Bankruptcy Court a voluntary petition initiating proceedings under Chapter 11 of the Bankruptcy Code, (ii) such case is joined with the Initial Cases, (iii) the Company or such Material Subsidiary, as the case may be, is subject, by order of the Bankruptcy Court, to the previously issued orders relating to the Cases (including the Orders), including with respect to Collateral in the case of Domestic Subsidiaries and (iv) the Company or such Material Subsidiary, as the case may be, becomes a Borrower or Guarantor hereunder (in each case as reasonably directed by the Required Lenders and with the assets of the Company or such Subsidiary, as the case may be, pledged as Collateral with such priority, subject to applicable Law and, in the case of any Foreign Debtor, the Agreed Security Principles, Legal Reservations and Legal Limitations, as the Required Lenders shall reasonably require) and (b) each non-Material Subsidiary to the extent that (i) such non-Material Subsidiary files with the Bankruptcy Court a voluntary petition initiating proceedings under Chapter 11 of the Bankruptcy Code, (ii) such case is joined with the Initial Cases and (iii) such non-Material Subsidiary is subject, by order of the Bankruptcy Court, to the previously issued orders relating to the Cases (including the Orders).

“Additional NM Loans” has the meaning set forth in Section 2.01(b).

“Additional Restricted Cash” means, to the extent constituting Unrestricted Cash, any cash or Cash Equivalent of the Company and its Subsidiaries (i) that is required to be trapped pursuant to the DIP ABL Facility or the terms of any other Asset Backed Credit Facility, Receivables Financing or Securitization Transaction, (ii) that is received in anticipation of a disbursement by the Company or any of its Subsidiaries to a Person other than the Company or any Subsidiary within one Business Day, (iii) that is provided as cash collateral to support letters of credit and bank guarantees, customs and other import duties in the ordinary course of business of the Company or any of its Subsidiaries or (iv) in the case of any Foreign Subsidiary, the expatriation of which (A) would result in adverse tax or legal consequences, (B) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (C) would result in the insolvency of the Company or a Foreign Subsidiary.

“Additional Roll-Up Entitlements” has the meaning set forth in Section 2.01(c)(i).

“Administrative Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time specify (upon reasonable written notice) to the Borrowers’ Agent and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that for purposes of Sections 7.08 and 10.07, “control” shall also include the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person, whether through the ownership of voting securities, by contract or otherwise; “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any of the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent, and “Agents” means any two or more of the foregoing.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, partners, employees, agents, advisors and attorneys-in-fact of such Persons and Affiliates.

“Agreed Security Principles” has the meaning set forth in Schedule 1.01F.

“Agreement” means, on any date, this Debtor-In-Possession Credit Agreement as the same may from time to time be amended, supplemented, amended and restated or otherwise modified and in effect on such date in accordance with the terms hereof.

“Alix” has the meaning set forth in Section 6.19(a).

“Allocation and Joinder Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent in which Related Senior First Lien Lenders consent to the Allocation Schedule as modified pursuant to Section 2.01(c)(ii) and become party to this Agreement as Roll-Up Lenders.

“Allocation Schedule” means the table set forth on Schedule 1.01A listing for each Lender the amount, if any, of (i) Initial NM Loans of such Lender, (ii) such Lender’s NM Commitment and (iii) such Lender’s Roll-Up Amount, as such table may be modified pursuant to Section 2.01(c)(ii).

“Anti-Terrorism Laws” means:

(a) the Executive Order No. 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”);

(b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(c) the Money Laundering Control Act of 1986, Public Law 99-570;

(d) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., and the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., and any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury; and

(e) any similar law enacted in the United States of America subsequent to the date of this Agreement.

“Applicable Rate” means (a) in the case of NM Loans, a percentage per annum equal to (i) for Eurodollar Rate Loans, 10.00% and (ii) for Base Rate Loans, 9.00% and (b) in the case of Roll-Up Loans, a percentage per annum equal to (i) for Eurodollar Rate Loans, 3.69% and (ii) for Base Rate Loans, 2.69%, subject in each case under this clause (b) to change to reflect any changes to the weighted average applicable rate under the Senior First Lien Credit Agreement for the Senior First Lien Loans administered hereunder as Roll-Up Loans, as determined by the Administrative Agent in consultation with the administrative agent under the Senior First Lien Credit Agreement (without regard to Section 2.08(b) of the Senior First Lien Credit Agreement).

“Appropriate Lenders” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arranger” means any of UBS Securities LLC, as sole lead arranger and sole bookrunner, or Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, Merrill Lynch Capital Corporation and ABN Amro Bank N.V., as arrangers, and “Arrangers” means any two or more of the foregoing.

“Asset Backed Credit Facility” means any credit facility (other than the DIP ABL Facility) provided on the basis of the value of inventory, accounts receivable or other current assets (and related documents) or similar instrument, including the European Securitization Transaction, the Berre Facility and any similar credit support agreements or guarantees incurred from time to time. The aggregate amount of all Asset Backed Credit Facilities, Receivables Financings and Securitization Transactions entered into during the term of this Agreement (other than the European Securitization Transaction and the Berre Facility) shall not exceed an amount equal to $50,000,000 at any one time outstanding.

“Assignee” has the meaning set forth in Section 10.07(a).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D hereto or, in the case of any assignments on the Syndication Completion Date, such other agreement in form and substance satisfactory to the Administrative Agent.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of counsel (including local counsel in each relevant jurisdiction).

“Audited Financial Statements” means the audited consolidated financial statements of the Company and its Subsidiaries, for the period beginning April 20, 2005 and ended December 31, 2005, the fiscal year ended December 31, 2006 and the fiscal year ended December 31, 2007.

“Available ABL Commitment” means, as of any date of determination, an amount equal to (i) the lesser of (A) the Borrowing Base as of such date, less, the amount of Collateral Availability necessary to avoid an ABL Event of Default and (B) the aggregate amount of the ABL Commitments in effect on such date, less (ii) the ABL Total Outstandings; provided that, notwithstanding the foregoing, in no event shall the Available ABL Commitment exceed the incremental amount of borrowings the Borrowers are, as of such date, permitted to borrow pursuant to the terms of the DIP ABL Credit Agreement (without giving effect to any borrowing notice requirements thereunder).

“Avoidance Actions” means the Debtors’ claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code and the proceeds thereof and property received thereby whether by judgment, settlement, or otherwise.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” established by the Administrative Agent from time to time and (c) the one month Eurodollar Rate (for the avoidance of doubt after giving effect to the provisos in the definition thereof) plus 1.00%. Any change in the Base Rate due to a change in the prime rate established by the Administrative Agent, the Federal Funds Rate or the one month Eurodollar Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basell Finance” means Basell Finance Company B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

“Basell Funding” means Basell Funding S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg.

“Basell GmbH” means Basell Germany Holdings GmbH, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code.

“Basell Holdings” means LyondellBasell Industries Holdings B.V., private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

“Berre Facility” means any receivables-backed credit facility entered into by one or more Foreign Subsidiaries (other than Basell GmbH) related to receivables of the refinery located in Berre, France, and any Permitted Refinancings thereof, all in an aggregate amount not to exceed at any one time €150,000,000.

“Blavatnik Charitable Trust” has the meaning set forth in the definition of “Blavatnik Group.”

“Blavatnik Group” means, collectively:

(1) Mr. Leonard Blavatnik, his spouse, direct descendants, siblings, parents, children of siblings, or grandchildren, grand nieces and grand nephews, any other members of the immediate Blavatnik family, or

(2) any trust or any entity directly or indirectly controlled by, or for the benefit of, one or more members of the Blavatnik family described above, or

(3) any trust (a “Blavatnik Charitable Trust”):

(a) for the benefit of a charity created by any member of the Blavatnik family described above, or

(b) to which any such member of the Blavatnik family described above is a substantial donor or grantor, or

(4) the estate, executor, administrator or committee of beneficiaries of any member of the Blavatnik Group listed in clause (1) or (2) of this definition;

provided that, in the case of any Blavatnik Charitable Trust, a member of the Blavatnik Group described in clause (1) or (2) of this definition maintains control thereof.

For purposes of this definition only, “control” of a Blavatnik Charitable Trust means the possession of the power to direct or cause the direction of management and policies of such Blavatnik Charitable Trust in respect of the issued share capital of the Company owned by such Blavatnik Charitable Trust.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person (or, if such Person is a partnership and does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of such Person’s general partner) or, except with respect to the definition of “Change of Control” any duly authorized committee thereof.

“Borrowers” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrowers’ Agent” means Lyondell and/or such other Borrower as the Company shall appoint from time to time by written notice to the Administrative Agent.

“Borrowing” means a borrowing (or in the case of Roll-Up Loans, roll up) consisting of simultaneous Loans of the same Class and Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01.

“Borrowing Base” means the “Borrowing Base” as defined in Section 1.01 of the DIP ABL Credit Agreement.

“Bridge Forbearance Agreement” means the First Amended and Restated Bridge Forbearance Agreement, the form of which is set forth as Exhibit M hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the State of Texas and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, any expenditure which, in accordance with GAAP, is treated as a capital expenditure in the audited consolidated financial statements of the Company and its Subsidiaries other than (i) any capital expenditure constituting an Investment permitted pursuant to clauses (e), (h), (j), (k) and (m) of Section 7.02, (ii) any expenditure made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, substituted, restored or repaired, (iii) the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment to the extent of the portion of such expenditure equal to the amount by which the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (iv) the purchase price of plant, property, equipment or software to the extent financed with the proceeds of Casualty Events that are not required to be applied to prepay Loans pursuant to Section 2.03(b).

“Capitalized Leases” means all leases which, in accordance with GAAP, are recorded as capitalized leases.

“Carve-Out” means (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States trustee pursuant to 28 U.S.C. § 1930(a), (ii) all reasonable fees and expenses incurred by a trustee under Section 726(b) of the Bankruptcy Code in an amount not exceeding $10,000,000, and (iii) after the occurrence and during the continuance of an Event of Default an amount not exceeding $25,000,000 in the aggregate, which amount may be used subject to the terms of the Orders, to pay any fees or expenses incurred by the Debtors and any statutory committees appointed in the Cases (each, a “Committee”) that remain unpaid subsequent to the payment of such fees and expenses from available funds remaining in the Debtors’ estates for such creditors, in respect of (A) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court to the Debtors’ or any Committee’s professionals and (B) the reimbursement of expenses allowed by the Bankruptcy Court incurred by the Committee members in the performance of their duties (but excluding fees and expenses of third party professionals employed by such members), provided that (x) the dollar limitation in this clause (iii) on fees and expenses shall neither be reduced nor increased by the amount of any compensation or reimbursement of expenses incurred, awarded or paid prior to the occurrence of an Event of Default in respect of which the Carve-Out is invoked or by any fees, expenses, indemnities or other amounts paid to any Pre-Petition Agent or Pre-Petition Secured Lender (as such terms are defined in the Orders) and (y) nothing herein shall be construed to impair the ability of any party to object to the fees, expenses, reimbursement or compensation described in clauses (A) and (B) above. The Carve-Out, if and to the extent invoked pursuant to the Orders, shall be allocated one-third against the ABL Collateral and two-thirds against the Term Loan Collateral.

“Cases” means the Initial Cases and the cases of any Additional Debtors pending with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code that are joined with the Initial Cases.

“Cash and Liquidity Dashboard Report” means, collectively, (i) with respect to the U.S. Subsidiaries, the report substantially in the form of Exhibit O-1A and (ii) with respect to the Foreign Subsidiaries, the report substantially in the form of Exhibit O-1B.

“Cash Collateral” has the meaning specified in the Interim Order or Final Order, as applicable.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Subsidiary:

(a) time deposits or demand deposits in local currencies held by it from time to time in the ordinary course of business,

(b) an obligation, maturing within two years after the date of its acquisition, issued or guaranteed by the United States of America, Australia, Switzerland, Japan, Canada or any state which was a member state of the European Union, on December 31, 2003 or an instrumentality or agency thereof,

(c) a certificate of deposit or banker’s acceptance, maturing within one year after the date of its acquisition, issued by any Lender, or a U.S. national or state bank or trust company or a European, Canadian, Australian, Swiss or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (any such bank, an “Approved Bank”),

(d) commercial paper, maturing within one year after the date of its acquisition, which has a rating of A1 or better by S&P or P1 or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency,

(e) repurchase agreements and reverse repurchase agreements with an outstanding term not in excess of one year after the date of its acquisition with any financial institution which has been elected as a primary government securities dealer by the Federal Reserve Board in respect of instruments set forth in clauses (c) or (d) above of the credit quality set forth in such applicable clause,

(f) “Money Market” preferred stock maturing within six months after the date of its acquisition or municipal bonds issued by a corporation organized under the laws of any state of the United States, Australia, Japan, Canada, Switzerland or any state which was a member state of the European Union on December 31, 2003 or an instrumentality or agency thereof, in each case which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency,

(g) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency,

(h) dollar-denominated money market funds as defined in Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940, and

(i) shares of any fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (b) through (h) above.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property; provided, that “Casualty Event” shall not include those events occurring prior to the Petition Date and set forth on Schedule 1.01G.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“Change in Law” means, the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order or the compliance with any guideline, request or directive from any Governmental Authority (whether or not having the force of law).

“Change of Control” means the occurrence of any of the following:

(1) the Sponsor ceases to hold legally and beneficially, either directly or indirectly:

(a) issued share capital having the right to cast at least 50% of the votes capable of being cast in general meetings of the Company; or

(b) the right to determine the composition of the majority of the Board of Directors or equivalent body of the Company unless the Sponsor does not hold legally and beneficially a majority of the issued share capital having the right, directly or indirectly, to cast votes to elect members of the Board of Directors, in which event (x) the Board of Directors shall have at least three independent directors (with any replacement of any independent director to be appointed by the remaining independent directors) and (y) the Sponsor shall have the power, directly or indirectly, to elect at least half of the remaining number of directors of the Board of Directors;

(2) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Chapter 11 Filer” means the Company and/or any Subsidiary thereof to the extent such Person is subject to a Case.

“Chief Restructuring Officer” means Kevin McShea, or any successor appointed with the consent of the Required Lenders.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are NM Lenders or Roll-Up Lenders and (b) when used with respect to Loans, refers to whether such Loans are NM Loans or Roll-Up Loans.

“Closing Date” means the date on which the conditions set forth in Section 4.03 are satisfied or waived.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” has the meaning set forth in the Preliminary Statements and shall include any other property (including but not limited to that of Additional Debtors) upon which a Lien is purported to be created by (a) any Collateral Document to the extent permitted by the Orders or (b) any additional orders of the Bankruptcy Court under the Cases.

“Collateral Agent” means UBS AG, Stamford Branch in its capacity as collateral agent or pledgee under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that, subject to Section 6.15(a) and, solely with respect to any Foreign Guarantor, the Agreed Security Principles, the Legal Limitations and the Legal Reservations:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.03(a)(iii) or subsequent to the Closing Date pursuant to Sections 6.13 or 6.15 at such time, duly executed by each Loan Party party thereto;

(b) all Obligations shall have been unconditionally guaranteed (together, the “Guaranty”) by the Guarantors, subject to the terms hereof, pursuant to the U.S. Guarantee and Security Agreement (in the case of the U.S. Guarantors) and the Foreign Guarantee (in the case of the Foreign Guarantors);

(c) the Guaranty by the Debtors (other than any Additional Debtor to the extent not required by the Required Lenders) and all Obligations shall have been secured by, subject to the Orders, a security interest to the extent legally possible and to the extent required by the Collateral Documents in all Equity Interests of each Subsidiary of any Debtor to the extent directly owned by the relevant Debtor (other than any Additional Debtor to the extent not required by the Required Lenders) with the priority required by the Collateral Documents (excluding Lyondell Chemical Central Europe GmbH, an Austrian Subsidiary of Basell GmbH, so long as the Equity Interests of such Subsidiary are not of material value as determined by the Administrative Agent in its reasonable judgment), the Intercreditor Agreement and the Orders;

(d) except to the extent otherwise permitted hereunder or under any Collateral Document, the Guaranty by the Debtors (other than Basell GmbH and any Additional Debtor to the extent not required by the Required Lenders) and all Obligations shall have been secured by a security interest to the extent legally possible in substantially all tangible and intangible assets of the Debtors (other than Basell GmbH and any Additional Debtor to the extent not required by the Required Lenders) (including but not limited to accounts, inventory, equipment, investment property, contract rights, IP Rights, other general intangibles, material owned or ground leased Real Property, intercompany notes and proceeds of the foregoing), in each case, subject to the Orders, with the priority required by the Collateral Documents, the Intercreditor Agreement and the Orders;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage or other appropriate security interest with respect to each owned or ground leased Real Property or Easement Instrument described on Schedule 1.01B or required to be delivered pursuant to Section 4.03, 6.13 or 6.15 at such time (the “Mortgaged Properties”) duly executed and delivered by the record owner of such Real Property or, in the case of Real Property subject to a ground lease, the tenant holding the leasehold interest in such Real Property; provided, however, that with respect to any Mortgaged Property subject to a ground lease, the Loan Party holding the tenant’s interest therein shall not be required to deliver a Mortgage with regard to any ground lease, for which a consent must be obtained and (ii) such abstracts, certificates, existing title documents, existing appraisals, legal opinions (to the extent the Administrative Agent or the Collateral Agent determines in its reasonable good faith judgment that there is an issue of state Law that should be addressed by a legal opinion) and other documents as the Administrative Agent may reasonably request in good faith with respect to any such Mortgaged Property, in each case in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent.

“Collateral Availability” means the “Collateral Availability” as defined in Section 1.01 of the DIP ABL Credit Agreement.

“Collateral Documents” means, collectively, the Orders, each of the Security Agreements, each of the Mortgages, collateral assignments, security agreements, pledge agreements, security agreements granting Liens in IP Rights or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to the Loan Documents to secure the Obligations (including pursuant to Section 4.03, 6.13 and 6.15). The Collateral Documents shall supplement, and shall not limit, the grant of Collateral pursuant to the Orders.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Financial Officer” means the chief financial officer, any director (or equivalent) or officer from time to time of the Company with actual knowledge of the financial affairs of the Company or the Company and its Subsidiaries (as the context may require).

“Company Materials” has the meaning set forth in Section 6.01.

“Compensation Period” has the meaning set forth in Section 2.10(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Consolidated EBITDAR” means, with respect to the Company and its Subsidiaries for any Test Period, the sum, without duplication, of:

(1) Consolidated Net Income, plus

(2) to the extent such Consolidated Net Income has been reduced thereby,

(a) after-tax items classified as nonrecurring losses,

(b) all income taxes paid or accrued (other than income taxes attributable to extraordinary gains or losses),

(c) Consolidated Interest Expense,

(d) Consolidated Non-cash Charges,

(e) (i) any costs, fees, expenses or disbursements of attorneys, consultants or advisors to the Company and its Subsidiaries, in each case, incurred in connection with the ongoing administration of the Cases, the Reorganization Plan and any other financial restructuring and the negotiation, execution and documentation of the European Securitization, the Facilities and any amendments to the Senior First Lien Credit Agreement and the Senior Second/Third Lien Interim Loan Agreement, together with any such costs, fees, expenses or disbursements paid to the attorneys, consultants and advisors of the agents and lenders in connection therewith, and (ii) any upfront, arrangement or other fees paid by the Loan Parties in connection with the Facilities and the European Securitization, and

(f) Controllable Restructuring Costs in an aggregate amount not to exceed $310,000,000 during the term of this Agreement or such greater amount as may be agreed by the Required Lenders after reasonable discussions with the Company, plus

(3) adjustments consistent with the Now Look Report and Operating Forecast necessary to reflect the Company’s current cost basis in calculating Consolidated EBITDAR, which adjustments shall be described in reasonable detail by the Company in the relevant Compliance Certificate.

“Consolidated Interest Expense” means, with respect to the Company and its Subsidiaries and for any period, without duplication:

(1) the interest expense in respect of Financial Indebtedness, including:

(a) any amortization of debt discount,

(b) all capitalized interest, and

(c) the interest portion of any deferred payment obligation,

but excluding, in each case, any amortization or write-off of deferred financing costs and fees incurred in connection with the incurrence of any Indebtedness or Securitization Transactions; plus

(2) the net amount paid (or deducting the net amount received) by the Company and its Subsidiaries in respect of the relevant period under any obligations in respect to Swap Contracts consisting of interest rate hedging arrangements or the interest rate component of currency hedging arrangements; plus

(3) the interest component of Capitalized Leases paid, accrued and/or scheduled to be paid or accrued during such period,

less interest income.

“Consolidated Net Income” means, with respect to the Company and its Subsidiaries, for any Test Period, net income (or loss) determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (but only to the extent included in the calculation of the foregoing):

(a) after-tax gains or losses from disposals, asset impairments or reversal of impairments or abandonments or reserves relating thereto (including for the avoidance of doubt and irrespective of its classification, the effect of any impairment of goodwill arising as a result of the Acquisition),

(b) after-tax items classified as extraordinary gains or losses,

(c) the net income or loss of any Person other than a Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Subsidiary,

(d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Closing Date,

(e) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued),

(f) in the case of a successor to the Company by consolidation, merger or amalgamation or as a transferee of the Company’s assets, any earnings or losses of the successor corporation prior to such consolidation, merger, amalgamation or transfer of assets, and

(g) any increase in amortization or depreciation as a result of the receipt of any insurance proceeds from damage to property.

“Consolidated Non-cash Charges” means, with respect to the Company and its Subsidiaries, for any period, the aggregate depreciation, amortization and other non-cash expenses reducing Consolidated Net Income of such Person for such period (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consummation Date” means the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Controllable Restructuring Costs” means non-recurring and other one-time costs incurred by the Company or its Subsidiaries in connection with the reorganization of its and its Subsidiaries’ business, operations and structure in respect of (a) the implementation of ongoing operational initiatives, (b) plant closures, consolidation, relocation or elimination of offices operations, (c) related severance costs, employee retention, and other costs incurred in connection with the termination, relocation and training of employees and (d) any costs, fees, expenses or disbursements of attorneys, consultants or advisors to the Company and its Subsidiaries incurred in connection with any of the foregoing.

“Credit Extension” means the making of NM Loans pursuant to a Borrowing.

“Debtors” means (a) the Initial Debtors, (b) each other Person that qualifies as an Additional Debtor pursuant to clause (a) of the definition thereof, if any, and (c) each Additional Debtor that becomes a Loan Party pursuant to Section 6.23(b), if any.

“Debtor Relief Laws” means the Bankruptcy Code, the Dutch Bankruptcy Act (Faillissementswet), the German Insolvency Law, the Luxembourg insolvency laws and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, faillissement (voorlopige), surseance van betaling, onderbewindstelling, ontbinding, or similar debtor relief Laws of the United States, The Netherlands, Germany, Luxembourg, Hong Kong or England and Wales or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of Loan Parties incorporated or organized in England, Wales or Hong Kong, administration, administrative receivership, voluntary arrangement and schemes of arrangement).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time or both would be an Event of Default.

“Default Rate” means, with respect to Loans of any Class, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans of such Class plus (iii) 2.00% per annum; provided that with respect to any Eurodollar Rate Loan, the Default Rate means an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the NM Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured (but only from when subsequently cured), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured (but only from when subsequently cured), or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“DIP ABL Credit Agreement” means the Debtor-In-Possession Credit Agreement dated as of March 3, 2009 among the Company, the Borrowers, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

“DIP ABL Facility” has the meaning set forth in the Preliminary Statements.

“DIP Term Loan Facility” has the meaning set forth in the Preliminary Statements.

“DIP Term Sheet” means the DIP Term Sheet referenced in and approved by the Interim Order.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person that is not itself a Disqualified Equity Interest), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, on or prior to the date that is ninety-one (91) days after the Maturity Date of the Loans. The amount of any Disqualified Equity Interest that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were redeemed, repaid, converted or repurchased on any date on which the amount of such Disqualified Equity Interest is to be determined pursuant hereto; provided, however, that if such Disqualified Equity Interest could not be required to be redeemed, repaid, converted or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Equity Interest as reflected in the most recent financial statements of such Person.

“Documentation Agent” means UBS Securities LLC.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent Amount” has the meaning set forth in Section 1.08.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Easement Instrument” means any instrument, agreement or understanding pursuant to which an interest in land is created, including without limitation, each of the instruments and agreements described or referenced as relating to easements on Schedule 1.01B.

“EBITDAR” means, for any Subsidiary, earnings before interest, tax, depreciation and amortization and restructuring costs, calculated for such Subsidiary in the same manner as Consolidated EBITDAR.

“Effect of Bankruptcy” means, with respect to any contractual obligation, contract or agreement to which the Company or any of its Subsidiaries is a party, any default or other legal consequences arising on account of the commencement or the filing of the Cases, as applicable (including the implementation of any stay), or the rejection of any such contractual obligation, contract or agreement with the approval of the Bankruptcy Court if required under applicable Law.

“EMU Legislation” means the legislative measures of the European Community relating to Economic and Monetary Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment, the generation, treatment, storage, transport, distribution, handling or recycling of Hazardous Materials or the presence, Release or threat of Release of Hazardous Materials and, to the extent relating to exposure to Hazardous Materials, human health and to workplace health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or recycling of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equistar” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” means, with respect to any Person, all of the capital stock of such Person and all warrants, options or other rights to acquire the capital stock of such Person, including any contribution from shareholders without any issuance of shares (but excluding any debt security that is convertible into, or exchangeable for, such capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (d) a withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (e) a complete or partial withdrawal by a Loan Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (f) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Pension Plan, in each case where Plan assets are not sufficient to pay all Plan liabilities; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Subsidiary or any ERISA Affiliate; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Subsidiary.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Eurocurrency Liabilities” has the meaning set forth in Regulation D of the Federal Reserve Board.

“Eurodollar Rate” means, for any Interest Period, the rate obtained by dividing (i) the applicable LIBOR Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against Eurocurrency Liabilities (including any marginal, emergency, special or supplemental reserves); provided that, in the case of NM Loans, in no event shall the Eurodollar Rate be less than 3.00%; provided further that, in the case of Roll-Up Loans, in the event the Eurodollar Rate as calculated pursuant to the above is less than 3.25%, the Eurodollar Rate for Roll-Up Loans shall equal (x) the product of 62% times 3.25% plus (y) 38% times the Eurodollar Rate as calculated pursuant to the above.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“European Securitization Transaction” means the transactions entered into in connection with (i) the BSM Master Receivables Purchase Agreement dated June 29, 2006 between Basell Sales & Marketing Company BV, as seller and servicer, Basell Polyolefins Collections Limited, as purchaser, Citicorp Trustee Company Limited, as security trustee, and Citibank N.A., as funding agent, (ii) the Master Definitions and Framework Deed dated 29 July 2005, as amended and restated, among BSM, Master Purchaser, the Company, Eureka Securitisation PLC, Tulip Asset Purchase Company B.V., Citibank N.A., ABN AMRO Bank N.V., The Royal Bank of Scotland PLC, Citicorp Trustee Company Limited and TMF Administration Services Limited, each in their respective roles thereunder, (iii) the Master Receivables Purchasing and Servicing Agreement, dated as of April 14, 2008, by and among Eurotitrisation, as management company, BNP Paribas Securities Services, as custodian, Lyondell Chimie France S.A.S., Lyondell Chimie France TDI S.C.A. and Lyondell Chemie Nederland B.V., each as sellers and servicers, Lyondell Chemie Nederland B.V., as master servicer, Citibank, N.A., as funding agent, and FCC Lyondell, and (iv) the Master Definitions and Framework Agreement, dated as of April 14, 2008, by and among Basell Polyolefins Collections Limited, as master purchaser, LyondellBasell Industries AF S.C.A., as Parent, Lyondell Chemie Nederland, B.V., as Master Servicer, each other seller and servicer that is a party thereto from time to time, Eurotitrisation, as management company, BNP Securities Services, Citibank N.A. and The Royal Bank of Scotland PLC, and any Permitted Refinancing thereof, which transactions shall not exceed in the aggregate at any one time outstanding €650,000,000.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Capital Expenditures” means (i) any expenditures required by any change in applicable Law, and (ii) any catalyst or turnaround expenditures that are not treated as capital expenditure consistent with the accounting practices of Lyondell on the date hereof.

“Excluded Taxes” means, in the case of each Lender and Agent (including, for purposes of this definition, any sub-agent appointed pursuant to Section 9.05),

(a) taxes imposed on or measured by its net income (or branch profits), and franchise or capital taxes imposed on it in lieu of net income taxes, in each case (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) by reason of any other connection between the jurisdiction imposing such tax and such Agent or Lender (or its applicable Lending Office) other than any connections arising solely from such Agent or Lender (or its applicable Lending Office) having executed, delivered, been party to, received or perfected a security interest under or performed its obligations under, received payment under or enforced, this Agreement or any other Loan Document;

(b) (i) in the case of a Foreign Lender other than an assignee pursuant to a request by the Borrowers’ Agent under Section 3.07, any U.S. federal withholding tax that is imposed on amounts payable to or for the account of a Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.01 or (ii) any withholding tax that is attributable to a Foreign Lender’s failure to comply with Section 3.01(d); or

(c) any U.S. federal backup withholding imposed under Section 3406 of the Code that is attributable to a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code failing to comply with Section 3.01(e).

“Executive Order” has the meaning set forth in the definition of “Anti-Terrorism Laws.”

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries existing or outstanding on the Initial Funding Date that is permitted by Section 7.03.

“Existing Notes” means, collectively, the 2015 Notes, the 2027 Notes, the 10 1/4% Debentures due 2010 of Lyondell, the 9.8% Debentures due 2020 of Lyondell, the 7.55% Debentures due 2026 of Equistar and the 7 5/8% Senior Notes due 2026 of Millennium America Inc., in each case to the extent outstanding on the Initial Funding Date.

“Existing Primed Secured Facilities” means, collectively, the Senior First Lien Debt, the Senior Second/Third Lien Debt, the 10 1/4% Debentures due 2010 of Lyondell, the 9.8% Debentures due 2020 of Lyondell and the 7.55% Debentures due 2026 of Equistar.

“Exit Fee” means, with respect to any prepayment or repayment of any Loans or any termination or permanent reduction in NM Commitments, an amount equal to 3.00% of the principal amount of the Loans being prepaid or the NM Commitments being terminated, as the case may be.

“Facilities” means the collective reference to the DIP Term Loan Facility and the DIP ABL Facility.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Final Order” has the meaning set forth in Section 4.02(e).

“Final Order Entry Date” means the date on which the Final Order is entered by the Bankruptcy Court.

“Financial Indebtedness” means (without duplication), at any time, the principal amount of Indebtedness of the Company and its Subsidiaries outstanding at such time, referred to in paragraphs (a), (b), (f), (g), (h) and (i) of the definition of Indebtedness (but, as to such clause (i), only in respect of paragraphs (a), (b), (f), (g) and (h) of such definition).

“Fiscal Year” means the twelve month fiscal period of the Company and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

“Foreign Debtor” means Basell GmbH and each other Debtor, if any, that is not organized under the Laws of the United States, any state thereof or the District of Columbia.

“Foreign Guarantee” means a Guarantee, substantially in the form of Exhibit F hereto, subject to the Agreed Security Principles, the Legal Limitations and the Legal Reservations, with such changes as are necessary or advisable, in the reasonable discretion of the Administrative Agent, under the applicable law of the jurisdiction of organization of the Foreign Guarantor party thereto.

“Foreign Guarantor” means (i) the Company, (ii) Basell GmbH, (iii) each Additional Debtor that is a Foreign Debtor that becomes a party to a Foreign Guarantee and (iv) each other Foreign Subsidiary of the Company that on the Petition Date was a guarantor under either (1) the Senior First Lien Credit Agreement or (2) the Senior Second/Third Lien Interim Loan Agreement, in each case to the extent such entity has executed a Foreign Guarantee. The Foreign Guarantors as of the date hereof are listed on Schedule 1.01D.

“Foreign Lender” means, for purposes of the Tax in question, a Lender that is treated as foreign by the jurisdiction imposing such Tax.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Loan Party or any Subsidiary with respect to employees employed outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States, or any Governmental Authority succeeding to any of its principal functions.

“FTI” means FTI Consulting, Inc. or any replacement thereof as financial advisor to the Lenders.

“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, as applied consistently after the Petition Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the U.S. Guarantors and the Foreign Guarantors.

“Guaranty” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all materials, chemicals, substances, wastes, pollutants, contaminants, constituents and compounds of any nature or in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or mold that are regulated pursuant to, or can give rise to liability under, any applicable Environmental Law.

“Heidrick” has the meaning set forth in Section 6.19(a).

“Holding Company” means, in relation to a company, corporation or other legal entity, any other company, corporation or other legal entity in respect of which the former company, corporation or other legal entity is a Subsidiary.

“Indebtedness” means, as to any Person at any time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person issued or assumed as the deferred purchase price of property that is due more than six months after taking delivery of such property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by ninety (90) days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), other than, with respect to the Chapter 11 Filers, any such obligations which the Chapter 11 Filers are not required to pay pursuant to the Bankruptcy Code and orders entered by the Bankruptcy Court in the Cases;

(e) all obligations of any third party of the type referred to in clauses (a), (b), (c), (d), (f) and (h) of this definition which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

(f) all Receivables Financings, Securitization Transactions and obligations under Asset Backed Credit Facilities;

(g) all Disqualified Equity Interests issued by such Person or preferred stock issued by a Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Equity Interests or preferred stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests or preferred stock which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or preferred stock as if such Disqualified Equity Interests or preferred stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests or preferred stock;

(h) all Capitalized Leases of such Person; and

(i) to the extent not otherwise included above, all Guarantees of any third party’s Indebtedness in respect of any of the foregoing clauses.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(1) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future,

(2) deferred taxes,

(3) unsecured indebtedness of such Person incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by such Person and its Subsidiaries for a three-year period beginning on the date of any incurrence of such indebtedness,

(4) any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or government obligations (in an amount sufficient to satisfy all such Indebtedness at the Stated Maturity thereof or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and other applicable terms of the instrument governing such Indebtedness, or

(5) Indebtedness for which irrevocable notice of redemption has been duly given and for which redemption money in the necessary amount has been irrevocably deposited with the applicable trustee or paying agent in trust for the holders of such Indebtedness.

Notwithstanding the foregoing, any accrual of interest, accrual of dividends, the accretion of value, the obligation to pay commitment fees and the payment of interest in the form of Indebtedness shall not be “Indebtedness” for the purposes of Section 7.03 only.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means a firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

“Information” has the meaning set forth in Section 10.08.

“Initial Cases” has the meaning set forth in the Preliminary Statements.

“Initial Debtors” has the meaning set forth in the Preliminary Statements.

“Initial Funding Date” means January 9, 2009.

“Initial NM Lenders” means those Lenders that made Initial NM Loans on the Initial Funding Date pursuant to the DIP Term Sheet and the Interim Order.

“Initial NM Loans” has the meaning set forth in Section 2.01(a).

“Initial Roll-Up Entitlements” has the meaning set forth in Section 2.01(c)(i).

“Intercompany Facility” means the Loan Agreement by and between Lyondell, as lender, and Basell GmbH, as borrower, substantially in the form of Exhibit P hereto.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement substantially in the form of Exhibit N hereto.

“Intercreditor Agreement” means an Intercreditor Agreement among the Administrative Agent, the “Administrative Agent” under the DIP ABL Facility and the Borrowers, in substantially the form of Exhibit K hereto.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last day of each calendar month and the Maturity Date.

“Interest Period” means the period commencing on the date each Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending (a) in the case of NM Loans, one month thereafter or (b) otherwise, one, two, three or six months thereafter, as selected by the Borrowers’ Agent in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interim Order” means the interim order (I) authorizing Debtors (A) to obtain post-petition financing pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e), (B) to utilize cash collateral pursuant to 11 U.S.C. § 363 and (C) to purchase certain assets pursuant to 11 U.S.C. § 363, (II) granting adequate protection to pre-petition secured parties pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 and (III) scheduling final hearing pursuant to Bankruptcy Rules 4001(b) and (c) entered by the Bankruptcy Court on January 8, 2009 (Docket No. 79).

“Interim Order Entry Date” means January 8, 2009.

“Interim Period” means the period beginning on the Interim Order Entry Date and ending on the Final Order Entry Date.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution (with respect to such loan, extension of credit or capital contribution, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Equity Interest, bonds, notes, debentures or other securities or other Indebtedness issued by, any other Person. “Investment” excludes (i) extensions of trade credit in the ordinary course of business, (ii) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees, and (iii) reimbursement or payment obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Company or any of its Subsidiaries in accordance with the normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Article VII, the amount of any Investment (A) in any Person is the original cost of such Investment plus the cost of all additional Investments therein, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment and (B) constituting a loan is the amount of the then-outstanding principal amount thereof.

If the Company or any Subsidiary sells or otherwise disposes of any voting Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding voting Equity Interests of such Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common Equity Interests of such Subsidiary not sold or disposed of.

“IP Rights” has the meaning set forth in Section 5.15.

“Junior Financing” has the meaning set forth in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, as to any Person, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case binding on such Person or to which such Person or any of its property or assets is subject.

“Legal Limitations” means covenant restrictions in joint venture agreements, general statutory or common law limitations, criminal offenses, corporate benefit and similar principles under applicable law (taking into account the ultimate benefit to be received by each Subsidiary providing a Foreign Guarantee) which limit the ability of a Foreign Guarantor to provide a Foreign Guarantee or, in the case of Basell GmbH and any other Foreign Debtor, security, or will require that such Foreign Guarantee be limited by an amount or otherwise.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court;

(b) the limitation of enforcement by Laws relating to insolvency, reorganization and other similar laws generally affecting the rights of creditors;

(c) the time barring of claims under the statutes of limitation;

(d) the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of stamp duties or to pay a penalty may be void;

(e) defenses of set-off or counterclaim; and

(f) general statutory limitations, corporate benefit and similar principles under applicable law (taking into account the ultimate benefit to be received by each Foreign Guarantor) which limit the ability of a Foreign Guarantor to provide the Guaranty or, in the case of Basell GmbH and any other Foreign Debtor, security, or will require that the Guaranty by such Foreign Guarantor be limited by an amount or otherwise.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrowers’ Agent and the Administrative Agent.

“LIBOR Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by lending banks in London interbank deposit market) (as defined below) at approximately 11:00 a.m. (London time) on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by lending banks in London interbank deposit market), “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Rate Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Borrowing to be outstanding during such Interest Period.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, transfer for security purposes, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Recourse Stock Pledge” means the pledge of the Equity Interests in any Specified Saudi Joint Venture or its direct parent to secure debt of such Specified Saudi Joint Venture or its direct parent that provides for no recourse to the Company or any of its Subsidiaries (other than to such Specified Saudi Joint Venture or its direct parent) by any Foreign Subsidiary the activities of which are solely limited to making and managing Investments, and owning Equity Interests, in such Specified Saudi Joint Venture or its direct parent, but only for so long as its activities are so limited; provided that the activities of any such direct parent are solely limited to making and managing Investments, and owning Equity Interests, in such Specified Saudi Joint Venture.

“Liquidity” means, on any date of determination, (i) the sum of (A) the consolidated amount of Unrestricted Cash of the Company and its Subsidiaries on such date, (B) the Available ABL Commitment in effect on such date and (C) the unused amount of the NM Commitments in effect on such date minus (ii) any Additional Restricted Cash.

“Loans” means, collectively, the NM Loans and the Roll-Up Loans.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Intercompany Subordination Agreement, (iii) the Notes, (iv) the Collateral Documents, (v) the Foreign Guarantees and (vi) other than for purposes of Articles V and VIII, the Intercreditor Agreement.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Lyondell” has the meaning set forth in the introductory paragraph to this Agreement.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent), financial condition or prospects of the Company and its Subsidiaries (taken as a whole), (b) a material adverse effect on the ability of the Borrowers or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any Borrower or any of the Loan Parties is a party or (c) a deficiency in the rights and remedies of the Lenders under the Loan Documents (taken as a whole) which is materially adverse to the Lenders; provided, that a Material Adverse Effect shall not be deemed to exist as a result of the Cases or the Effect of Bankruptcy or the circumstances and events leading up thereto.

“Material Subsidiary” means, at any date of determination, each of the Company’s Subsidiaries (a) whose total assets at the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.05 or Section 6.01 were equal to or greater than 2.5% of the Total Assets of the Company and the Subsidiaries at such date or (b) whose EBITDAR for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.05 or Section 6.01 is equal to or greater than 2.5% of the Consolidated EBITDAR for such fiscal period.

“Maturity Date” means the earliest of (a) December 15, 2009 or such later date if extended in accordance with Section 2.05, (b) the Consummation Date, (c) March 6, 2009 if the Final Order Entry Date shall not have occurred by such date, (d) the date of the acceleration of the loans and the termination of the commitments under the DIP ABL Facility (including, without limitation, as a result of the occurrence of any event of default thereunder) and (e) the date of the acceleration of the Loans and termination of the NM Commitments under Section 8.02.1

“Maximum Rate” has the meaning set forth in Section 10.10.

[1]	See Section 6.18(d)

“Millennium Holdings Group” means Millennium Holdings LLC or any Person that was a Subsidiary of Millennium Holdings LLC as of the Initial Funding Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Properties” has the meaning set forth in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor of or for the benefit of the Collateral Agent on behalf of the Secured Parties substantially in the form of Exhibit H hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and any other mortgages executed and delivered pursuant to Section 4.03, 6.13 and 6.15, in each case securing the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years, has made or been obligated to make contributions or otherwise could reasonably be expected to incur liability.

“Negromex Receivables Dispositions” means any disposition of accounts receivables from Industrias Negromex, S.A. de C.V. purchased by Citibank, N.A. pursuant to the terms of the Supplier Agreement, dated as of December 7, 2006, between Equistar Chemicals, L.P. and Citibank, N.A., as in effect on the date hereof.

“Net Proceeds” means with respect to any Disposition or Casualty Event 100% of the cash proceeds actually received by the Company or any Subsidiary from such Disposition or Casualty Event (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereof)), but only as and when received, and excluding any liabilities assumed by the transferee and deemed to be cash for purposes of Section 7.05(i)(ii), in each case net of:

(i) attorneys’ fees, accountants’ fees, investment banking fees, purchaser due diligence costs (to the extent borne by the Company or any Subsidiary), survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder that has not been primed pursuant to the Cases (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith,

(ii) Taxes paid or payable as a result thereof,

(iii) the amount of any reserve certified by the Company Financial Officer as reasonable and established in accordance with GAAP against any adjustment to the sale price or to fund any liabilities (other than any taxes deducted pursuant to clause (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Subsidiaries, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event received on the date of such reduction),

(iv) all distributions and other payments required to be made to other shareholders in subsidiaries or joint ventures as a result of such Disposition or Casualty Event or to any other person (other than any Loan Party) owning a beneficial interest in the assets that are the subject of such Disposition or Casualty Event,

(v) the decrease in proceeds from Securitization Transactions which results from such Disposition or Casualty Event,

(vi) repayment of Existing Indebtedness (other than Indebtedness with respect to which the Lien related thereto has been primed pursuant to the Cases) required to be paid in connection with such Disposition or Casualty Event, and

(vii) solely in the case of a Disposition or Casualty Event with respect to the ABL Collateral, any other application of such proceeds required by the DIP ABL Facility,

in the case of items (i) through (vii) above, to the extent approved by the Bankruptcy Court, if such approval is necessary pursuant to the Bankruptcy Code; provided that, so long as no Default or Event of Default shall have occurred and be continuing, upon the occurrence of any Casualty Event, the Borrower’s Agent may deliver a certificate of a Company Financial Officer to the Administrative Agent promptly following such Casualty Event setting forth the Company’s (or any Subsidiary’s) intention to use all or a portion of any proceeds received with respect to such Casualty Event to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company and the Subsidiaries (such actions with respect to an asset affected by a Casualty Event, an “Asset Restoration”). If such a certificate is delivered, the related proceeds when received shall not, so long as applied to the applicable Asset Restoration, constitute Net Proceeds for purposes of this Agreement; provided, however, that notwithstanding the foregoing, if such a certificate is delivered with respect to a Casualty Event relating to assets the replacement value of which is greater than $25,000,000, then such certificate shall set forth the following additional information: (x) the anticipated aggregate cost of such Asset Restoration, (y) the anticipated insurance proceeds to be received from the insurer by the Company or its applicable Subsidiary in connection with such Asset Restoration, and (z) the anticipated insurance proceeds to be received from the insurer by the Company or its applicable Subsidiary if such Asset Restoration does not occur, and the Required Lenders shall, acting reasonably and in good faith, promptly direct the Company whether or not to pursue such Asset Restoration. If the Required Lenders direct the Company to pursue an Asset Restoration with respect to any Casualty Event, the insurance proceeds received with respect to such Casualty Event shall not, so long as applied to the applicable Asset Restoration, constitute Net Proceeds for purposes of this Agreement.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company or any Subsidiary shall be disregarded.

“NM Commitment” means, as to each Lender, its obligation to make NM Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Allocation Schedule under the caption “NM Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the NM Commitments as of the date hereof is $1,083,000,000.

“NM Lenders” means each Lender with a NM Commitment or that holds a NM Loan.

“NM Loan” has the meaning set forth in Section 2.01(b).

“NM Note” means a promissory note of the Borrowers payable to any NM Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such NM Lender resulting from the NM Loans made by such NM Lender.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).

“Non-Debtor Subsidiary” means each Subsidiary of the Company that is not a Debtor.

“Non-Responsive Lender” means, with respect to any amendment, waiver or modification, any Lender who does not respond affirmatively or negatively within twelve (12) Business Days to a request for such amendment, waiver or modification.

“Note” means an NM Note or a Roll-Up Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (ii) the obligation of any Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary to the extent originally payable by that Loan Party or Subsidiary.

“Operating Forecast” means a business plan and projected operating budget for the Company and its Subsidiaries for the remainder of 2009, broken down by month, including income statements, balance sheets, cash flow statements, projected capital expenditures, asset sales, cost savings and head count reductions, targeted facility closures, targeted facility idlings and other milestones, a line item for total available liquidity for the period covered thereby and setting forth the anticipated uses of the Facilities for such period.

“Orders” means, collectively, the Interim Order, the Final Order and, to the extent applicable, the orders of the Bankruptcy Court relating to the Guaranty of any Additional Debtor (and any Collateral pledged in respect thereof).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation, association or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means with respect to the Loans on any date, the aggregate principal amount thereof, after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parent” means BI S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg.

“Participant” has the meaning set forth in Section 10.07(e).

“Participant Register” has the meaning set forth in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PBGC Settlement” means the settlement agreement dated July 22, 1998 between Lyondell and the Pension Benefit Guaranty Corporation (or any successor entity).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party, any Subsidiary or any ERISA Affiliate or to which any Loan Party, any Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years or with respect to which a Loan Party, Subsidiary or ERISA Affiliate could reasonably be expected to incur liability (including under Section 4063 or 4069 of ERISA).

“Perfection Certificate” has the meaning set forth in the U.S. Guarantee and Security Agreement.

“Permitted Business” means any business which is the same, similar, related or complementary to the businesses in which the Company and its Subsidiaries were engaged on the date hereof, except to the extent that after engaging in any new business, the Company and its Subsidiaries, taken as a whole, remain substantially engaged in similar or related lines of business as were conducted by them on the date hereof.

“Permitted Joint Venture” means the joint ventures existing on the Initial Funding Date and listed on Schedule 1.01H.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended plus any interest and expenses, including prepayment premiums, associated hedging break costs and premiums or replacement hedges, related to such refinancing, replacement, refunding, renewal or extension, (b) such modification, refinancing, replacement, refunding, renewal, or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and in any event has a final maturity date later than the date that is six months following the Maturity Date (except in each case with respect to any Indebtedness of any Subsidiary that is not a Loan Party that is refinanced, replaced, refunded, renewed or extended using financing in the local jurisdiction of such Subsidiary), (c) at the time thereof, no Event of Default shall have occurred and be continuing, except with respect to any Indebtedness of any Subsidiary that is not a Loan Party that is refinanced, replaced, refunded, renewed or extended using financing in the local jurisdiction of such Subsidiary, and (d) if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b) or 7.03(g), (i) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations or subordinated in respect of Liens, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations or subordinated in respect of Collateral on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, replaced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, and (iii) such modification, refinancing, replacement, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means January 6, 2009.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.01.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition (i) Indebtedness, (ii) “critical vendor payments” or (iii) trade payables (including, without limitation, in respect of reclamation claims), or other pre-petition claims against any Chapter 11 Filer.

“Public Lender” has the meaning set forth in Section 6.01.

“Real Property” means, collectively, all right, title and interest (including any leasehold, easement, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Financings” means factoring, securitizations of receivables or any other receivables financing (including through the sale of receivables in a factoring arrangement or through the sale of receivables to lenders or to special purpose entities formed to borrow from such lenders against such receivables), whether or not recourse to the Company or any of its Subsidiaries, including the European Securitization Transaction, the Berre Facility or any other Securitization Transaction, but excluding the DIP ABL Facility. The aggregate amount of all Asset Backed Credit Facilities, Receivables Financings and Securitization Transactions entered into during the term of this Agreement (other than the European Securitization Transaction and the Berre Facility) shall not exceed an amount equal to $50,000,000 at any one time outstanding.

“Record Date” means February 18, 2009.

“Register” has the meaning set forth in Section 10.07(d).

“Related Senior First Lien Lender” means, with respect to any Initial NM Lender, (a) any of its Affiliates and (b) any other Senior First Lien Lender approved by the Administrative Agent as a “Fronting Lender” for such Initial NM Lender in accordance with the procedures separately agreed among the Administrative Agent and the Initial NM Lenders regarding the matters described in Section 2.01(c)(ii).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Reorganization Plan” means a plan of reorganization in any of the Cases of the Debtors.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Class Lenders” means, as of any date of determination, (a) with respect to the Roll-Up Lenders, the Roll-Up Lenders holding more than 50% of the aggregate outstanding principal amount of Roll-Up Loans (or, prior to the Roll-Up Date, 50% of the aggregate outstanding Roll-Up Entitlements) and (b) with respect to the NM Lenders, the NM Lenders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of NM Loans and (ii) the aggregate unused NM Commitments; provided that, in each case, the portion of the Loans held or deemed held by, and in the case of NM Lenders the unused NM Commitments of, any Defaulting Lender or Non-Responsive Lender shall be excluded for purposes of making a determination of Required Class Lenders; provided further that, in the case of the Roll-Up Loans, the determination of “Required Class Lenders” shall disregard the outstanding amount of any Roll-Up Loans held by Access, the Sponsor or any Affiliate of the Sponsor subject to any Sponsor Letter Agreement, to the extent applicable.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (which, prior to the Roll-Up Date, shall include all Roll-Up Entitlements existing as of such date) and (b) aggregate unused NM Commitments; provided that the unused NM Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Non-Responsive Lender shall be excluded for purposes of making a determination of Required Lenders; provided that, in the case of the Roll-Up Loans, the determination of “Required Lenders” shall disregard the outstanding amount of any Roll-Up Loans held by Access, the Sponsor or any Affiliate of the Sponsor subject to any Sponsor Letter Agreement, to the extent applicable.

“Responsible Officer” means the Chief Restructuring Officer, chief executive officer, president, chief financial officer or treasurer of a Loan Party (including, in the case of each Loan Party, the authorized number of managing directors or a general attorney or an attorney under a power of attorney of such Loan Party) and, as to any document delivered on the Closing Date (other than a Committed Loan Notice), any secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Party” means any person listed:

(a) in the Annex to the Executive Order;

(b) on the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC;

(c) in any successor list to either of the foregoing; or

(d) any person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

“Restricted Payment” means, with respect to any Person,

(1) a declaration or payment of any dividend or the making of any distribution (other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) to the extent required by and in accordance with the applicable organizational documents or other applicable joint venture agreements, in each case as in effect on the Initial Funding Date) on or in respect of shares of such Person’s Equity Interests to holders of such Equity Interests,

(2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of such Person or any warrants, rights or options to purchase or acquire shares of any class of such Equity Interests, or

(3) any Investment other than an Investment permitted by Section 7.02.

“Restructuring Committee” has the meaning set forth in Section 6.19.

“Roll-Up Amount” means with respect to any Lender the amount, if any, of Roll-Up Entitlements of such Lender set forth opposite such Lender’s name on the Allocation Schedule under the caption “Roll-Up Amount”. The aggregate amount of the Roll-Up Amounts on the date hereof is $2,167,000,000, and the aggregate amount of the Roll-Up Amounts as of the Closing Date shall be $3,250,000,000.

“Roll-Up Challenge” has the meaning set forth in Section 10.05.

“Roll-Up Date” means the earliest to occur of (a) the Syndication Completion Date, (b) March 31, 2009 and (c) the Maturity Date.

“Roll-Up Entitlements” has the meaning set forth in Section 2.01(c)(i).

“Roll-Up Lenders” means each Lender that holds a Roll-Up Entitlement or a Roll-Up Loan.

“Roll-Up Loans” has the meaning set forth in Section 2.01(c)(i).

“Roll-Up Note” means a promissory note of the Borrowers payable to any Roll-Up Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Roll-Up Lender resulting from the Roll-Up Loans made by such Roll-Up Lender.

“Roll-Up Replacement Security” has the meaning set forth in Section 2.12.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Persons entitled to indemnification under the Loan Documents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means each entity to which the Company or any Subsidiary of the Company transfers, directly or indirectly, accounts receivable and related assets which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity; provided that:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(a) is guaranteed by the Company or any Subsidiary of the Company (other than the Securitization Entity), excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings,

(b) is recourse to or obligates the Company or any Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings, or

(c) subjects any property or asset of the Company or any Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company,

(2) neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding with the Securitization Entity other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity (other than Standard Securitization Undertakings), and

(3) neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than Standard Securitization Undertakings).

Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to:

(1) a Securitization Entity or to the Company which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights related thereto and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

The aggregate amount of all Asset Backed Credit Facilities, Receivables Financings and Securitization Transactions entered into during the term of this Agreement (other than the European Securitization Transaction and the Berre Facility) shall not exceed an amount equal to $50,000,000 at any one time outstanding.

“Security Agreements” means the Security Agreements listed on Schedule 1.01E, or any other similar agreements that create a Lien or purport to create a Lien in favor of the Secured Parties or in favor of the Collateral Agent for the benefit of the Secured Parties, in each case securing the Obligations.

“Senior First Lien Credit Agreement” means the Credit Agreement dated as of December 20, 2007, as amended and restated on April 30, 2008, among the Company, Lyondell, the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as primary administrative agent (or any successor thereto in such capacity) (including Exhibits thereto), as in effect on the date hereof.

“Senior First Lien Credit Agreement Amendment” means an amendment to the Senior First Lien Credit Agreement substantially in the form of Exhibit R hereto.

“Senior First Lien Debt” means the Senior First Lien Loans and the “Letters of Credit”, as set forth in the Senior First Lien Credit Agreement.

“Senior First Lien Lender” means a “Lender” as such term is defined in the Senior First Lien Credit Agreement on the date hereof.

“Senior First Lien Loans” means the “Loans”, as set forth in the Senior First Lien Credit Agreement.

“Senior Forbearance Agreement” means the First Amended and Restated Senior Forbearance Agreement, the form of which is set forth as Exhibit L hereto.

“Senior Second/Third Lien Debt” means the Senior Second/Third Lien Interim Loans, the Senior Second/Third Lien Exchange Notes and the Senior Second/Third Lien Extended Loans.

“Senior Second/Third Lien Exchange Notes” means the “Exchange Notes,” as set forth in the Senior Second/Third Lien Interim Loan Agreement.

“Senior Second/Third Lien Extended Loans” means the “Extended Loans,” as set forth in the Senior Second/Third Lien Interim Loan Agreement.

“Senior Second/Third Lien Interim Loan Agreement” means the Bridge Loan Agreement dated as of December 20, 2007, as amended and restated on April 30, 2008 and as further amended and restated on October 17, 2008, between LyondellBasell Finance Company B.V., among others, the Company, the subsidiary guarantors party thereto, the lenders party thereto and the joint lead arrangers and bookrunners party thereto (including Exhibits thereto), as in effect on the date hereof.

“Senior Second/Third Lien Interim Loans” means $8,000,000,000 of senior second/third lien loans made to LyondellBasell Finance Company B.V. pursuant to the Senior Second/Third Lien Interim Loan Agreement.

“Solvent” means, with respect to any group of Persons on any date of determination, that on such date (a) the fair value of the assets of such Persons is greater than the total amount of liabilities, including contingent liabilities, of such Persons, (b) the present fair salable value of the assets of such Persons is not less than the amount that will be required to pay the probable liability of such Persons on their debts as they become absolute and matured, (c) such Persons do not intend to, and do not believe that they will, incur debts or liabilities beyond such Persons’ ability to pay such debts and liabilities as they mature and (d) such Persons are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which such Persons’ property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning set forth in Section 10.07(g).

“Specified Joint Venture” means any of (i) Lyondell Chemical Co. of Ningbo ZRCC (“Ningbo ZRCC”), (ii) a joint venture to be formed after the Closing Date solely to market products produced by Ningbo ZRCC and (iii) any Specified Saudi Joint Venture.

“Specified NM Lender” means any Lender (and its Affiliates) which, together with its Affiliates, held at least 15% of the sum of the aggregate outstanding principal amount of the NM Loans and the aggregate unused NM Commitments as of the Initial Funding Date.

“Specified Saudi Joint Venture” means any of (i) Al Waha Petrochemical Company, (ii) Saudi Ethylene and Polyethylene Company and (iii) Saudi Polyolefins Company.

“Sponsor” means,

(a) the Blavatnik Group; and/or

(b) other funds, limited partnerships or companies managed or controlled by Mr. Leonard Blavatnik, including Parent, for so long as so managed or controlled.

“Sponsor Letter Agreement” means (I) a letter agreement entered into by Access in the form of Exhibit Q hereto setting forth the agreement by Access (a) that it will not vote, directly or indirectly, any Indebtedness of the Company or any of its Subsidiaries that it holds in the context of any bankruptcy proceedings, including, without limitation, the confirmation of a plan of reorganization (all such Indebtedness held or controlled by Access shall be deemed to have been voted without discretion in such proportion as the allocation of voting with respect to such matter by the lenders or holders who are not the Sponsor or an Affiliate of the Sponsor), (b) that it will not vote, directly or indirectly, any Indebtedness of the Company or any of its Subsidiaries that it holds under this Agreement or any other credit agreement, indenture or document (all such Indebtedness held or controlled by Access shall be deemed to have been voted without discretion in such proportion as the allocation of voting with respect to such matter by the lenders or holders who are not the Sponsor or an Affiliate of the Sponsor); provided that Access shall not be restricted from voting in respect of any matters (i) expressly requiring the vote of all lenders and/or holders, or each lender and/or holder, of such Indebtedness or (ii) expressly requiring the vote of each affected lender or holder of such Indebtedness (it being understood that, for the avoidance of doubt, for purposes of this Agreement, this clause (ii) shall apply to amendments, modifications or waivers pursuant to clause (b), (c), (d) or (k) of Section 10.01 hereof), and (c) that it will not exercise or seek to exercise, directly or indirectly, any remedies or otherwise assert any creditor rights in respect of any Indebtedness of the Company or any of its Subsidiaries, including in connection with any court proceedings, including, without limitation, under the Bankruptcy Code, provided that (i) to the extent Required Lenders (in respect of such Indebtedness incurred pursuant to this Agreement) or requisite lenders and/or requisite holders of such other Indebtedness take any action in respect of enforcement of any rights or remedies in respect of such Indebtedness, Access shall be permitted to participate in such action and (ii) to the extent individual Lenders (in respect of such Indebtedness incurred pursuant to this Agreement) or individual lenders and/or holders of such other Indebtedness are permitted under the terms of this Agreement or such Indebtedness, as applicable, to file proofs of claims or file any responsive pleadings in opposition to any claim seeking to disallow the claims (or similar actions in relevant jurisdictions) in respect of such Indebtedness, Access shall be entitled to take such action to the extent (A) not adverse to any action (or inaction) taken by the Required Lenders or requisite lenders and/or holders and (B) independent counsel mutually agreed to by Access and the Administrative Agent confirms that such proof of claim or responsive pleading (or similar actions in relevant jurisdictions) is required to preserve its creditor rights or claims in respect of such Indebtedness or (II) a letter agreement with terms identical to the foregoing and entered into by the Sponsor or any Affiliate of the Sponsor.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the relevant obligor’s control unless such contingency has occurred).

“Subsidiary” means with respect to any Person, (1) a corporation a majority of the voting Equity Interests of which are at the time, directly or indirectly, owned by such Person; and (2) any other Person (other than a corporation), including, a partnership, limited liability company, business trust or joint venture, in which such Person, at the time thereof, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions) or (3) for so long as the Company or any of its Subsidiaries has a 50% ownership interest in Lyondell Bayer Manufacturing Maasvlakle VOF, Lyondell Bayer Manufacturing Maasvlakle VOF. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Superpriority Claim” means a claim against any Debtor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Syndication Agent” means UBS Securities LLC.

“Syndication Completion Date” means the date of the completion and closing of the primary syndication of the DIP Term Loan Facility, as determined by the Administrative Agent and notified to the Company and the Lenders.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, whether disputed or not.

“Term Loan Collateral” means all Collateral other than the ABL Collateral; provided that the Term Loan Collateral and the ABL Collateral shall include Avoidance Actions on an equal and ratable basis.

“Test Period” means, on any date of determination, the period beginning on January 1, 2009 and ending on the last day of the calendar month then ended.

“Total Assets” of a Person or Persons means total assets of such Persons on a consolidated basis, shown on the most recent balance sheet of such Persons as may be expressly stated without giving effect to amortization of the amount of intangible assets since the date hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Treasury Services Agreement” means any agreement between any Loan Party or any Subsidiary thereof and Citibank, N.A. (or its Affiliates) relating to treasury, depository, and cash management services, employee credit card arrangements or automated clearinghouse transfer of funds that is in existence on the date hereof or that is substantially similar thereto and entered into in the ordinary course of business and consistent with past practice.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the fair market value of the assets allocable thereto.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means cash and Cash Equivalents that would not appear in the consolidated financial statements of the Company, prepared in accordance with GAAP, as a line item on the balance sheet as “restricted cash” or similar caption.

“U.S. Guarantee and Security Agreement” means the Guarantee and Security Agreement substantially in the form of Exhibit E hereto.

“U.S. Guarantors” means (x) each Borrower (with respect to the Obligations of each other Borrower), (y) each Additional Debtor (other than a Foreign Debtor) that becomes a party to the U.S. Guarantee and Security Agreement and (z) each other Domestic Subsidiary of the Company that on the Petition Date was a guarantor under either (1) the Senior First Lien Credit Agreement or (2) the Senior Second/Third Lien Interim Loan Agreement. The U.S. Guarantors as of the date hereof are listed on Schedule 1.01D.

“USA Patriot Act” has the meaning set forth in Section 4.03(c).

“Variance Report” has the meaning set forth in Section 6.04(b).

“Weekly Operating Metrics Report” means a report substantially in the form of Exhibit O-2 hereto.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to third parties, in each case in a de minimis amount and to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) The term “pre-petition” means, with respect to any Chapter 11 Filer, (A) when used to refer to a period in time, the time prior to the filing of the applicable Case and (B) when used to refer to an obligation, an obligation of such Chapter 11 Filer that was incurred prior to the filing of the applicable Case.

(i) The term “post-petition” means, with respect to any Chapter 11 Filer, (A) when used to refer to a period in time, the time after the filing of the applicable Case and (B) when used to refer to an obligation, an obligation of such Chapter 11 Filer that was incurred after the filing of the applicable Case.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in accordance with, GAAP, except as otherwise specifically prescribed herein. Unless otherwise stated herein and except with respect to Article VII (other than Section 7.11), references to a Person with respect to accounting terms or items that appear in such Person’s financial statements shall be deemed a reference to that Person and its Subsidiaries on a consolidated basis. For purposes of the definition of “Material Subsidiary”, financial covenant calculations, reporting requirements and other financial operating metrics (other than for purposes of Sections 6.01(a) and (b)), the Company shall employ presentation consistent with pre-petition GAAP consolidation.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance.

Unless otherwise specified, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

Any amount specified in this Agreement (other than Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount (the “Dollar Equivalent Amount”) to be determined at the rate of exchange quoted by the Administrative Agent in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.16(b), 6.16(c), 7.01, 7.02 and 7.03 with respect to any amount of any cash balance, Liens, Indebtedness or Investment in Euros, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such cash balance is determined, Lien is created, Indebtedness is incurred or Investment is made; provided, however, that (x) if any such cash balance, Lien, Indebtedness or Investment denominated in a different currency is subject to a currency Swap Contract (with respect to Dollars) covering principal amounts of such cash balance, Lien, Indebtedness or Investment, the amount of such cash balance, Lien, Indebtedness or Investment, as the case may be, expressed in Dollars will be adjusted to take into account the effect of such agreement; (y) for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any cash balance, Lien, Indebtedness or Investment (not previously incurred on any date) may be incurred under such Sections; and (z) for the avoidance of doubt, for the purposes of Sections 6.16(b) and

6.16(c), (i) the determination of the amount of cash loaned to Basell GmbH under the Intercompany Facility shall be determined at the rate of exchange at the close of business on the date of such loan and (ii) the amount of any cash repayment under the Intercompany Facility shall be determined based on the rate of exchange at the close of business on such date of repayment, and, in each case, shall not be redetermined thereafter.

Section 1.09 Borrowers’ Agent.

(a) Each Loan Party by its execution of this Agreement irrevocably authorizes:

(i) the Borrowers’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give and receive all notices, consents, certificates and instructions (including, in the case of a Borrower, Committed Loan Notices), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party, in each case, to the extent such Borrowers’ Agent is permitted to so act pursuant to this Agreement, notwithstanding that they may affect such Loan Party without further reference to or the consent of such Loan Party; and

(ii) each Secured Party to give any notice, demand or other communication to such Loan Party pursuant to the Loan Documents to the Borrowers’ Agent,

and in each case such Loan Party shall be bound as though such Loan Party itself had given the notices, consents, certificates and instructions (including any Committed Loan Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrowers’ Agent or given to the Borrowers’ Agent in its capacity under such Loan Document on behalf of another Loan Party or in connection with any Loan Document (whether or not known to any other Loan Party) shall be binding for all purposes on that Loan Party as if that Loan Party had expressly made, given or concurred with it. This includes any amendment or waiver which would, but for this paragraph (b), require the consent of all Guarantors. In the event of any conflict between any notices or other communications of the Borrowers’ Agent in its capacity as Borrowers’ Agent and any other Loan Party, those of the Borrowers’ Agent in its capacity as Borrowers’ Agent shall prevail.

(c) The Company shall be entitled to appoint one or more Subsidiaries as additional Borrowers’ Agents and to terminate such appointments in each case provided it has first notified the Administrative Agent of such appointment or termination and, provided further that there shall be no more than two (2) Borrowers’ Agents at any one time. The provisions of this Section 1.09 shall apply to each Borrowers’ Agents (including any additional Borrowers’ Agent) until such time as termination of the appointment of such Borrowers’ Agent is notified to the Administrative Agent. At any time when there is more than one Borrowers’ Agent, the Company shall nominate (and notify the Administrative Agent of) one such Borrowers’ Agent as the agent of all other Borrowers’ Agent for the purpose of receiving notices of Default from the Administrative Agent.

(d) Each Loan Party hereby releases the Borrowers’ Agent from any restriction on self-dealing under any applicable law arising under section 181 of the German Civil Code (BGB).

Section 1.10 Luxembourg Terms. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i) juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii) liquidateur appointed under Articles 141 to 151 of the Luxembourg act of 10 August 1915 on commercial companies, as amended;

(iii) juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv) commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code; and

(v) juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(b) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée); and

(c) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

ARTICLE II

The NM Commitments and Credit Extensions

Section 2.01 The Loans.

(a) The Initial NM Loans. Subject to the terms and conditions set forth herein and in the DIP Term Sheet, the Initial NM Lenders made term loans (the “Initial NM Loans”) in Dollars to the Borrowers on the Initial Funding Date in an aggregate principal amount of $2,167,000,000. The principal amount of Initial NM Loans of each Initial NM Lender is set forth opposite such Initial NM Lender’s name on the Allocation Schedule under the caption “Initial NM Loans”.

(b) The Additional NM Loans. Subject to the terms and conditions set forth herein and in the Orders, each NM Lender agrees, severally and not jointly, to make additional term loans (the “Additional NM Loans” and, together with the Initial NM Loans, the “NM Loans”) in Dollars to the Borrowers from time to time on or after the latest to occur of (i) the Closing Date and (ii) the Final Order Entry Date in not more than four draws in an aggregate principal amount not to exceed its respective NM Commitment. For the avoidance of doubt, any unused NM Commitments shall terminate on the Maturity Date.

(c) The Roll-Up Loans; Reallocation of NM Loans and Roll-Up Entitlements.

(i) On the Initial Funding Date, each Initial NM Lender and/or Related Senior First Lien Lender thereof became entitled to roll up an aggregate principal amount of Senior First Lien Loans held by such Initial NM Lender or Related Senior First Lien Lender, as the case may be, equal to the aggregate principal amount of such Initial NM Lender’s Initial NM Loans into roll-up loans hereunder (the “Roll-Up Loans”) with an aggregate principal amount equal to the aggregate principal amount of such Initial NM Lender’s Initial NM Loans (collectively, with respect to such Initial NM Lender or each such Related Senior First Lien Lender, such Person’s “Initial Roll-Up Entitlements”). In addition, on the Closing Date, each Initial NM Lender and/or Related Senior First Lien Lender thereof shall become entitled to roll up an aggregate principal amount of Senior First Lien Loans held by such Initial NM Lender or Related Senior First Lien Lender, as the case may be, equal to the amount of such Initial NM Lender’s NM Commitment into Roll-Up Loans with an aggregate principal amount equal to the amount of such Initial NM Lender’s NM Commitment (collectively, with respect to such Initial NM Lender or each such Related Senior First Lien Lender, such Person’s “Additional Roll-Up Entitlements” and, together with the Initial Roll-Up Entitlements, the “Roll-Up Entitlements”).

(ii) As of the Syndication Completion Date, the outstanding NM Loans, NM Commitments and the Roll-Up Entitlements will be reallocated and deemed assigned hereunder in accordance with the procedures separately agreed among the Administrative Agent and the Initial NM Lenders, and the Allocation Schedule shall be amended and restated in its entirety to reflect such reallocation. The Lenders agree to make such payments, sales, assignments and other transactions among themselves as are necessary to effect such reallocation, as determined by the Administrative Agent, and for the avoidance of doubt, no reallocation shall be effective until each applicable Lender has made such payments, sales, assignments and other transactions and such payments, sales, assignments and other transactions shall not be subject to the requirements of Section 10.07.

(iii) Subject to the terms and conditions set forth herein and in accordance with the Senior First Lien Credit Agreement Amendment, on the Roll-Up Date (which for the avoidance of doubt may occur prior to, or in absence of, the Syndication Completion Date), and without any further action by any party to this Agreement, each Roll-Up

Lender’s Roll-Up Amount shall be administered, and shall from and after such date be designated as Roll-Up Loans, hereunder. Such designation is not intended to and shall not constitute a payment on account of the applicable Senior First Lien Loans, which shall continue to be outstanding under the Senior First Lien Credit Agreement and administered under this Agreement as Roll-Up Loans, and for the avoidance of doubt, no cash or other payments shall be payable by the Debtors solely in connection with such designation. As a consequence of such designation, and solely to enable the Roll-Up Loans to be administered hereunder, effective with such designation and except as otherwise provided in the Senior First Lien Credit Agreement Amendment, each Roll-Up Loan that is the subject of such designation shall from and after such designation constitute a Roll-Up Loan hereunder; provided that, for the avoidance of doubt, the Roll-Up Loans shall continue (A) to be guaranteed by the Guaranty (as defined in the Senior First Lien Credit Agreement) and secured by and entitled to the benefits of all Liens and security interests created and arising under the Collateral Documents (as defined in the Senior First Lien Credit Agreement as in effect on the date hereof), which Liens and security interests shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority, as if such loans had not been so designated and (B) to be entitled to a pro rata share of any payment, distribution or recovery on account of the Senior First Lien Debt made by or on account of any Foreign Debtor or Non-Debtor Subsidiary (whether as borrower or guarantor) or any of its assets as if the Roll-Up Loans had continued to be administered by the administrative agent under the Senior First Lien Credit Agreement (it being understood that any reduction in the principal amount of the Roll-Up Loans made pursuant to any payment under the Senior First Lien Credit Agreement shall constitute a dollar-for-dollar repayment of the Roll-Up Loans for purposes hereof); provided, further, that with respect to clauses (A) and (B) of the foregoing proviso each Roll-Up Lender agrees to be bound by the provisions of Article IX of the Senior First Lien Credit Agreement. Each such designation shall be applied on a pro rata basis to each class of Senior First Lien Loans held by such Roll-Up Lender under the Senior First Lien Credit Agreement. The Administrative Agent shall, and each Roll-Up Lender authorizes the Administrative Agent to, promptly notify Citibank, N.A. or its successor as administrative agent under the Senior First Lien Credit Agreement of the amount of each Roll-Up Lender’s Roll-Up Loans as of the Roll-Up Date so that Citibank, N.A. or such successor administrative agent under the Senior First Lien Credit Agreement may update the register of the Senior First Liens Loans to reflect the transactions described in this Section 2.01(c)(iii) (it being understood and agreed that the Administrative Agent shall have no liability for providing such information, absent gross negligence or willful misconduct). For the avoidance of doubt, each Roll-Up Lender acknowledges and agrees that by accepting the benefits of this Agreement it shall be deemed to have agreed to all provisions hereof, including the duties and obligations of a Lender. In addition, on the Roll-Up Date each Related Senior First Lien Lender shall become a party to this Agreement as a Roll-Up Lender hereunder by executing and delivering an Allocation and Joinder Agreement.

(d) Amounts borrowed (or, in the case of Roll-Up Loans, rolled up) under this Section 2.01 and repaid or prepaid may not be reborrowed.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) 11:00 a.m. two (2) Business Days prior to the requested date of any Borrowing of Base Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrowers’ Agent pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer. Each Borrowing of, conversion to or continuation of Loans shall be in a minimum principal amount of $250,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if less, the aggregate amount of the remaining NM Commitments). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers’ Agent is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers’ Agent fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers’ Agent requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its pro rata share of the Loans to be made, converted or continued, and if no timely notice of a conversion or continuation is provided by the Borrowers’ Agent, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing of NM Loans, each NM Lender shall make the amount of its NM Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers’ Agent.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the applicable Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrowers’ Agent and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers’ Agent and the Appropriate Lenders of any change in the Administrative Agent’s corporate base rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect.

(f) Notwithstanding anything in this Agreement to the contrary, (i) all Roll-Up Loans shall initially be Base Rate Loans and (ii) Roll-Up Loans may only be converted to or continued as Eurodollar Loans to the extent that the Borrowers’ Agent furnishes evidence reasonably satisfactory to the Administrative Agent that LIBOR borrowings, conversions and continuations are available under the Senior First Lien Credit Agreement and may only be so converted to or continued as Eurodollar Loans for so long as such availability under the Senior First Lien Credit Agreement continues. The Company and each Borrower agrees to notify the Administrative Agent immediately upon its knowledge of any suspension of the availability of LIBOR borrowings, conversions or continuations under the Senior First Lien Credit Agreement. Whether or not any such notice is given, the Administrative Agent may suspend conversions and continuations of Roll-Up Loans as Eurodollar Loans if and for so long as it believes, in its reasonable good faith discretion, that the availability of LIBOR borrowings, conversions or continuations under the Senior First Lien Credit Agreement has been suspended.

Section 2.03 Prepayments of Loans and Mandatory Reductions of NM Commitments.

(a) Optional Prepayments. Each Borrower may, upon notice by the Borrowers’ Agent to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, subject to Section 2.03(c) and Section 2.07(c); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; and (2) any prepayment of Loans shall be in a minimum principal amount of $5,000,000, or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; provided, further, that no voluntary prepayment of Roll-Up Loans may be made until (1) all NM Loans and other Obligations existing in respect thereof have been paid in full in cash and the NM Commitments have terminated and (2) the DIP ABL Facility (including all letters of credit issued thereunder) has been terminated and all loans and other obligations existing thereunder have been paid in full in cash (or with respect to letters of credit thereunder, cash collateralized pursuant to the terms of the DIP ABL Credit Agreement). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of

Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. The applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment of the Loans delivered by the Borrowers’ Agent may state that such notice is conditional upon the effectiveness of another financing and such notice may (subject to Section 3.05) be revoked by the Borrowers’ Agent (by written notice to the Administrative Agent a reasonable time prior to the specified effective date) if such condition is not satisfied. Each prepayment of principal of, and interest on, Loans shall be made in Dollars. In the case of each prepayment of the Loans pursuant to this Section 2.03(a), the Borrowers’ Agent may in its sole discretion, but subject to the limitations set forth above, select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective pro rata shares of such Borrowing or Borrowings.

(b) Mandatory Prepayments of Loans and Reductions of NM Commitments. (i) If (A) the Company or any of its Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (h) or (j) or any other Disposition of any property or assets permitted by Section 7.05(k) to the extent designated as being excluded from this Section 2.03(b) in the writing delivered on or prior to the date hereof pursuant to Section 7.05(k) (which designation shall, for the avoidance of doubt, be acceptable to each Initial NM Lender)) or (B) any Casualty Event occurs, in each case that results in the realization or receipt by the Company or such Subsidiary of Net Proceeds, the Company shall apply or cause to be applied an amount equal to 100% of all Net Proceeds received by the Company or such Subsidiary to the prepayment of the Loans and the permanent reduction of the NM Commitments as set forth in Section 2.03(b)(iii) on or prior to the date that is three (3) Business Days after the date of the realization or receipt by the Company or such Subsidiary of such Net Proceeds; provided, that (x) the Borrowers shall not be required to apply the Net Proceeds of Dispositions and Casualty Events until the aggregate proceeds received from all such events exceeds $5,000,000 and (y) with respect to any Net Proceeds of Dispositions or Casualty Events realized or received by any Foreign Subsidiary, the aggregate amount of such Net Proceeds required to be applied pursuant to this Section 2.03(b)(i) to the prepayment of the Loans and the permanent reduction of the NM Commitments shall be subject to reduction to the extent the expatriation of such Net Proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of the Company or a Foreign Subsidiary.

(ii) If the Company or any of its Subsidiaries incurs or issues any Indebtedness (other than Indebtedness permitted under Section 7.03), the Company shall apply, or cause to be applied, an amount equal to 100% of all cash proceeds of such Indebtedness (net of all Taxes, fees, costs and reasonable expenses which are actually incurred by the Company and its Subsidiaries with respect to such incurrence or issuance, in each case, to the extent approved by the Bankruptcy Court if such Indebtedness is incurred by any Chapter 11 Filer) received therefrom to the prepayment of the Loans and the permanent reduction of the NM Commitments as set forth in Section 2.03(b)(iii) on or prior to the date that is three (3) Business Days after the date of receipt by such Loan Party or Subsidiary of such cash proceeds; provided that, with respect to any such net proceeds realized or received by a Foreign Subsidiary, such net proceeds shall not be required to be applied as a prepayment under this Section 2.03(b)(ii) to the extent they are subject to reduction to the extent the expatriation of such net proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of the Company or a Foreign Subsidiary.

(iii) Amounts to be applied in connection with prepayments of Loans and NM Commitment reductions pursuant to Section 2.03(b)(i) and Section 2.03(b)(ii) shall be applied first to the prepayment of NM Loans, second to reduce permanently the NM Commitments in accordance with Section 2.04(c), third to prepayments (and cash collateralization of letters of credit) and permanent commitment reductions under the DIP ABL Facility as may be required thereby (unless such payment is waived in accordance with the terms of the DIP ABL Credit Agreement) and fourth to the prepayment of Roll-Up Loans; provided, that clause third of the foregoing shall not apply to any Dispositions or Casualty Events with respect to ABL Collateral, which are excluded from the definition of Net Proceeds. Each prepayment shall be paid to the Appropriate Lenders in accordance with their respective pro rata shares of the Loans being prepaid.

(iv) The Borrowers’ Agent shall notify the Administrative Agent in writing of any mandatory prepayment of Loans or reduction in NM Commitments required to be made pursuant to clause (i) or (ii) of this Section 2.03(b) at least three (3) Business Days prior to the date of such prepayment of Loans or NM Commitment reduction. Each such notice shall specify the date of such prepayment of Loans or NM Commitment reduction and provide a reasonably detailed calculation of the amount of such prepayment or NM Commitment reduction and description of the transactions or events giving rise to such prepayment. The Administrative Agent shall promptly notify each Appropriate Lender of the contents of such notice and of such Appropriate Lender’s pro rata share of the prepayment or NM Commitment reduction.

(c) Funding Losses, Payment of Fees, Etc. All prepayments under this Section 2.03 shall be accompanied by all accrued interest thereon and all Exit Fees owing in respect thereof pursuant to Section 2.07(c) and shall, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, be made together with any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Section 2.04 Termination or Reduction of NM Commitments.

(a) Optional. The Company may, upon written notice to the Administrative Agent, terminate or from time to time permanently reduce the unused NM Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the remaining available unfunded amount of NM Commitments.

(b) Mandatory. The NM Commitments shall be reduced as may be required by Section 2.03(b).

(c) Application of NM Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the NM Lenders of any termination or reduction of the unused NM Commitments under this Section 2.04. Upon any reduction of unused NM Commitments, the NM Commitments of each NM Lender shall be reduced by such Lender’s pro rata share of the amount by which the NM Commitments are reduced (other than the termination of the NM Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the NM Commitments and all Exit Fees owing in respect thereof pursuant to Section 2.07(c) shall be paid on the effective date of such termination.

Section 2.05 Repayment of Loans.

(a) The Borrowers shall on the Maturity Date repay in cash to the Administrative Agent for the ratable account of the Lenders, the aggregate principal amount of all Loans outstanding on the Maturity Date (subject, in the case of Roll-Up Loans, to clause (b) below and, to the extent the Maturity Date is triggered by clause (b) of the definition thereof, to Section 2.12); provided, that this Agreement may be amended to extend the Maturity Date to a date agreed by all NM Lenders with the written consent of the Loan Parties party hereto and all NM Lenders in their sole discretion and without the consent of the Roll-Up Lenders so long as (i) the Roll-Up Lenders shall receive the same proportional consideration (including but not limited to fees and rate increase (in percentage, not absolute, terms)) as the NM Lenders in connection with any such extension, if any, (ii) for each day the Roll-Up Loans remain outstanding after December 15, 2009, the maturity of any Roll-Up Replacement Security shall be reduced by a day (up to a maximum reduction of six months) and (iii) if any assignments by Non-Consenting Lenders pursuant to Section 3.07 are effected in connection with any such extension, no consideration may be paid or given (whether in cash, other property or in kind) to any assignee with respect to any such assignment (but, for the avoidance of doubt, consideration may be given with respect to such extension, subject to clause (i) above).

(b) In addition to the foregoing, the Roll-Up Loans shall not be payable in cash on the Maturity Date if and for so long as the Required Lenders are not exercising enforcement remedies (including actions against Collateral) (whether pursuant to any forbearance agreement or not) so long as (i) the Roll-Up Lenders shall receive the same proportional consideration (including but not limited to fees and rate increase (in percentage, not absolute, terms)) as the NM Lenders in connection with any such forbearance, if any, and (ii) for each day the Roll-Up Loans remain outstanding after December 15, 2009, the maturity of any Roll-Up Replacement Security shall be reduced by a day (up to a maximum reduction of six months).

(c) For the avoidance of doubt (i) so long as the Roll-Up Loans remain unpaid pursuant to the foregoing provisions, Section 2.12 shall apply, (ii) to the extent the Maturity Date is not extended as provided in clause (a) above and the Required Lenders are not (whether pursuant to any forbearance agreement or not) demanding repayment of the Loans or exercising enforcement remedies, the Roll-Up Loans and the NM Loans shall accrue interest at the Default Rate and (iii) to the extent the Maturity Date is not extended as provided in clause (a) above and the Required Lenders have either demanded repayment of the Loans or are exercising enforcement remedies, the Roll-Up Loans and the NM Loans shall be repaid in full in cash and the Roll-Up Loans and the NM Loans shall accrue interest at the Default Rate.

Section 2.06 Interest.

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) During the continuance of an Event of Default, the applicable Borrower shall pay interest on the Loans at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) On the Roll-Up Date, the Borrowers shall pay to each Roll-Up Lender all accrued and unpaid interest under the Senior First Lien Credit Agreement (without regard to Section 2.08(b) thereof) from the Initial Funding Date to the Roll-Up Date on such Roll-Up Lender’s Senior First Lien Loans that are classified as Roll-Up Loans.

Section 2.07 Fees.

(a) NM Commitment Fee. On the third Business Day after commitment fees are calculated in accordance with the next succeeding sentence, the Borrowers shall pay to the Administrative Agent for the account of each NM Lender in accordance with its pro rata share of the NM Commitments a non-refundable commitment fee in an amount equal to 1.50% per annum on the daily average unused amount of the NM Commitments; provided that any commitment fee accrued with respect to the NM Commitment of a Defaulting Lender (other than a Lender deemed a Defaulting Lender solely under clause (c) of the definition thereof) during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable prior to such time; and provided further that no commitment fee shall accrue on the NM Commitment of a Defaulting Lender (other than a Lender deemed a Defaulting Lender solely under clause (c) of the definition thereof) with respect to any period when such Lender is a Defaulting Lender. The commitment fee shall accrue at all times from the Initial Funding Date until such time as all NM Commitments have been used or terminated, including at any time during which one or more of the conditions in Article IV is not met, and shall be calculated quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the Maturity Date.

(b) Front-End Fees. On the Final Order Entry Date, the Borrowers shall pay to the Administrative Agent for the account of each NM Lender in accordance with its pro rata share of the NM Commitments at such time a front-end fee in an amount equal to 3.5% of the aggregate amount of the NM Commitments. Such fees shall be allocated among NM Lenders in accordance with Annex V to the DIP Term Sheet. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Exit Fees.

(i) Subject to Section 2.07(c)(ii), on any date on which any Loans are prepaid or repaid (including pursuant to Section 2.03, 2.05 or 2.12 ) or the NM Commitments are terminated or reduced (including pursuant to Section 2.04), the Borrowers shall pay to each Appropriate Lender its pro rata share of the Exit Fee applicable to such prepayment or repayment of Loans or termination or permanent reduction of NM Commitments, as the case may be.

(ii) Notwithstanding anything to the contrary in Section 2.07(c)(i), if any Lender is replaced pursuant to Section 3.07(a) (A) in connection with any amendment to extend the Maturity Date as provided in Section 2.05(a) (x) that has not been approved by the Required Class Lenders in respect of the NM Loans (calculated, for the avoidance of doubt, without taking into account such replacement), such replaced Lender and each other Lender of each Class shall be paid an Exit Fee with respect to its Loans and NM Commitments, if any, outstanding on the date of such replacement as if such Loans were being prepaid or repaid and such NM Commitments, if any, were being terminated or permanently reduced on such date or (y) that has been approved by the Required Class Lenders in respect of the NM Loans (calculated, for the avoidance of doubt, without taking into account such replacement), such replaced Lender shall not be paid an Exit Fee hereunder (and, for the avoidance of doubt, the Exit Fees of each other Lender of each Class shall continue to be payable on the date of any prepayment or repayment Loans or termination or permanent reduction of NM Commitments, as the case may be, pursuant to Section 2.07(c)(i)) or (B) in connection with any other amendment, modification or waiver, such replaced Lender shall not be paid an Exit Fee hereunder (and, for the avoidance of doubt, the Exit Fees of each other Lender of each Class shall continue to be payable on the date of any prepayment or repayment Loans or termination or permanent reduction of NM Commitments, as the case may be, pursuant to Section 2.07(c)(i)). All Exit Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(d) Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Company and the applicable Agent).

Section 2.08 Computation of Interest and Fees.

All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s prime rate shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09 Evidence of Indebtedness.

(a) The Loans of each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent upon reasonable notice, the relevant Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.10 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its pro rata share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless a Borrower or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon such Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its NM Commitment or to prejudice any rights which the Administrative Agent or such Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers’ Agent with respect to any amount owing under this Section 2.10(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.

Section 2.11 Sharing of Payments.

If, other than as expressly provided elsewhere herein (including but not limited to in Section 2.12), any Lender shall obtain on account of the Loans of any Class made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other relevant Lenders such participations in the Loans of such Class made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Section 2.11, no action shall be taken under this Section 2.11 in violation of Section 8.03.

Section 2.12 Special Provisions for Roll-Up Loans.

The Roll-Up Loans will not be required to be repaid in cash on the Consummation Date of a Reorganization Plan that provides for the treatment of the Roll-Up Loans as described below, provided that the Loan Parties shall use reasonable endeavors to repay such Loans in full in cash upon the occurrence of the Consummation Date. Upon the vote of the Roll-Up Loan class to accept a Reorganization Plan in accordance with Section 1126 of the Bankruptcy Code or, failing to obtain same, pursuant to Section 1129(b) of the Bankruptcy Code, the Reorganization Plan may require that Roll-Up Loans be refinanced or otherwise replaced with other debt securities or financial indebtedness instruments (any such debt security or financial indebtedness instrument, a “Roll-Up Replacement Security”) (A) with a present value equal to the accrued principal and interest due in respect of the Roll-Up Loans as of the effective date of such Reorganization Plan, (B) with a maturity not exceeding the earlier of (i) the date that is five years therefrom (subject to reduction pursuant to Section 2.05) and (ii) the earliest maturity or redemption date applicable to any of the Senior First Lien Debt or Senior Second/Third Lien Debt (in each case, as may be extended pursuant to the Reorganization Plan) or any securities or financial instruments that replace such Senior First Lien Debt and (C) subject to affirmative and negative covenants, events of default and other terms for such applicable Roll-Up Replacement Security as shall be agreed upon or as proposed in a Reorganization Plan which shall be confirmed by the Bankruptcy Court; provided that pursuant to such Reorganization Plan the relative lien position of the Roll-Up Lenders in respect of all of the Collateral and the Senior Facility Pre-Petition Collateral (as defined in the Orders) not constituting Collateral is maintained as it existed prior thereto and any Roll-Up Replacement Security shall be guaranteed to the same extent (subject, in the case of the Foreign Guarantors, to the Agreed Security Principles, the Legal Limitations and the Legal Reservations) and with the same priority by the Guaranty made in connection with this Agreement and any and all guarantees made in connection with the Senior First Lien Credit Agreement; provided further that pursuant to such Reorganization Plan (i) the principal amount of Indebtedness of the Company and its Subsidiaries secured by Liens with higher priority than the Liens securing the Roll-Up Loans shall not exceed the sum of (x) $4,790,000,000 plus (y) the amount (up to a maximum of $460,000,000) by which the DIP ABL Facility is increased after the date hereof in accordance with its terms, less (z) the aggregate amount of repayments of NM Loans and repayments of loans (and cash collateralization of letters of credit) under the DIP ABL Facility coupled with permanent reductions of commitments under the DIP ABL Facility, (ii) none of the Senior First Lien Debt or Senior Second/Third Lien Debt may be paid (in whole or in part) in cash unless the Roll-Up Loans are paid in full in cash and (iii) the aggregate amount of the Roll-Up Loans, together with other Indebtedness of the Company and its Subsidiaries secured by Liens that are pari passu with the Liens securing the Roll-Up Loans pursuant to the Orders and the Collateral Documents, shall not exceed the sum of (x) $3,250,000,000 minus (y) the principal amount of

Roll-Up Loans repaid or consensually converted into equity or other securities of the Company or its Subsidiaries or any of their successors as any of the foregoing may be reorganized under Chapter 11 of the Bankruptcy Code or otherwise. For the avoidance of doubt, to the extent that the Roll-Up Loans are repaid in cash pursuant to Section 2.05, this Section 2.12 shall no longer apply.

Section 2.13 Joint and Several Obligations.

The obligations of the Borrowers under the Loan Documents shall be joint and several. The Agents and the Lenders may enforce against any one or more Borrowers the obligations of the Borrowers to make the payments due under the Loan Documents, and each Borrower shall be responsible to the Agents and the Lenders for the full amount of such payments due. The obligations of each of the Borrowers under the Loan Documents shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Loan Party under any Loan Documents, by operation of law or otherwise;

(b) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Loan Party under any Loan Documents;

(c) any change in the existence, structure or ownership of any other Loan Party;

(d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Loan Party or its assets or any resulting release or discharge of any obligation of any other Loan Party under any Loan Documents;

(e) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Loan Documents, or any provision of applicable Law purporting to prohibit the payment by any other Loan Party of the principal of or interest on any Note or any other amount payable by any other Loan Party under any Loan Documents; or

(f) any other act or omission to act or delay of any kind by any other Loan Party or any other corporation or Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.

Section 2.14 No Discharge; Survival of Claim. Each of the Borrowers and the Guarantors agrees that (i) its obligations under the Loan Documents (other than obligations in respect of the Roll-Up Loans, which are subject to Section 2.12) shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Orders and the Liens granted to the Agents and the Lenders pursuant to the Orders shall not be affected in any manner by the entry of an order confirming a Reorganization Plan (other than in respect of the Roll-Up Loans, which are subject to Section 2.12).

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Except as required by law, any and all payments by the Loan Parties to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes. If any Loan Party or other applicable withholding agent shall be required by any Laws to withhold or deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to or for the account of any Agent or any Lender, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required withholdings or deductions of Indemnified Taxes or Other Taxes (including withholdings or deductions applicable to additional sums payable under this Section 3.01), each Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions of Indemnified Taxes or Other Taxes been made, (ii) such Loan Party or other applicable withholding agent (as applicable) shall make such withholdings or deductions, (iii) such Loan Party or other applicable withholding agent (as applicable) shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if a Loan Party made the withholding or deduction, such Loan Party shall furnish to the Agent or affected Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b) The Loan Parties agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible, mortgage recording or similar taxes or charges or levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”) except for any such tax resulting from an assignment or participation by a Lender or Participant (“Assignment Tax”), but only if such Assignment Taxes result from a connection between the jurisdiction imposing such tax and such Lender or Participant other than any connections arising solely from such Lender or Participant having executed, delivered, been a party to, received or perfected a security interest under or performed its obligations under, received payment under or enforced, this Agreement or any other Loan Document.

(c) Each Loan Party jointly and severally agrees to indemnify and hold harmless each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender (including Indemnified Taxes or Other Taxes imposed directly on the Agent or Lender) whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing authority and (ii) any expenses (excluding any Excluded Taxes) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability, along with a reasonably detailed description of such payment or liability, delivered to the applicable Loan Party shall be conclusive absent manifest error.

(d) Each Foreign Lender shall, to the extent it is legally entitled to do so, (u) on or prior to the Closing Date in the case of each Foreign Lender that is a signatory hereto, (v) on or prior to the date of the Assignment and Assumption pursuant to which such Foreign Lender becomes a Lender, (w) on or prior to the Roll-Up Date to the extent such Foreign Lender is a Roll-Up Lender not already party hereto, (x) on or prior to the date on which any such form or certification expires or becomes obsolete or incorrect, (y) after the occurrence of any event involving such Foreign Lender that requires a change in the most recent form or certification previously delivered by it to the Borrowers’ Agent and the Administrative Agent, and (z) from time to time if reasonably requested by Borrowers’ Agent or the Administrative Agent, provide the Administrative Agent (and, other than for any period during which the Administrative Agent satisfies the requirements of the final paragraph of this Section 3.01(d), as determined (solely for the purposes of requesting forms from a Foreign Lender) in the reasonable discretion of the Borrowers’ Agent, the Borrowers’ Agent) with two completed originals of each of the following, as applicable:

(i) IRS Form W-8ECI (claiming exemption from U.S. federal withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

(ii) IRS Form W-8BEN (claiming exemption from, or a reduction of, U.S. federal withholding tax under an income tax treaty) or any successor form;

(iii) in the case of a Foreign Lender claiming exemption under Section 871(h) or 881(c) of the Code, an IRS Form W-8BEN or any successor form and a certificate substantially in the form of Exhibit I hereto (to claim exemption from U.S. federal withholding tax under the portfolio interest exemption); or

(iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Foreign Lender’s entitlement to such exemption from U.S. federal withholding tax or reduced rate with respect to specified payments to be made by any Borrower to such Foreign Lender under the Loan Documents.

To the extent it is legally entitled to do so, any Foreign Lender which Lender does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents shall deliver to Administrative Agent (and the Borrowers’ Agent, as applicable), on or prior to the date such Foreign Lender becomes a Lender, or on or prior to such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable (and on or prior to the date on which any such form or certification expires or becomes obsolete or incorrect, after the occurrence of any event involving such Foreign Lender that requires a change in the most recent form or certification previously delivered by it to the Administrative Agent (and the Borrowers’ Agent, as applicable), and from time to time thereafter if reasonably requested by the Administrative Agent (or the Borrowers’ Agent, as applicable)), two completed originals of IRS Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with all information required to be transmitted with such form, and any other certificate or statement of exemption required under the Code or reasonably requested by the Administrative Agent (or the Borrowers’ Agent, as applicable), to establish that such Foreign

Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender and to establish that such portion may be received without deduction for, or at a reduced rate of, U.S. federal withholding tax (including, if the Foreign Lender is claiming the portfolio interest exemption with respect to one or more of its beneficial owners, a certificate substantially in the form of Exhibit I hereto with respect to such beneficial owners).

In addition to the foregoing, any Lender that is entitled to an exemption from or reduction of withholding tax under the law of any jurisdiction in which any Borrower is located or doing business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to such Borrower and the Administrative Agent, to the extent that it is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender has received written notice from such Borrower or the Administrative Agent advising it of the availability of such exemption or reduction and supplying all applicable documentation.

Each Agent shall, to the extent it is legally entitled to do so, provide the Borrowers’ Agent with, (i) with respect to any amount received on behalf of a Lender, one completed original of IRS Form W-9 or W-8IMY, as applicable, (ii) with respect to any fee received by such Agent hereunder, one completed original of IRS Form W-9 or applicable W-8 and (iii) any other documentation reasonably requested by the Borrowers’ Agent as will permit any payment of such fee to be made without withholding or at a reduced rate of withholding; provided that on the Closing Date the Agents shall provide to the Borrowers’ Agent the following correct, complete and duly executed documents, as applicable: (A) an IRS Form W-9 or W-8ECI that eliminates all withholding and backup withholding taxes with respect to any fees to be received by the Agent, and (B) in the case of the Administrative Agent, an IRS Form W-8IMY with boxes 11 and 12 marked and that otherwise satisfies the requirements of Treasury Regulation Sections 1.1441-1(b)(2)(iv) and 1.1441-1(e)(3)(v) as applicable to a U.S. branch that has agreed to be treated as a U.S. person for withholding tax purposes. Thereafter and from time to time, each Agent shall, to the extent it is legally entitled to do so, provide the Borrowers’ Agent such additional duly completed and signed copies of one or more of such forms (or such successor forms) or documentations on or prior to the date on which any such form or documentation expires or becomes obsolete or incorrect. The Administrative Agent hereby represents that it is a U.S. branch of a foreign bank subject to regulatory supervision by the Federal Reserve Board. The Borrowers and the Administrative Agent hereby agree that the Borrowers will treat the U.S. branch of the Administrative Agent as a U.S. person for withholding tax purposes within the meaning of Treasury Regulation Sections 1.1441-1(b)(2)(iv) and 1.1441-1(e)(3)(v). Accordingly, the Administrative Agent shall have complied with clause (i) of this paragraph by providing a Form W-8IMY with the certifications provided for in (A), (B) and (C) of Treasury Regulation Section 1.1441-1(e)(3)(v) and shall not be required to provide any information or forms with respect to any of the Lenders.

(e) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, on the date such Lender becomes a party hereto, provide the Borrowers’ Agent and the Administrative Agent with two completed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding and shall update such form from time to time if such form expires or becomes obsolete or incorrect.

(f) Any Lender or Agent claiming any additional amounts or indemnification payments pursuant to this Section 3.01 shall use its reasonable efforts (if requested by the Borrowers’ Agent) to change the jurisdiction of its Lending Office or take other steps (in each case, at Borrowers’ expense) if such a change or other steps would reduce any such additional amounts or indemnification payments (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender or Agent, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender or Agent.

(g) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit the portion of such refund to the applicable Loan Party that will leave it in no better or worse after-tax position (taking into account all out-of-pocket expenses of the Lender or Agent, as the case may be, than if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This clause (g) shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful or otherwise prohibited, or that any Governmental Authority has asserted that it is unlawful or otherwise prohibited, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers’ Agent through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers’ Agent shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may in compliance with applicable Law continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not in compliance with applicable Law continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, such Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability To Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar or other applicable deposits are not being offered to banks in the London interbank Eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers’ Agent may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurodollar Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) If any Lender determines that as a result of a Change in Law after the Initial Funding Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (or, in the case of any Taxes not excluded below, any Loans), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Excluded Taxes and (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Initial Funding Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06)), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) Each Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each applicable Eurodollar Rate Loan of such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the NM Commitments or the funding of any Eurodollar Rate Loans of such Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such NM Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers’ Agent shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrowers’ Agent, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of such Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan of such Borrower on a day other than the last day of the Interest Period for such Loan (in each case, whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan of such Borrower on the date or in the amount notified by the Borrowers’ Agent;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrowers’ Agent setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.05 or 3.04, the Borrowers’ Agent shall not be required to compensate such Lender for any amount incurred more than one hundred and twenty (120) days prior to the date that such Lender notifies the applicable Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 120-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers’ Agent may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurodollar Rate Loans, or, if applicable, to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06 hereof, such Lender’s applicable Eurodollar Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’ s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders of such Class are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders of such Class holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods).

Section 3.07 Replacement of Lenders Under Certain Circumstances.

(a) If at any time (i) the Borrowers become obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrowers’ Agent may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Company in each such instance), at par, all of its rights and obligations under this Agreement (in respect of any applicable Class only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents and (B) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, (x) the Lender being replaced shall have the option of withdrawing such claims, in which case such Lender shall not be required to make such assignment and (y) such assignment, if effected, will result in a reduction in such compensation or payments.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s NM Commitment and/or outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the applicable Borrowers or to the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s NM Commitment and/or outstanding Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and/or NM Commitments so assigned (including any amounts owed under Section 2.03 but excluding any Exit Fee, assuming for this purpose (in the case of a Lender being replaced pursuant to Section 3.07(a)(iii)) that the Loans of such Lender were being voluntarily prepaid) shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the applicable Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans and/or NM Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) In the event that (i) the Borrowers or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or the Required Class Lenders of the relevant Class have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”; provided that, solely in connection with any amendment to extend the Maturity Date as provided in Section 2.05(a) and subject to the payment of the Exit Fee pursuant to Section 2.07(c)(ii) to the extent required thereby, clause (iii) of this Section 3.07(c) shall not apply.

Section 3.08 Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the NM Commitments and repayment of all other payment Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Conditions to Initial Credit Extensions. The obligation of each applicable Lender to make the Credit Extensions on the Initial Funding Date was subject to satisfaction of the conditions precedent set forth in the DIP Term Sheet, including those set forth under “Conditions to Initial Availability” therein.

Section 4.02 Conditions to All Credit Extensions.

The obligation of each Lender to make any Credit Extension (including the Credit Extensions made on the Initial Funding Date and on the Closing Date) is subject to the satisfaction or waiver of the following conditions precedent; provided that a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans shall not be deemed a Credit Extension for the purposes of this Section 4.02:

(a) The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(d) The Lenders shall have received the latest 13-Week Projection and Variance Report required to be delivered in accordance with Section 6.04 (it being understood and agreed that each of the 13-Week Projection and Variance Report delivered prior to the date hereof satisfies this condition for purposes of the Closing Date).

(e) The Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of each of the Initial NM Lenders, provided, that at the time of the making of any Loan the aggregate amount of which, when added to the Total Outstandings, would exceed the amount authorized by the Interim Order (collectively, the “Additional Credit”), the Administrative Agent and each of the Lenders shall have received a final copy of an order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are reasonably satisfactory in form and substance to each of the Initial NM Lenders) (the “Final Order”), which, in any event, shall have been entered by the Bankruptcy Court no later than (i) March 6, 2009 or (ii) such later date as approved by each of the Initial NM Lenders and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, stayed, reversed or modified or amended in any respect without the prior written consent of the Required Class Lenders in respect of the NM Loans; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the performance by any Debtor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

(f) After giving effect to the applicable Credit Extension, the Total Outstandings will not exceed the amount which, in the reasonable judgment of the Chief Restructuring Officer, is reasonably necessary for the conduct of the business in the near term, and the Loan Parties shall otherwise be in compliance with the Orders.

(g) The Borrowers shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid fees then due and payable under and pursuant to Section 2.07.

Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers’ Agent shall be deemed to be a representation and warranty that the conditions specified in paragraphs (a), (b), (e) and (f) of this Section have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03 Conditions Precedent to the Closing Date. This Agreement, including, without limitation, the obligation of each Lender to make the Credit Extensions on the Closing Date, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party to the extent such Loan Party is a party thereto, each in form and substance reasonably satisfactory to the Administrative Agent, its legal counsel and the Required Lenders:

(i) executed counterparts of this Agreement (including by all Lenders party hereto) and the other Loan Documents (except where delivery after the Closing Date is contemplated by Section 6.15(a));

(ii) a Note executed by each relevant Borrower in favor of each Lender that has requested a Note more than three (3) Business Days prior to the Closing Date;

(iii) except where delivery after the Closing Date is contemplated by Section 6.15(a), each Collateral Document set forth on Schedule 1.01C, duly executed by each Loan Party party thereto, together with, in the case of the Debtors (other than Basell GmbH), evidence that all other actions, recordings and filings that the Administrative Agent may acting reasonably deem necessary to satisfy the Collateral and Guarantee Requirement (and as have been notified to the Borrowers’ Agent or their counsel no later than three (3) Business Days prior to the Closing Date) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require (and as have been notified to the Borrowers’ Agent no later than three (3) Business Days before the Closing Date) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) (A) the executed legal opinion of Cadwalader, Wickersham and Taft LLP, special U.S. counsel to the Company and certain other Loan Parties, substantially in the form of Exhibit G hereto; and

(B) the executed legal opinion of local counsel to the Lenders or Loan Parties, as applicable, in the jurisdictions listed on Schedule 4.03(a)(v)(B), in form and substance reasonably satisfactory to the Administrative Agent;

(vi) except as contemplated by Section 6.15(a), evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Collateral Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named;

(vii) a Committed Loan Notice relating to the Credit Extensions to be made on the Closing Date, if any;

(viii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the applicable Loan Parties and of the Collateral Agent and other parties thereto; and

(ix) the Sponsor Letter Agreement, executed and delivered by a duly authorized officer of Access.

(b) Prior to or substantially simultaneously with the Closing Date (or on such later date as the Administrative Agent may agree), all fees and expenses (to the extent invoices for such expenses have been provided at least three (3) Business Days prior to the Closing Date) required to be paid hereunder or under the DIP Term Sheet by the Company or any Borrower on or prior to such date shall be paid in full (which may be from the Credit Extensions made on the Closing Date).

(c) The Administrative Agent shall have received all documentation and other information mutually agreed to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), including the information described in Section 10.19.

(d) Prior to or substantially simultaneously with the Closing Date, the DIP ABL Facility, which shall be in form and substance reasonably satisfactory to the Required Lenders, shall have become effective and the Borrowers shall have delivered to the Lenders a copy thereof certified by a Responsible Officer as being true, complete and correct.

(e) Prior to or substantially simultaneously with the Closing Date, each of the Senior First Lien Credit Agreement Amendment, the Bridge Forbearance Agreement and the Senior Forbearance Agreement shall have been consented to by the Initial NM Lenders and the Loan Parties required to be party thereto.

(f) If the Closing Date occurs (i) prior to the Roll-Up Date, the Roll-Up Entitlements shall be in existence with full force and effect as contemplated by this Agreement or (ii) on or after the Roll-Up Date, the Roll-Up Loans shall be in existence with full force and effect as contemplated by this Agreement.

ARTICLE V

Representations and Warranties

Each of the Company and each Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing, in each case where such concept exists, under the Laws of the jurisdiction of its incorporation or organization, (b) subject to the entry by the Bankruptcy Court of the Interim Order and the Final Order and subject to the terms thereof, has all requisite constitutional, corporate or other similar power and authority to (i) own or lease its material assets and carry on its business substantially as currently conducted and (ii) subject, in the case of the Company and the other Foreign Guarantors, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) subject to the entry by the Bankruptcy Court of the Interim Order and the Final Order and subject to the terms thereof, is duly qualified and in good standing, in each case where such concept exists, under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions except to the extent failure to comply therewith is permitted by Chapter 11 of the Bankruptcy Code and (e) subject to the entry by the Bankruptcy Court of the Interim Order and the Final Order, has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

Subject to the entry by the Bankruptcy Court of the Interim Order and the Final Order and subject to the terms thereof, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the transactions contemplated thereby, are within such Person’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) in any material way, conflict with or result in any breach or contravention of (except in respect of the Existing Primed Secured Facilities and the Existing Notes), or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, except payments as set forth in the funds flow memorandum dated the Closing Date and delivered to the Administrative Agent and the Lenders (which shall be reasonably satisfactory to the Required Lenders), (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law in any material way; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents.

Subject, in the case of the Company and the other Foreign Guarantors, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except as required under the Bankruptcy Code and applicable state and federal bankruptcy rules) or any other Person is necessary for or required of a Loan Party in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents delivered as of such date, (c) the perfection or maintenance of the Liens created under the Collateral Documents delivered as of such date (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Orders and the Collateral Documents, except for (i) solely in the case of the Company and the other Foreign Guarantors, filings, notices, consents and registrations necessary to perfect the Liens created under the Collateral Documents; (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect; (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) solely in the case of the Company and the other Foreign Guarantors, those not required in accordance with the Agreed Security Principles.

Section 5.04 Binding Effect.

Subject to the entry by the Bankruptcy Court of the Final Order and subject to the terms thereof, this Agreement and each other Loan Document dated on or prior to the date this representation is made has been duly executed and delivered by each Loan Party that is a party thereto. Subject to the entry by the Bankruptcy Court of the Final Order, this Agreement and each other Loan Document dated on or prior to the date this representation is made constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) in the case of the Company and the other Foreign Guarantors, Debtor Relief Laws, the Agreed Security Principles, the Legal Reservations and the Legal Limitations, and (ii) the effect of foreign Laws and rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries or obligations (including any Guaranty) of the Foreign Guarantors.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the unaudited financial statements of the Company and its Subsidiaries for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2007 to and including the Closing Date, there has been (x) no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property of the Company or any of its Subsidiaries, taken as a whole, and (y) no purchase or other acquisition by the Company or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the date hereof.

(b) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) The Loan Parties have disclosed any material assumptions with respect to the 13-Week Projection and the Operating Forecast and affirm that each of the 13-Week Projection and the Operating Forecast was prepared in good faith upon assumptions believed to be reasonable at the time of preparation.

(d) Since September 30, 2008, there has been no event or circumstance that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

Other than the Cases and as disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens.

(a) Each Loan Party and each of its Subsidiaries has good record fee simple title (or otherwise holds full legal (and, if applicable, beneficial) ownership under applicable Law) to, or valid leasehold interests in, or easements or other limited property interests in, all material Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except for (x) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and (y) Liens permitted under Section 7.01 (other than Section 7.01(w)).

(b) Schedule 5.07 contains a true and complete list of each interest in material Real Property owned or ground leased by the Debtors (other than any Foreign Debtor) and describes the type of interest therein held by each such entity.

Section 5.08 Environmental Matters.

In each case, except as set forth on Schedule 5.08:

(a) There are no claims, actions, suits, proceedings, demands, notices or, to the knowledge of any Loan Party and each of its Subsidiaries, investigations alleging actual or potential liability of any Loan Party or its Subsidiaries under or for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except for items that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of their respective Subsidiaries and each of their Real Property, other assets and operations are in compliance with all applicable Environmental Laws, including all Environmental Permits; (ii) none of the properties currently or, to the knowledge of any Loan Party or any of its Subsidiaries, formerly, owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the National Priority List under CERCLA, or the German register of contaminated sites (Altlaster register) or any analogous list maintained pursuant to any Environmental Law; (iii) all asbestos or asbestos-containing material on, at or in any property or facility currently owned, leased or operated by any Loan Party or any of its Subsidiaries is in compliance with Environmental Laws; and (iv) there has been no Release of Hazardous Materials by any Person on, at, under or from any property or facility currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and there has been no Release of Hazardous Materials by any Loan Party or any of its Subsidiaries at any other location.

(c) The properties and facilities owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require investigation or other response or corrective action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, actions and/or liabilities, individually or in the aggregate, could, reasonably be expected to result in a Material Adverse Effect.

(d) None of the Loan Parties or their Subsidiaries is undertaking or financing, in whole or in part, either individually or together with other potentially responsible parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any property, facility or location pursuant to any Environmental Law except for such investigation, response or other corrective action that, individually or in the aggregate, could not, reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any of their Subsidiaries at, or transported by or on behalf of any Loan Party or any of their Subsidiaries to or from, any property or facility currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed, and is not subject or a party to any judgment, order, decree or agreement which imposes, any liability or obligation under or relating to any Environmental Law.

Section 5.09 Taxes. In each case, except as set forth on Schedule 5.09:

(a) except to the extent failure to do so is permitted by Chapter 11 of the Bankruptcy Code or pursuant to the Orders, each of the Loan Parties and each of their respective Subsidiaries has (i) timely filed all material Tax returns required to be filed and all such tax returns are true and correct in all material respects, (ii) timely paid all material Taxes levied or imposed upon it or its properties (whether or not shown on a tax return) except those that are currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books, and (iii) satisfied all of its material Tax withholding obligations;

(b) except as could not reasonably be expected to have a Material Adverse Effect, there are no current, pending or threatened audits, examinations or claims with respect to Taxes of any Loan Party or any of their respective Subsidiaries; and

(c) none of the Loan Parties has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.10 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur and (ii) neither any Loan Party, any Subsidiary nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except where noncompliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (ii) neither any Loan Party nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 5.11 Subsidiaries; Equity Interests.

No Loan Party has any Subsidiaries other than dormant or inactive entities and those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Debtors (or a Subsidiary of any Debtor) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Debtor (or a Subsidiary of any Debtor) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. Schedule 5.11 sets forth the name, jurisdiction and ownership interest of each Loan Party in each Subsidiary that is not dormant or inactive.

Section 5.12 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

(b) None of the Borrowers, any Person Controlling any Borrower, or any of the Subsidiaries of a Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13 Disclosure.

As of the Closing Date, to the best of the Loan Parties’ knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lender or the Bankruptcy Court in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or, as of the Closing Date only, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14 Anti-Terrorism Laws.

(a) To the best knowledge of the Loan Parties organized in the United States, no such Loan Party nor any Subsidiary thereof: (i) is, or is controlled by or is acting on behalf of, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b) Each of the Loan Parties organized in the United States and, to the best of such Loan Parties’ knowledge, each Subsidiary thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

Section 5.15 Intellectual Property; Licenses, Etc.

Each of the Loan Parties and their Subsidiaries own, license or otherwise possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, trade secrets, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are material to the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best of the Loan Parties’ actual knowledge, the operation of the businesses as currently conducted by each of the Loan Parties and their Subsidiaries does not infringe upon any IP Rights held by any Person, and no other Person is infringing on their IP Rights, except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation brought against any Loan Party or any of its Subsidiaries alleging the infringement or misuse of any IP Rights or otherwise relating to IP rights is pending or, to the knowledge of the Loan Parties, threatened against any Loan Party or any of its Subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Debtor (other than Basell GmbH) in the ordinary course of business, each Debtor (other than Basell GmbH) owns and possesses the right to use the IP Rights identified with such Debtor’s name on Schedule 9 to the Perfection Certificate, and the registrations and applications listed on such Schedule 9 are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.16 Use of Proceeds and Cash.

The Borrowers shall use the proceeds of NM Loans for working capital and general corporate purposes of the Company and its Subsidiaries and shall use such proceeds and all other cash in a manner generally consistent with the Operating Forecast (taking into account actual market conditions) and in compliance with this Agreement (including but not limited to Section 6.16).

Section 5.17 Security Documents.

Subject to the Carve-Out and, solely with respect to the Company and any other Foreign Guarantor, the Agreed Security Principles, the Legal Reservations and the Legal Limitations, the Interim Order is (and the Final Order when entered will be) effective to create in favor of the Secured Parties legal, valid, enforceable and fully perfected security interests in and Liens on the Collateral. Subject to the Interim Order, the entry by the Bankruptcy Court of the Final Order and, solely with respect to any Foreign Guarantor, the Agreed Security Principles, the Legal Reservations and the Legal Limitations, the Collateral Documents are or in the case of each Collateral Document delivered pursuant to Sections 6.13 and 6.15 will, upon execution and deliver thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of the relevant Secured Parties directly, as applicable), legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, and subject, in the case of Collateral Documents governed by foreign Law, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations and to the making of all appropriate filings, recordings, endorsements, notarizations, stamping, registrations and/or notifications required under applicable Law, the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral, in each case subject to no Liens other than Liens permitted hereunder and with the priority required by the Collateral Documents, the Intercreditor Agreement and the Orders.

Section 5.18 Labor Matters.

There are no strikes pending or, to the knowledge of the Loan Parties, reasonably expected to be commenced against any of the Loan Parties or their Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Loan Parties and each of their Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect. None of the Loan Parties organized in the Netherlands other than Basell Benelux B.V. and Lyondell Chemie Nederland B.V. has, or is required to have, a (central) works council ((centrale) ondernemingsraad).

Section 5.19 The Orders.

Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations, the Lenders shall, subject to the provisions of Article VIII and the applicable provisions of the Orders and, in the case of the Roll-Up Loans, Sections 2.05 and 2.12, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

Section 5.20 Basell GmbH.

Basell GmbH is a holding company that does not own any Real Property, and its direct Subsidiaries (whose Equity Interests are subject to the Liens granted pursuant to the Security Documents and the Orders, subject to the Collateral and Guarantee Requirement) are limited liability companies that are neither partnerships nor real estate holding companies.

Section 5.21 Material Contracts.

The Loan Parties are in material compliance with each contract entered into by any Loan Party after the Petition Date or entered into prior to the Petition Date and, in the case of the Debtors only, assumed, in each case that is material to the Company and its Subsidiaries (taken as a whole), except in respect of the Existing Primed Secured Facilities and the Existing Notes.

Section 5.22 Solvency.

On the Closing Date, the Non-Debtor Subsidiaries (taken as a whole), after giving effect to the transactions contemplated hereby and the borrowings hereunder, are Solvent.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any NM Commitment hereunder, or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, each of the Company and each Borrower shall, and shall cause each of its Subsidiaries to:

Section 6.01 Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Company, commencing with Fiscal Year 2008, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and the related audited consolidated statements of income and retained earnings and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, which shall be reported on by an independent registered public accounting firm of nationally recognized standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, but in any event within seventy-five (75) days after the end of the first fiscal quarter of 2009, sixty (60) days after the end of the second fiscal quarter of 2009, and forty-five (45) days after the end of the third fiscal quarter of 2009 and each fiscal quarter thereafter, a consolidated balance sheet of (A) the Company and its Subsidiaries and (B) the Company and its Foreign Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows, each for such fiscal quarter and the portion of the Fiscal Year then ended, setting forth in each case in comparative form (i) the figures for the corresponding fiscal quarter of the previous Fiscal Year and (ii) the figures for the corresponding portion of the previous Fiscal Year, all certified (subject to normal quarterly and year-end adjustments) by a Company Financial Officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries or the Company and its Foreign Subsidiaries, as applicable, in accordance with GAAP, as applicable, subject only to normal quarterly and year-end audit adjustments and the absence of footnotes.

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, as soon as available, but in any event within thirty (30) days after the end of each month (or, in respect of (x) the month of January 2009, by March 15, 2009, (y) the month of February 2009, by April 15, 2009 and (z) in respect of each month that corresponds to the end of a fiscal quarter, within forty (40) days after the end of such month), (i) a consolidated balance sheet of

(A) the Company and its Subsidiaries and (B) the Company and its Foreign Subsidiaries as at the end of such month, and the related consolidated statements of income and cash flows, each for such month and the portion of the Fiscal Year then ended, setting forth in each case in comparative form (1) the figures from the Operating Forecast for such month, (2) the figures for the corresponding month of the previous Fiscal Year and (3) the figures for the corresponding portion of the previous Fiscal Year and (ii) in the case of each month that corresponds to the end of a fiscal quarter, a consolidated balance sheet of (A) the Company and its Subsidiaries and (B) the Company and its Foreign Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows, each for such fiscal quarter and the portion of the Fiscal Year then ended, setting forth in each case in comparative form (1) the figures from the Operating Forecast for such fiscal quarter, (2) the figures for the corresponding fiscal quarter of the previous Fiscal Year and (3) the figures for the corresponding portion of the previous Fiscal Year.

Documents required to be delivered pursuant to Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company (or any direct or indirect parent of the Company) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another website identified in the notice provided pursuant to the next succeeding paragraph of this Section 6.01, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) upon written request by the Administrative Agent or any Lender, the Company shall deliver paper copies of such information to the Administrative Agent or such Lender (as applicable) and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a)(i) to the Administrative Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 6.02(a)(i). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that it will identify that portion of the Company Materials that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 6.02 Certificates; Other Information and Financial Reporting.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender:

(i) concurrently with the delivery of the financial statements required by Sections 6.01(a), (b) and (c), a duly completed Compliance Certificate signed by a Company Financial Officer;

(ii) concurrently with the delivery of the financial statements required by Sections 6.01(a), (b) and (c), a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for the applicable period, as compared to the comparable periods of the previous Fiscal Year and to the operating results forecast in the applicable projections or Operating Forecast, as the case may be, which shall be certified by a Company Financial Officer as being prepared in good faith;

(iii) concurrently with the delivery of the financial statements required by Sections 6.01(a) and (b), a statement of the transactions made pursuant to the Intercompany Facility during the applicable period, certified by a Responsible Officer of the Borrowers’ Agent as being prepared in good faith and fairly presenting in all material respects the information set forth therein;

(iv) within five (5) days after the same are sent, copies of all financial statements and reports that the Company or any Subsidiary sends to the holders of any class of its debt securities or public equity securities and, within five (5) days after the same are filed, copies of all financial statements and reports that the Company or any Subsidiary may make to, or file with, the SEC (it being understood that nothing in this Section 6.02(a)(iv) shall obligate the Company or any Subsidiary to make any filing with the SEC if it is not otherwise required to do so under the rules and regulations promulgated by the SEC);

(v) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request in good faith;

(vi) (A) as soon as practicable in advance of filing with the Bankruptcy Court or delivering to the Official Creditors’ Committee appointed in the Cases of the Debtors or to the United States Trustee for the Southern District of New York, as the case may be, the Final Order (which must be in form and substance satisfactory to the Initial NM Lenders), all other proposed orders and pleadings related to the Facilities (which must be in form and substance reasonably satisfactory to the Required Lenders), any Reorganization Plan and/or any disclosure statement related thereto and (B) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Official Creditors’ Committee appointed in the Cases of the Debtors or to the United States Trustee for the Southern District of New York, as the case may be, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Company or any of its Subsidiaries or other Indebtedness of the Loan Parties that may be filed with the Bankruptcy Court or delivered to the Official Creditors’ Committee appointed in the Cases or to the United States Trustee for the Southern District of New York; and

(vii) simultaneously with delivery to the lenders under the DIP ABL Facility, the Senior First Lien Credit Agreement or the Senior Second/Third Lien Interim Loan Agreement, as the case may be, each notice, report or other information required to be delivered pursuant to the terms of the DIP ABL Facility, the Senior First Lien Credit Agreement or the Senior Second/Third Lien Interim Loan Agreement (in each case other than routine administrative notices and correspondence unrelated to any failure of the Company or any Subsidiary to perform thereunder) to the extent not otherwise required to be delivered hereunder.

(b) On a monthly basis, at regularly scheduled times reasonably acceptable to the Administrative Agent (but in any event on at least five (5) Business Days’ notice from the Company), the Company shall hold an update call with the Chief Restructuring Officer, the chief financial officer of the Company and such other members of senior management of the Company as the Company deems appropriate and the Lenders and their respective representatives, advisors and independent contractors to discuss the state of the Company’s business, including but not limited to recent performance, current business and market conditions and material performance changes.

(c) On a weekly basis, at regularly scheduled times reasonably acceptable to FTI, the Company shall hold a general update call with FTI to discuss the Company’s financial performance, cash flows, required metrics reporting, covenants, current market conditions and material performance changes, status of the Cases and any other topics as FTI shall reasonably request in good faith.

(d) Deliver to FTI:

(i) on each Business Day, a Cash and Liquidity Dashboard Report for the immediately preceding Business Day;

(ii) on Thursday of each week, a Weekly Operating Metrics Report for the one-week period ending on Friday of the immediately preceding week;

(iii) within 24 hours of distribution to the Company’s management, a Now Look Report; and

(iv) within 24 hours of distribution to the Company’s management, each monthly “Controlling Report”, “Supervisory Board Report” and any other periodical report delivered to senior management and/or the Supervisory Board of the Company.

(e) As soon as reasonably practicable, cause Alix to commit additional professionals (in number and seniority (x) deemed necessary or advisable by the Chief Restructuring Officer and reasonably satisfactory to the Restructuring Committee acting in good faith and (y) reasonably satisfactory to the Required Lenders acting in good faith) to perform full-time advisory and restructuring services for the businesses, assets, liabilities and operations of the Debtors and their respective Foreign Subsidiaries, and such professionals shall be required to report regularly to FTI, answer questions of FTI and the Lenders upon request, provide reports as to the cash needs and other general corporate needs of the Company and its Subsidiaries in Europe and such other information (including without limitation cash balances for the Foreign Subsidiaries on a daily basis and Dispositions by any Foreign Subsidiary) as the Lenders may reasonably request in good faith.

Section 6.03 Notices.

Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

Section 6.04 13-Week Projections; Operating Forecast.

(a) On March 2, 2009, and on the Monday of each fourth week thereafter, furnish to FTI and the Administrative Agent for prompt further distribution to each Lender an updated 13-Week Projection (covering the period beginning on the Saturday immediately preceding the Monday that such 13-Week Projection is delivered) and a report by the Chief Restructuring Officer with respect to Dispositions, cost savings, facility closures and other matters as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request in good faith.

(b) On March 6, 2009, and on each Friday thereafter, furnish to FTI and the Administrative Agent for prompt further distribution to each Lender a variance report in substantially the form of Exhibit J-2 hereto (a “Variance Report”) setting forth actual cash receipts and disbursements for the prior week and setting forth all the variances, on a line-item basis, from the amount set forth for such week in the 13-Week Projection; each such report shall include explanations for all material variances, shall be certified by the Chief Restructuring Officer as being prepared in good faith and fairly presenting in all material respects the information set forth therein and shall be accompanied by detail broken down for each entity and/or division listed on Schedule 6.04(b); and

(c) Not later than March 9, 2009, furnish to FTI and the Administrative Agent for prompt further distribution to each Lender the Operating Forecast, which shall be certified by the Chief Restructuring Officer as having been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation, which Operating Forecast shall be reasonably acceptable to the Required Class Lenders in respect of the NM Loans acting in good faith. During the thirty (30) day period following the delivery of the Operating Forecast by the Borrowers, without limiting any other rights to information and inspection set forth in this Agreement, the Borrowers shall provide to FTI and the Lenders (and any of their respective representatives, advisors or independent contractors) any additional information requested by such Persons relating to the Operating Forecast and shall discuss the substance of the Operating Forecast with FTI and the Lenders (and any of their respective representatives, advisors or independent contractors), upon request by such Persons.

(d) Not later than December 1, 2009, furnish to FTI and the Administrative Agent for prompt further distribution to each Lender an operating forecast presented on a monthly basis for Fiscal Year 2010 substantially in the form of the Operating Forecast, which shall be certified by the Chief Restructuring Officer as having been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation.

Section 6.05 Payment of Obligations.

(a) In the case of any Chapter 11 Filer, in accordance with the Bankruptcy Code and subject to any required approval by an applicable order of the Bankruptcy Court timely pay, discharge or otherwise satisfy as the same shall become due and payable (i) all its material post-petition taxes (other than the tax matter set forth on Schedule 5.09) and other material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property (other than money for such obligation and the interest or penalty accruing thereon) of any Loan Party is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Chapter 11 Filers and (ii) all material obligations arising from Contractual Obligations entered into after the Petition Date or from Contractual Obligations entered into prior to the Petition Date and assumed and which are permitted to be paid post-petition prior to confirmation of a Reorganization Plan by order of the Bankruptcy Court that has been entered, in the case of the Debtors, with the consent of (or non-objection by) the Required Lenders.

(b) In the case of the Company (for so long as it is not a Debtor) and any Subsidiary (other than a Chapter 11 Filer), timely pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.06 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing, where such concept exists), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05 and (c) subject to the effect of the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court entered, in the case of the Debtors, with the consent of (or non-objection by) the Required Lenders, comply in all material respects with all Contractual Obligations entered into after the Petition Date or entered into prior to the Petition Date and, in the case of the Chapter 11 Filers only, assumed, in each case that are material to the Company and its Subsidiaries (taken as a whole).

Section 6.07 Maintenance of Properties.

Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.08 Maintenance of Insurance.

Maintain with reputable insurance companies, insurance with respect to its assets, properties and business against loss or damage to the extent available on commercially reasonable terms of the kinds customarily insured against by Persons of similar size engaged in the same or similar industry, of such types and in such amounts (after giving effect to any self-insurance (including captive industry insurance) reasonable and customary for similarly situated Persons of similar size engaged in the same or similar businesses as the Company and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons. With respect to each Mortgaged Property located in the U.S., obtain flood insurance in such total amount as required by applicable Law, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and, if required by law, comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 6.09 Compliance with Laws.

Except as otherwise excused by the Bankruptcy Code or, in the case of the Company and each other Foreign Subsidiary, other Debtor Relief Laws in the relevant jurisdictions, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.10 Compliance with Environmental Laws; Environmental Reports.

(a) Comply, and cause all lessees and other Persons occupying Real Property to comply, with all Environmental Laws and Environmental Permits applicable to its operations, facilities and Real Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; obtain and renew all material Environmental Permits applicable to its operations, facilities and Real Property; and conduct all responses required by, and in accordance with, Environmental Laws, subject to exceptions, limitations and other defenses to which the Debtors are entitled as a result of the Cases; provided that neither the Company nor any of its Subsidiaries shall be required to undertake any response to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings, (ii) appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP and (iii) the pendency of such contestment proceedings could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) If a Default caused by reason of a breach of Section 5.08 or Section 6.10(a) shall have occurred and be continuing for more than twenty (20) days without the Company commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within forty-five (45) days after such request, at the expense of the Company or the applicable Borrower, an environmental assessment report regarding the matters which are subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or response to address them.

Section 6.11 Books and Records.

Maintain proper books of record and account which reflect all material financial transactions and matters involving the assets and business of the Loan Parties or a Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.12 Inspection Rights; Access to Information and Personnel.

(a) Permit representatives, advisors and independent contractors of the Administrative Agent (including, for the avoidance of doubt, any such representatives, advisors and independent contractors retained by the Required Class Lenders in respect of the Roll-Up Loans or an agent thereof in accordance with Section 10.04), the Required Lenders or any group of Lenders holding at least 25% of the sum of the aggregate outstanding principal amount of the

NM Loans and the aggregate unused NM Commitments or, as provided in the second proviso below, any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records as is reasonably specified, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers’ and at such reasonable times during normal business hours, upon reasonable advance notice to the Company, and as often as may be reasonably desired; provided that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives, advisors or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.12(a), at all times during such visits and inspections, the Administrative Agent or any Lender (or their respective representatives or contractors) must comply with all applicable site regulations as the Company or its Subsidiaries or any of their respective officers or employees may require by reasonable notice of the same.

(b) Provide to the Administrative Agent and the Lenders (or, in each case, any of their respective representatives, advisors or independent contractors, including, for the avoidance of doubt, any representatives, advisors and independent contractors retained by any agent for the benefit of the Roll-Up Lenders in accordance with Section 10.04) access to information (including historical information) and personnel, including, without limitation, regularly scheduled meetings with senior management and the Chief Restructuring Officer and other advisors to the Company and its Subsidiaries, and provide to the financial advisors to the Lenders (including but not limited to FTI) and to the financial advisors retained by the Required Class Lenders in respect of the Roll-Up Loans or an agent thereof in accordance with Section 10.04 and of any Specified NM Lender access to all information any such Person shall reasonably request in good faith from time to time and to other internal meetings regarding strategic planning, cash and liquidity management, operational and restructuring activities.

Section 6.13 Additional Collateral; Additional Guarantors.

(a) Subject to this Section 6.13 and Section 6.15(b) and, solely with respect to any Foreign Guarantor or any Collateral Document governed by foreign Law, the Agreed Security Principles, the Legal Reservations and the Legal Limitations, with respect to any property (or material property, in respect of IP Rights) acquired after the Closing Date by any Debtor that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof or such later time as the Administrative Agent or the Collateral Agent, as applicable, acting reasonably and in good faith, agrees to) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable in good faith to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties or to the relevant Secured Parties directly, as applicable, a Lien on such property subject to no Liens other than Liens permitted pursuant to Section 7.01, and (ii) take all commercially reasonable actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable

Law, including the filing of financing statements in such jurisdictions as may be reasonably requested in good faith by the Collateral Agent. The Borrowers shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Collateral Agent shall reasonably require in good faith to confirm the validity, perfection and priority (subject to the Intercreditor Agreement) of the Lien of the Collateral Documents on such after-acquired properties.

(b) In the case of any U.S. Guarantor, grant to the Collateral Agent, as soon as practicable but in any event within sixty (60) days of the acquisition thereof or such longer period as the Collateral Agent may determine, in its sole discretion, a Mortgage on each parcel of Real Property located in the U.S. owned in fee or otherwise with legal title or ground leased such U.S. Guarantor as is acquired by such U.S. Guarantor after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $5,000,000 as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder).

(i) In the case of any U.S. Guarantor, grant to the Collateral Agent, as soon as practicable but in any event within sixty (60) days of the acquisition thereof or such longer period as the Collateral Agent may determine in its sole discretion, a Mortgage in form reasonably satisfactory to the Administrative Agent and Collateral Agent on each pipeline easement and other similar Real Property located in the U.S. (except any such easement or other similar Real Property as would be excluded from the grant set forth in Section 2.1 of the applicable Mortgage in the penultimate paragraph therein) as is acquired by such U.S. Guarantor after the Closing Date as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder).

(ii) Such Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent and/or the Secured Parties required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such U.S. Guarantor shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require in good faith to confirm the validity, perfection and priority (subject to the Intercreditor Agreement) of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including, to the extent the Administrative Agent or the Collateral Agent determines in its reasonable good faith judgment that there is an issue of state Law that should be addressed by a legal opinion, a local counsel opinion in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent in respect of such Mortgage).

(c) Subject, solely with respect to the Company and each Foreign Subsidiary, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations, cause each of the Company and any Subsidiary that is not already a Guarantor hereunder and that is a “Foreign Guarantor” or a “US Guarantor” under and as defined in the DIP ABL Credit Agreement to become a Foreign Guarantor or U.S. Guarantor hereunder, as applicable.

(d) Notwithstanding the foregoing provisions of this Section 6.13 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to this Section 6.13 by Foreign Guarantors or under Collateral Documents governed by foreign Law shall be subject to the Agreed Security Principles, the Legal Reservations and the Legal Limitations and exceptions and limitations set forth in such Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Company.

Section 6.14 ERISA.

Promptly after any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), could reasonably be expected to have a Material Adverse Effect, deliver to the Administrative Agent and each of the Lenders a certificate of a Company Financial Officer setting forth details as to such occurrence and the action, if any, that the Loan Party or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Loan Party, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to any individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code (or Section 430 of the Code as amended by the Pension Protection Act of 2006) with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against a Loan Party or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified a Loan Party or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that a Loan Party or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that a Loan Party or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

Section 6.15 Further Assurances and Post-Closing Conditions.

(a) Within the time periods set forth in Schedule 6.15(a) (subject to extension by the Administrative Agent in its discretion), perform each obligation and deliver each Collateral Document, in each case as set forth on Schedule 6.15(a), with respect to the matters set forth therein, duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Collateral Agent in and otherwise comply with the Collateral and Guarantee Requirement with respect to the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder, in each case subject, solely with respect to any Foreign Guarantor or any Collateral Document governed by foreign Law, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations. Each of the Company, Basell GmbH and each other Foreign Subsidiary of the Company that on the Petition Date was a guarantor under either (1) the Senior First Lien Credit Agreement or (2) the Senior Second/Third Lien Interim Loan Agreement shall, subject to the Agreed Security Principles, the Legal Reservations and the Legal Limitations, enter into the Foreign Guarantee to the fullest extent permitted under applicable Legal Limitations and shall use commercially reasonable efforts to enable it to enter into the Foreign Guarantee to the fullest extent permitted under applicable Legal Limitations, including demonstrating that adequate corporate benefit accrues to it with respect to the Facilities, and shall take other steps reasonably required in good faith by the Administrative Agent or the Required Lenders to avoid or mitigate any applicable Legal Limitations.

(b) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request in good faith from time to time in order to carry out more effectively the purposes of the Collateral Documents, in each case subject, solely with respect to any Foreign Guarantor or any Collateral Document governed by foreign Law, to the Agreed Security Principles, the Legal Reservations and the Legal Limitations. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Debtor constituting Collateral, the Borrowers’ Agent shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

(c) The Borrowers’ Agent agrees promptly (and in any event within thirty (30) days of such change) to notify the Collateral Agent in writing of any change (i) in legal name of any Borrower or any other U.S. Guarantor, (ii) in the identity or type of organization or corporate structure of any Borrower or any other U.S. Guarantor, or (iii) in the jurisdiction of organization or organizational identification number of any Borrower or any other U.S. Guarantor.

Section 6.16 Use of Proceeds and Cash; Intercompany Facility.

(a) Use the proceeds of the NM Loans only for the purposes set forth in Section 5.16 and use such proceeds and all other cash in a manner generally consistent with the Operating Forecast (taking into account actual market conditions).

(b) Cause any cash used for general corporate purposes of the Foreign Subsidiaries to be limited to €700,000,000 in the aggregate at any one time outstanding and advanced by way of loans under the Intercompany Facility from a Borrower to Basell GmbH, which loans shall (i) be evidenced by notes pledged and delivered to the Collateral Agent as Collateral and (ii) subject to the Agreed Security Principles and the Legal Reservations, be secured by a second priority priming lien on the stock of the direct Subsidiaries of Basell GmbH (excluding Lyondell Chemical Central Europe GmbH, an Austrian Subsidiary of Basell GmbH, so long as the Equity Interests of such Subsidiary are not of material value, as determined by the Administrative Agent in its reasonable judgment) within the time period allotted for the delivery of the share pledge agreements of Basell GmbH in favor of the Collateral Agent pursuant to Schedule 6.15(a).

(c) Cause, if on any Friday the aggregate cash balances for all Foreign Subsidiaries on such day exceeds €200,000,000 (excluding from the determination of such aggregate cash balances (A) cash required to be trapped pursuant to customary terms of Securitization Transactions of Foreign Subsidiaries permitted hereunder which do not allow such cash to be used to repay the Intercompany Facility, (B) cash received in anticipation of a disbursement by a Foreign Subsidiary that is otherwise permitted hereunder to the extent such cash is disbursed to a non-Affiliate within one Business Day, (C) cash collateral provided to support letters of credit and bank guarantees, customs and other import duties, in each case in the ordinary course of business of such Foreign Subsidiaries to the extent permitted by Section 7.01, (D) cash in excess of €200,000,000 the expatriation of which to the United States (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of the Company or a Foreign Subsidiary, (E) cash originated in Argentina, Brazil, China, Korea or Thailand that cannot be expatriated from its jurisdiction of origin because such expatriation would have the effects described in clause (D)(1), (2) or (3) above and (F) Net Proceeds of Dispositions and Casualty Events in an aggregate amount of up to $5,000,000 that, pursuant to clause (x) of the proviso to Section 2.03(b), are not required to be applied toward the prepayment of Loans and reduction of NM Commitments), Basell GmbH to promptly repay the Intercompany Facility in the amount of the Dollar Equivalent Amount of such excess amount; provided that no such repayments shall be made unless such excess amount is greater than €5,000,000 (in which event all such excess amount shall be repaid). Amounts so repaid under the Intercompany Facility may be reborrowed. All borrowings (including reborrowings of amounts repaid) by Basell GmbH shall be made in a manner generally consistent with the Operating Forecast (taking into account actual market conditions).

Section 6.17 Know Your Customer Requests. If:

(1) there is a Change in Law after the Closing Date;

(2) any change in the status of a Loan Party or the composition of the shareholders of a Loan Party after the Closing Date; or

(3) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Administrative Agent or any Lender (or, in the case of paragraph (3) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, promptly upon the request of the Administrative Agent, in its capacity as a Lender or on behalf of any Lender, to the Company supply, or procure the supply of, such documentation and other evidence as is reasonably requested in good faith by the Administrative Agent (for itself or on behalf of any Lender, or, in the case of the event described in paragraph (3) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (3) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 6.18 Certain Milestones.

Within the time periods set forth below, perform each action with respect to the Cases of the Debtors set forth below:

(a) by August 15, 2009, deliver to the Lenders a draft Reorganization Plan and disclosure statement;

(b) by September 15, 2009, file a Reorganization Plan and disclosure statement with the Bankruptcy Court;

(c) by October 15, 2009, obtain approval by the Bankruptcy Court of such disclosure statement related to such Reorganization Plan; provided that if the Debtors have commenced a hearing prior to October 15, 2009 with a reasonable belief that such approval could be obtained at such hearing by such date and, due to the Bankruptcy Court’s availability, the hearing has not concluded by October 23, 2009, then such deadline shall be deemed extended through October 30, 2009 to accommodate the Bankruptcy Court’s availability; and

(d) by December 1, 2009, obtain confirmation by the Bankruptcy Court of such Reorganization Plan; provided that if the Debtors have commenced a hearing prior to December 1, 2009 with a reasonable belief that such confirmation could be obtained at such hearing commencing by such date and, due to the Bankruptcy Court’s availability, the hearing has not concluded by December 1, 2009, then such deadline shall be deemed extended by up to 21 days to accommodate the Bankruptcy Court’s availability, and the Maturity Date shall be adjusted by a like amount.

Section 6.19 Board of Directors’ Determinations on Recommendations of Advisors. This Section 6.19 sets forth the framework for the Board of Directors of the Company to make decisions regarding senior management and management structure, operating systems and internal controls, and for the advisors to the Lenders to make recommendations with respect thereto.

(a) Within 30 days after the Final Order Entry Date (as such period may be extended by up to 15 days by the Administrative Agent in its sole discretion), acting through the Board of Directors of the Company, either (i) cause AP Services (“Alix”) and cooperate with Heidrick & Struggles (“Heidrick”) to evaluate the Company’s senior management and management structure and, if possible, make a joint recommendation to the Board of Directors of the Company and the Restructuring Committee of the Board of Directors of the Company (the “Restructuring

Committee”) with respect thereto, or (ii) in the event that Alix and Heidrick are unable to produce any such joint recommendation, cause Alix and cooperate with Heidrick to determine whether each of Alix and Heidrick shall make its own recommendation to the Board of Directors of the Company and the Restructuring Committee.

(b) Within 45 days after the Final Order Entry Date (as such period may be extended by up to 15 days by the Administrative Agent in its sole discretion), acting through the Board of Directors of the Company, either (i) cause the financial advisors to the Borrowers and cooperate with FTI to evaluate the operating systems and internal controls of the Company and its Subsidiaries (with a scope of work to be mutually agreed upon by the Company and the Required Class Lenders in respect of the NM Loans, each acting reasonably and in good faith) and, if possible, make a joint recommendation to the Board of Directors of the Company and the Restructuring Committee with respect thereto, or (ii) in the event that the financial advisors to the Borrowers and FTI are unable to produce any such joint-recommendation, cause the financial advisors to the Borrowers and cooperate with FTI to determine whether each of the financial advisors to the Borrowers and FTI shall make its own recommendations to the Board of Directors of the Company and the Restructuring Committee.

(c) The Board of Directors of the Company, acting on the recommendation of its Restructuring Committee, shall, promptly upon receipt, determine whether and how to act upon any recommendation delivered pursuant to paragraph (a) or (b) above, which determination shall be reasonably satisfactory to the Required Class Lenders in respect of the NM Loans acting in good faith, and the Board of Directors of the Company shall diligently effect such determinations as have been approved by the Restructuring Committee in a manner reasonably satisfactory to the Required Class Lenders in respect of the NM Loans acting in good faith (it being understood and agreed that, to the extent the Required Class Lenders in respect of the NM Loans, acting in good faith, are not reasonably satisfied with any such determination or effectuation thereof, no Default shall be deemed to have occurred with respect thereto until the date which is 45 days after the Required Class Lenders in respect of the NM Loans have given written notice thereof to the Borrowers’ Agent, provided that the Required Class Lenders in respect of the NM Loans are not so reasonably satisfied by such date).

Section 6.20 Chief Restructuring Officer.

In the case of the Debtors, maintain at all times a Chief Restructuring Officer having the duties, powers and authority consistent with those in existence as of the date hereof; provided, that upon any failure to comply with this Section 6.20, so long as the Company and its Subsidiaries are diligently pursuing the cure of such failure, no Default shall be deemed to have occurred unless such failure shall have continued for twenty (20) days.

Section 6.21 Ratings; Cooperation.

(a) Use commercially reasonable efforts to obtain, as soon as reasonably practicable after the Closing Date, and thereafter maintain ratings on the DIP Term Loan Facility by at least one of Moody’s and S&P.

(b) Provide such assistance to the Arrangers in the syndication of the DIP Term Loan Facility as may reasonably be requested in good faith by them and provide customary information and documents in connection therewith.

Section 6.22 Cash Management.

(a) Expeditiously evaluate the intercompany bank operations of the Company and its Subsidiaries with a view to ensuring the preservation of value for secured creditors, (b) promptly thereafter meet with the Required Lenders to discuss the Company’s findings and (c) cooperate with the Required Lenders to pursue a mutually acceptable proposal.

Section 6.23 Bankruptcy of the Company; Additional Debtors.

(a) Upon any filing by the Company with the Bankruptcy Court of a voluntary petition initiating proceedings under Chapter 11 of the Bankruptcy Code, promptly and diligently seek to obtain approval by the Bankruptcy Court of (i) the joint administration of such case with the Cases and (ii) either the addition of the Company as a Borrower hereunder or the maintenance of the Company as a Guarantor hereunder (in each case with the assets of the Company pledged as Collateral with such priority, subject to the approval of the Bankruptcy Court, the Agreed Security Principles, the Legal Limitations, the Legal Reservations and applicable Law, as the Required Lenders shall reasonably request), provided, that the failure to obtain such priority solely due to the failure of the Bankruptcy Court to grant such priority or to the effects of applicable Law shall not constitute a Default or Event of Default hereunder.

(b) In the case of any non-Material Subsidiary that qualifies as an Additional Debtor pursuant to clause (b) of the definition thereof, if at any time after becoming an Additional Debtor such non-Material Subsidiary shall become a Material Subsidiary, promptly notify the Administrative Agent thereof and, to the extent reasonably requested by the Required Lenders, promptly and diligently seek to obtain approval by the Bankruptcy Court of the addition of such Subsidiary as a Guarantor hereunder, with the assets of such Subsidiary pledged as Collateral with such priority, subject to applicable Law and, in the case of any Foreign Debtor, the Agreed Security Principles, Legal Reservations and Legal Limitations, as the Required Lenders shall reasonably require.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any NM Commitment hereunder or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, each of the Company and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

Section 7.01 Liens.

Create, incur, assume or suffer to exist or become effective any Lien of any kind upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document and the Orders;

(b) (i) Liens of the Company or any Non-Debtor Subsidiary existing on the Initial Funding Date or which are required to come into effect as a result of contractual provisions existing on the Initial Funding Date (in each case, to the extent in respect of underlying obligations exceeding $1,000,000 individually or $25,000,000 in the aggregate, listed on Schedule 7.01(b)) and, with respect to the Company (for so long as it is not a Debtor) and the Non-Debtor Subsidiaries, any reissuance, renewals or extensions thereof and (ii) in the case of the Debtors, Liens existing on the Initial Funding Date to the extent such Liens are (A) listed on Schedule 7.01(b) and (B) in the case of any Debtor (other than any Foreign Debtor), subordinated to the Liens securing the Obligations pursuant to the Interim Order (or the Final Order, as applicable);

(c) Liens for taxes, assessments or governmental charges or claims (i) that are specified on Schedule 7.01(c) or (ii) that are extinguished within sixty (60) days of notice of their existence and are not yet due and payable or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP;

(d) Liens of landlords, carriers, vendors, pipelines, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising by operation of law in the ordinary course of business of the Company or any Subsidiary which secure amounts which are not overdue for a period of more than thirty (30) days or not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP;

(e) Liens (i) arising out of pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance) and (ii) arising out of pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations with respect to premiums and exit fees of (including to support obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(f) Liens arising out of pledges or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory, insurance obligations, surety, judgment or appeal bonds, completion guarantees, surety bonds and related letters of credit, performance bonds, guarantees or other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business (other than obligations for the payment of borrowed money);

(g) zoning restrictions of governmental authorities, easements, licenses, reservations of, or rights of others for, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects of zoning, survey exceptions, encumbrances, or other restrictions as to the use of real property or Liens incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole, or materially impair the value, marketability or use of any property subject thereto material to the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(h) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(i) (x) leases or subleases or licenses or sublicenses of Real Property or IP Rights granted in the ordinary course of business to others that do not individually or in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole, or materially impair the value, marketability or use of any property subject thereto material to the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole, and (y) any interest or title of a lessor or in property subject to a lease other than a capitalized lease;

(j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and consistent with past practice, (iii) in favor of banking or other financial institutions arising as a matter of Law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions and (iv) arising under clause 18 of the general conditions of a bank operating in The Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Dutch Consumers Union (Consumentenbond) or analogous conditions in other jurisdictions provided that where such condition is not regularly imposed, the Loan Parties shall use all reasonable efforts to procure a waiver of such right by the respective account bank;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in or monies placed in escrow pursuant to an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment, (ii) over assets being acquired pursuant to Investments permitted by Section 7.02 pending payment in full of the purchase price, (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (iv) consisting of IP Rights licenses permitted by Section 7.02(m);

(m) Liens of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary in favor of the Company or any of its Subsidiaries securing Indebtedness permitted under Section 7.03(d) (other than Indebtedness owed to a Subsidiary that is not a Loan Party); provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Liens of such Person in effect on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.01(m);

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, Liens on documents of title in respect of documentary letters of credit or banker’s acceptances issues or credit for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p) Liens securing Indebtedness and other obligations under the DIP ABL Facility (incurred in compliance with and subject to the terms of the Orders and the Intercreditor Agreement) and, in the case of the Company (for so long as it is not a Debtor) and the Non-Debtor Subsidiaries, other Asset Backed Credit Facilities, Securitization Transactions and Receivables Financings; provided that (x) any Liens in respect of Receivables Financings (other than the DIP ABL Facility), Asset Backed Credit Facilities and Securitization Transactions which are recourse to the Company or any such Non-Debtor Subsidiary (other than any Securitization Entity) shall be limited to accounts receivable, inventory (in the case of any Asset Backed Credit Facilities only), the Equity Interests in, and intercompany Indebtedness owed by, any Securitization Entity, related books and records and the accounts and proceeds thereof together with any returned goods therefrom and (y) in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Liens of such Person in effect on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.01(p);

(q) (i) Liens arising by reason of deposits necessary to qualify the Company or any of its Subsidiaries to conduct business, maintain self insurance or comply with any law and (ii) Liens on cash collateral securing obligations under the PBGC Settlement in an aggregate amount not to exceed $30,000,000;

(r) Liens of the Company (for so long as it is not a Debtor) or any Subsidiary securing any Capitalized Lease and Liens to secure Indebtedness (including Capitalized Leases) permitted by Section 7.03(e) covering only the property or assets acquired with such Indebtedness; provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Liens of such Person in effect on the date such Person becomes a Debtor shall continue to be permitted by this Section 7.01(r);

(s) Liens on cash collateral securing obligations of any Debtor or any Non-Debtor Subsidiary under any Swap Contract permitted under Section 7.03 in an aggregate amount not to exceed $50,000,000 for all such Swap Contracts incurred in the ordinary course of business and consistent with past practice;

(t) Liens in respect of the Existing Primed Secured Facilities as adequate protection granted pursuant to the Interim Order (or the Final Order, as applicable), which Liens are junior to the Liens contemplated hereby in favor of the Administrative Agent and the Lenders, it being understood that the Interim Order (or the Final Order, as applicable) provides that the holder of such junior Liens shall not be permitted to take any action to enforce their rights with respect to such junior Liens so long as any of the Obligations shall remain outstanding or any NM Commitment shall be in effect;

(u) (i) Liens of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary with respect to obligations that do not exceed $50,000,000 in the aggregate at any one time outstanding, provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Liens of such Person in effect on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.01(u)(i) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth herein and not against the aggregate limit set forth in Section 7.01(u)(ii)), and (ii) Liens of any Debtor with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding;

(v) Liens resulting from any Limited Recourse Stock Pledge;

(w) (i) Liens granted in favor of any Debtor (other than any Foreign Debtor), (ii) Liens on any property or assets of any Foreign Debtor or any other Loan Party that is not a Debtor granted in favor of another Loan Party and (iii) Liens on any property or assets of a Subsidiary that is not a Loan Party granted in favor of the Company or any Subsidiary that is a Loan Party;

(x) Liens of any Non-Debtor Subsidiary securing Indebtedness incurred to modify, refinance, defease, refund, extend, renew or replace Indebtedness that has been secured by a Lien permitted by this Agreement; provided that (a) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien plus improvements and accessions to, such property or proceeds or distributions thereof; and (b) the Indebtedness secured by such Lien at such time does not mature prior to the date that is six months after the Maturity Date (except with respect to any Indebtedness of any Subsidiary that is not a Loan Party that is refinanced, replaced, refunded, renewed or extended using financing in the local jurisdiction of such Subsidiary) and is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Lien permitted under this Section 7.01 and (ii) an amount necessary to pay any interest, fees and expenses, including prepayment premiums, associated hedging break costs and premiums or replacement hedges, related to such refinancing, refunding, extension, renewal or replacement;

(y) any extension, amendment, renewal or replacement, in whole or in part, of any Lien described in Section 7.01(b)(i), provided that (i) any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, amended, renewed or replaced and shall not extend to any additional property or assets and (ii) the underlying obligation secured by such Lien is not increased (other than by an amount necessary to pay any interest, fees and expenses, including prepayment premiums, associated hedging break costs and premiums or replacement hedges, related to such extension, amendment, renewal or replacement);

(z) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(aa) any netting or set-off arrangements entered into by the Company or any Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Subsidiary, including pursuant to any Treasury Services Agreement;

(bb) Liens on cash collateral of (i) any Debtor securing letters of credit issued on behalf of any Debtor in an aggregate amount not exceeding $300,000,000 (less the aggregate amount of commitments under committed letter of credit facilities of any Debtor (including but not limited to any letter of credit commitment in excess of $400,000,000 under the DIP ABL Facility for which there is an issuing lender)) at any one time outstanding and (ii) any Non-Debtor Subsidiary securing letters of credit issued on behalf of any Non-Debtor Subsidiary in an aggregate amount not exceeding €100,000,000 at any one time outstanding; provided that, in the case of this clause (ii), in the event any Non-Debtor Subsidiary becomes a Debtor, all such Liens of such Person in effect on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.01(bb)(ii) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth herein and not against the aggregate limit set forth in Section 7.01(bb)(i));

(cc) Liens on cash received by any Foreign Subsidiary on account of the sale by such Foreign Subsidiary of products purchased from any Specified Saudi Joint Venture to the extent such cash is contractually obligated to be paid by such Foreign Subsidiary to such Specified Saudi Joint Venture; and

(dd) second priority liens on the stock of the direct Subsidiaries of Basell GmbH granted to the Borrowers to secure the obligations of Basell GmbH under the Intercompany Facility.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clause (a), (t), or (dd) above or as permitted in the Intercreditor Agreement.

For the avoidance of doubt, all Liens of the Loan Parties, if any, in favor of the Company or any Subsidiary shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement.

Section 7.02 Investments.

Make or hold any Investments, except:

(a) Investments in cash or Cash Equivalents;

(b) loans and advances to employees, directors and officers of the Company and its Subsidiaries (i) required by applicable employment laws or (ii) otherwise in the ordinary course of business for travel, business, related entertainment, relocation, as part of a recruitment or retention plan and related expenses in an aggregate principal amount outstanding not to exceed $1,000,000;

(c) Investments (i) by the Company or any Subsidiary in any Debtor (other than any Foreign Debtor), (ii) by the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary in any Foreign Debtor that is a Loan Party or any Loan Party that is not a Debtor or any Person that will, substantially contemporaneously with the making of the relevant Investment, become a Loan Party that is not a Debtor, provided that, in the case of this clause (ii), in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Investments made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.02(c)(ii), (iii) by any Subsidiary that is not a Loan Party in any other Subsidiary and (iv) Investments by Basell Finance in Subsidiaries made in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(d) Investments in the Company by any Non-Debtor Subsidiary; provided that, in the event any Non-Debtor Subsidiary becomes a Debtor, all such Investments made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.02(d);

(e) (i) Investments existing on the Initial Funding Date and set forth on Schedule 7.02(e) and (ii) any modification, replacement, renewal, reinvestment or extension of any Investment set forth on Schedule 7.02(e) that does not increase the aggregate amount thereof;

(f) Swap Contracts entered into in the ordinary course of business and otherwise permitted under this Agreement;

(g) loans and advances to the Company and any other direct or indirect parent of a Subsidiary (but not to any direct or indirect parent of the Company), in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06; provided that all such loans and advances shall be deemed a Restricted Payment for the purposes of Section 7.06;

(h) Investments (including Investments in securities) received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Subsidiaries or received in settlement of debts created in the ordinary course of business and owing to the Company or a Subsidiary or in satisfaction of judgments or in settlement of any litigation or arbitration;

(i) purchase of shares of Royal Dutch Shell plc and BASF AG required to satisfy Basell Holdings’ obligations under its stock option plans as such plans and stock appreciation rights were in effect on the Initial Funding Date;

(j) Investments by the Company (for so long as it is not a Debtor) or a Wholly Owned Subsidiary of the Company that is not a Debtor in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Securitization Transaction; provided that (x) any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest and (y) in the event the Company or any such Wholly Owned Subsidiary becomes a Debtor, all such Investments made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.02(j);

(k) Investments by Foreign Subsidiaries in Equity Interests of Specified Joint Ventures in an aggregate amount for all such Specified Joint Ventures not to exceed $25,000,000;

(l) payments to any direct or indirect parent of the Company for the purposes described in Sections 7.06(b) and (d), not to exceed €3,000,000 or the Dollar Equivalent Amount thereof in the aggregate;

(m) (i) Investments through the licensing or contribution of technology to a Permitted Joint Venture and (ii) Investments by the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary through the licensing, contribution or transactions that economically result in a contribution in kind of IP Rights pursuant to joint venture arrangements, in each case in the ordinary course of business and consistent with past practice; provided that, in the case of this clause (ii), in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Investments made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.02(m)(ii);

(n) (i) Indebtedness permitted by Sections 7.03(i), (j) and (p) and (ii) Guarantees of Indebtedness to the extent such Guarantee is permitted under Section 7.03;

(o) Investments received by the Company or its Subsidiaries as consideration for a Disposition pursuant to Section 7.05(c), (i) or (j);

(p) Limited Recourse Stock Pledges;

(q) any Indebtedness of the Company (for so long as it is not a Debtor) owing to any of its Subsidiaries incurred in connection with Standard Securitization Undertakings or Receivables Financing which constitute Standard Securitization

Undertakings, to the extent permitted and the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Securitization Transaction; provided that, in the event the Company becomes a Debtor, all such Investments made by the Company and outstanding on the date the Company becomes a Debtor shall continue to be permitted under this Section 7.02(q);

(r) (i) loans made by the Borrowers to Basell GmbH under the Intercompany Facility; and (ii) Investments by Basell GmbH in Foreign Subsidiaries with the proceeds of such loans; and

(s) Investments by the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary not otherwise permitted by this Section 7.02 in an aggregate amount not to exceed $25,000,000; provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Investments made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.02(s) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth herein).

Notwithstanding the foregoing, no Investments shall be made in any member of the Millennium Holdings Group other than Investments outstanding on the Initial Funding Date and set forth on Schedule 7.02(e).

Section 7.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) Indebtedness existing or outstanding on the Initial Funding Date and, to the extent such Indebtedness is of Debtors or otherwise represents Financial Indebtedness in excess of $1,000,000 on an individual basis or $25,000,000 in the aggregate or Indebtedness (which is not Financial Indebtedness) in excess of $10,000,000 on an individual basis or $25,000,000 in the aggregate, listed on Schedule 7.03(b) and, except with respect to any such Indebtedness of Debtors, any Permitted Refinancing thereof;

(c) Guarantees by (i) the Company or any Subsidiary in respect of Indebtedness of any Debtor (other than any Foreign Debtor) otherwise permitted hereunder, (ii) the Company (for so long as it is not a Debtor), any Foreign Debtor or any Non-Debtor Subsidiary in respect of Indebtedness of any Foreign Debtor that is a Loan Party or any other Loan Party that is not a Debtor otherwise permitted hereunder, provided that, in the case of this clause (ii), in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Guarantees made by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.03(c)(ii), (iii) any Subsidiary that is not a Loan Party in respect of Indebtedness of any other Subsidiary otherwise permitted hereunder and (iv) any Foreign Subsidiary (other than any Foreign Debtor) of Indebtedness of any other Foreign Subsidiary permitted under Section 7.03(e) or 7.03(l); provided that, in each case, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of (i) any Debtor (other than any Foreign Debtor) owing to any other Debtor, (ii) any Foreign Debtor that is a Loan Party or any Loan Party that is not a Debtor owing to any other Foreign Debtor that is a Loan Party or any other Loan Party that is not a Debtor, provided that, in the case of this clause (ii), in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness incurred by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.03(d)(ii), or (iii) any Subsidiary owing to any other Subsidiary that is not a Loan Party; provided that any Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement, to the extent required thereby, within thirty (30) days of the Closing Date or, if later, the date on which such Indebtedness is incurred;

(e) Indebtedness of (i) the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary incurred in the ordinary course of business not to exceed $25,000,000 in the aggregate at any one time outstanding for the Company and all Non-Debtor Subsidiaries and (ii) any Debtor incurred in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding for all Debtors, and in each case:

(1) representing Capitalized Leases or;

(2) solely in the case of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary, constituting Indebtedness incurred to finance the acquisition of, or cost of design, construction, installation, repair, addition to or improvement of, property or assets of the Company or any Subsidiary used in the ordinary course of business of the Company or any Subsidiary; provided, however, that such Indebtedness shall not exceed the cost of such property or assets or repair or improvement thereof and shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired;

provided that, in the case of clause (i) above, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness incurred by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under Section 7.03(e)(i) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth therein and not against the aggregate limit set forth in Section 7.03(e)(ii));

(f) Swap Contracts that are incurred for the purpose of (i) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness permitted under this Agreement or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Swap Contract does not exceed the principal amount of the Indebtedness to which such Swap Contract relates or (ii) managing fluctuations in the price or cost of raw materials, emission rights, manufactured products or related commodities or (iii) hedging the potential exposure in respect of certain executives’ and employees’ options over, or stock appreciation rights in relation to shares of Royal Dutch Shell plc and BASF AG; provided that, in each case, such obligations are entered into in the ordinary course of business and consistent with past practice to hedge or mitigate risks to which the Company or any of its Subsidiaries are exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

(g) Indebtedness under the Senior First Lien Debt, Senior Second/Third Lien Debt and the Existing Notes and the Guarantees thereof;

(h) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition except to the extent the Company or relevant Subsidiary has a liability in respect of such business, asset or subsidiary before (and not created in contemplation of) such disposition;

(i) Indebtedness in respect of overdrafts and related liabilities arising in the ordinary course of business from cash management services or in connection with any automated clearing house transfers of funds, including pursuant to any Treasury Services Agreement;

(j) any Indebtedness of the Company (for so long as it is not a Debtor) owing to any of its Subsidiaries (other than any Debtor) incurred in connection with Standard Securitization Undertakings or Receivables Financings which constitute Standard Securitization Undertakings, to the extent permitted and permitted not to be subordinated pursuant to the Intercompany Subordination Agreement, the purchase of accounts receivable and related assets by the Company (for so long as it is not a Debtor) from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Securitization Transaction; provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness owed by the Company on the date it becomes a Debtor and such Indebtedness owed to any Non-Debtor Subsidiary on the date it becomes a Debtor shall continue to be permitted under this Section 7.03(j);

(k) Indebtedness consisting of obligations of the Company and the Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any acquisition, Investment, or Disposition expressly permitted hereunder;

(l) Indebtedness of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness incurred by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.03(l) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth herein);

(m) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit, bank guarantees, bankers’ acceptances and warehouse receipts for the account of the Company or such Subsidiary or similar instruments, as the case may be, in order to provide security for workers’ compensation or environmental claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(n) obligations in respect of, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

(o) (i) the incurrence by the Company or a Subsidiary of Indebtedness pursuant to the DIP ABL Facility in an aggregate principal amount not to exceed $2,000,000,000 (less (x) any permanent commitment reductions thereunder, (y) the amount of any mandatory prepayments in respect of Dispositions and Casualty Events in respect of Term Loan Collateral made thereunder and (z) the proceeds of any Term Loan Collateral applied thereunder after an event of default thereunder) at any one time outstanding, (ii) the incurrence by the Company (for so long as it is not a Debtor) or a Non-Debtor Subsidiary of Indebtedness pursuant to any Asset Backed Credit Facility and (iii) the incurrence by the Company (for so long as it is not a Debtor) or a Non-Debtor Subsidiary of any Receivables Financing permitted hereunder that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings); provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness incurred by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.03(o) (but shall, for the avoidance of doubt, be counted against the aggregate limit set forth herein and in the definitions of “Asset Backed Credit Facility” and “Receivables Financing” or, in the case of the Berre Facility or the European Securitization Transaction, in the respective definitions thereof);

(p) Indebtedness of the Company (for so long as it is not a Debtor) or a Non-Debtor Subsidiary to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company or such Subsidiary from any such Subsidiary which assets are subsequently conveyed by the Company or such Subsidiary to a Securitization Entity in a Securitization Transaction; provided that, in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, all such Indebtedness incurred by such Person and outstanding on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.03(p);

(q) Indebtedness consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) Indebtedness arising from the honoring by a bank or other financial institution of a check or draft or similar instrument drawn against insufficient funds, overdrafts and money market lines, in each case in the ordinary course of business;

(s) Guarantees existing on the Initial Funding Date by any Foreign Subsidiary whose activities are limited to holding shares in any Specified Saudi Joint Venture in respect of Indebtedness of such Specified Saudi Joint Venture in an aggregate principal amount not to exceed $27,000,000 individually (or $81,000,000 in the aggregate) (but only to the extent that (i) the creditors under the relevant agreement have no direct or indirect recourse to the Company or any of its Subsidiaries other than such Foreign Subsidiary and (ii) the recourse those creditors have to such Foreign Subsidiary is limited to the proceeds (if any) of dividends received by such Foreign Subsidiary in respect of such Foreign Subsidiary’s Investment in such Specified Saudi Joint Venture and the Equity Interest of such Specified Saudi Joint Venture or such Foreign Subsidiary); and

(t) (i) Indebtedness of Basell GmbH under the Intercompany Facility as a result of loans made by the Borrowers thereunder and (ii) Indebtedness of Foreign Subsidiaries to Basell GmbH with the proceeds of such loans.

Section 7.04 Fundamental Changes.

Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) (i) any Debtor (other than a Borrower or any Foreign Debtor) may merge or amalgamate with any other Debtor (other than any Foreign Debtor), (ii) any Non-Debtor Subsidiary may merge or amalgamate with the Company (for so long as it is not a Debtor) or one or more Non-Debtor Subsidiaries, (iii) any Foreign Debtor (other than the Company or Basell GmbH) may merge or amalgamate with any other Foreign Debtor (other than the Company or Basell GmbH) and (iv) any Borrower may merge or amalgamate with any other Borrower; provided that, in each case, when any Person that is a Loan Party is merging with a Subsidiary, a Loan Party shall be the continuing or surviving Person or such Subsidiary shall become a Loan Party under the terms hereof;

(b) (i) any Debtor (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Debtor (other than any Foreign Debtor), (ii) any Non-Debtor Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company (for so long as it is not a Debtor) or to another Non-Debtor Subsidiary, (iii) any Foreign Debtor (other than the Company or Basell GmbH) may Dispose of all or substantially all of its assets

(upon voluntary liquidation or otherwise) to any other Foreign Debtor and (iv) any Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Borrower; provided that, in each case, if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Loan Party or become a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary which is not a Loan Party in accordance with Section 7.02 (other than Section 7.02(e)) and 7.03, respectively; and

(c) any non-Material Subsidiary of the Company (other than a Borrower) may dissolve or liquidate so long as at the time of such dissolution or liquidation such non-Material Subsidiary has no or only de minimis assets.

Section 7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, redundant, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of property in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that, in each case, the proceeds of such Disposition are retained and applied by the entity making the Disposition to purchase such replacement property;

(d) (i) Dispositions of property by any Debtor to any other Debtor (other than any Foreign Debtor) or (ii) Dispositions of property of any Non-Debtor Subsidiary to the Company or any Subsidiary; provided that if the transferor of such property is a Loan Party, (A) the transferee thereof must be a Loan Party or (B) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of cash and Cash Equivalents;

(g) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Company and the Subsidiaries;

(h) transfers of property as a result of Casualty Events;

(i) Dispositions of property by the Company or any Subsidiary not otherwise permitted under this Section 7.05 the proceeds (net of costs associated with such

Disposition) of which do not to exceed $25,000,000 in the aggregate; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the Company or any of its Subsidiaries shall receive not less than 75% of the consideration for such Disposition in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received) and (iii) the Net Proceeds of such Disposition shall be used to prepay Loans to the extent required by Section 2.03(b);

(j) Dispositions by the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary of inventory and accounts receivable in connection with Receivables Financings, Securitization Transactions or an Asset Backed Credit Facility and the Negromex Receivables Dispositions; and

(k) Dispositions disclosed in writing to the Lenders prior to the date hereof;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and (h) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except:

(a) (i) any Foreign Debtor or any Non-Debtor Subsidiary may make Restricted Payments to any Loan Party that is its direct parent or which is paid to a Loan Party through any non-Loan Party that is its direct parent, (ii) each Debtor may make Restricted Payments to any other Debtor (other than any Foreign Debtor) and (iii) each Subsidiary that is not a Loan Party may make Restricted Payments to the Company and any other Subsidiary;

(b) Restricted Payments to any direct or indirect parent company of the Company for legal, audit, tax and other expenses directly relating to the administration of that parent company (or any of its parent companies) including customary compensation payable to that Person’s directors and employees, not to exceed €1,500,000 or the Dollar Equivalent Amount thereof in the aggregate;

(c) to the extent constituting Restricted Payments, the Company and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04;

(d) directors’ fees (including non-executive directors of the Company) or if the Company is a partnership, directors’ fees of the general partner of the Company, in an amount not to exceed €1,500,000 or the Dollar Equivalent Amount thereof; and

(e) distributions by any Subsidiary of the Company of chemicals to a holder of Equity Interests of such Subsidiary if such distributions are made pursuant to a provision in a joint venture agreement or other arrangement entered into in connection with the establishment of such Subsidiary, in each case as in existence on the Initial Funding Date and set forth on Schedule 7.06(e), that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm’s-length basis (or pursuant to a provision that imposes a substantially equivalent requirement).

Section 7.07 Change in Nature of Business; Organization Documents.

Engage in any material line of business substantially different from a Permitted Business or in the case of any Debtor, except as required by the Bankruptcy Code, make any material change to its Organization Documents.

Section 7.08 Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than:

(a) (i) transactions exclusively between or among any Debtors (other than any Foreign Debtor), (ii) transactions exclusively between or among any Foreign Debtors that are Loan Parties and/or any Loan Parties that are not Debtors, (iii) transactions exclusively between or among any Subsidiaries that are not Loan Parties and (iv) transactions exclusively between or among the Company and any of its Subsidiaries or exclusively between or among any Subsidiaries that are expressly contemplated by this Agreement to be between or among such Persons; provided, that in each case such transactions are not otherwise prohibited by this Agreement;

(b) reasonable fees and compensation paid to and employee benefit arrangements, customary insurance and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any of its Subsidiaries as determined in good faith by the independent directors of the Board of Directors of the Company and in effect on the Initial Funding Date;

(c) any agreement as in effect as of the Initial Funding Date set forth on Schedule 7.08;

(d) Investments of the type described in clauses (b), (c), (d), (g), (k) and (l) of Section 7.02 and Restricted Payments made in compliance with Section 7.06;

(e) transactions between any of the Company (for so long as it is not a Debtor), any of its Subsidiaries (other than Debtors) and any Securitization Entity in connection with a Securitization Transaction, provided that (x) in each case, such transactions are not otherwise prohibited hereby and (y) in the event the Company or any Non-Debtor Subsidiary becomes a Debtor, any such transactions to which such Person is a party in existence on the date such Person becomes a Debtor shall continue to be permitted under this Section 7.08(e);

(f) transactions with customers, clients, suppliers, distributors or other purchases or sales of goods or services, in each case for fair value and entered into in the ordinary course of business and consistent with past practice and to the extent otherwise permitted by this Agreement;

(g) transactions with Permitted Joint Ventures entered into on an arm’s length basis in the ordinary course of business and consistent with past practice and to the extent otherwise permitted by this Agreement;

(h) dividends and distributions to the Company and its Subsidiaries by any joint venture; and

(i) transactions otherwise permitted by this Agreement entered into in the ordinary course of business and on terms that are no less favorable to the Company or the relevant Subsidiary than those terms that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis by the Company or the relevant Subsidiary and an unrelated Person or, if no such comparable transaction with a Person who is not an Affiliate is available on terms that are fair from a financial point of view to the Company or such Subsidiary as certified by an Independent Financial Advisor; provided that (x) the Chief Restructuring Officer and the Board of Directors of the Company or the board of directors of the relevant Subsidiary and the board of directors of the relevant Subsidiary must approve each transaction with an Affiliate to which they are a party that involves aggregate payments or other property with a fair market value in excess of $25,000,000, such approval to be evidenced by a board resolution that states that the Board of Directors of the Company has determined that the transaction complies with the foregoing provisions and (y) if the Company or any Subsidiary enters into a transaction with an Affiliate that involves payments or other property with an aggregate fair market value of more than $100,000,000, then prior to the consummation of such transaction, the parties to such transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and deliver the same to the Administrative Agent.

Section 7.09 Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary that is not a Guarantor to make Restricted Payments to any Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which

(i) (A) exist on the Initial Funding Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation,

(ii) represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 7.03 so long as such restrictions are not more burdensome than those in existence on the Initial Funding Date,

(iii) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition,

(iv) are customary negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(l) subject to a Lien permitted by Section 7.01(u), but solely to the extent any negative pledge relates to the property financed by such Indebtedness,

(v) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby entered into in the ordinary course of business and consistent with past practice so long as such restrictions relate only to the assets subject thereto,

(vi) comprise customary restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) entered into in the ordinary course of business and consistent with past practice and to the extent that such restrictions apply only to the property or assets securing such Indebtedness,

(vii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(viii) comprise restrictions imposed by the Senior First Lien Credit Agreement, the Senior Second/Third Lien Interim Loan Agreement, the Existing Notes and the DIP ABL Facility and, in each case, all documents entered into in connection therewith as contemplated thereby, in each case as in effect on the Initial Funding Date, or comprise customary restrictions imposed by any other Asset Backed Credit Facility, Receivables Financing or Securitization Transaction otherwise permitted by this Agreement,

(ix) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, and

(x) are customary restrictions in construction loans, purchase money obligations, Capitalized Leases, security agreements or mortgages securing Indebtedness of the Company or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Leases, security agreements or mortgages.

Section 7.10 Anti-Money Laundering.

Each Loan Party will use commercially reasonable efforts to ensure that no funds used to pay the obligations under the Loan Documents are derived from any unlawful activity.

Section 7.11 Financial Covenants.

(a) Minimum Cumulative Consolidated EBITDAR. Permit, for any Test Period, Consolidated EBITDAR to be less than the amount set forth opposite such Test Period below:

Test Period	Minimum Cumulative Consolidated EBITDAR
January 1, 2009 to January 31, 2009	$(74,000,000)
January 1, 2009 to February 28, 2009	$(75,000,000)
January 1, 2009 to March 31, 2009	$(47,000,000)
January 1, 2009 to April 30, 2009	$100,000,000
January 1, 2009 to May 31, 2009	$307,000,000
January 1, 2009 to June 30, 2009	$522,000,000
January 1, 2009 to July 31, 2009	$704,500,000
January 1, 2009 to August 31, 2009	$887,000,000
January 1, 2009 to September 30, 2009	$1,069,500,000
January 1, 2009 to October 31, 2009	$1,221,900,000
January 1, 2009 to November 30, 2009	$1,374,300,000
January 1, 2009 to December 31, 2009	$1,526,700,000

(b) Minimum Liquidity. Permit, as of the close of business on any Business Day, Liquidity to be less than $500,000,000; provided that, if at the close of business on any Business Day Liquidity is less than $500,000,000 but greater than $450,000,000, it shall not constitute a Default or Event of Default if Liquidity is equal to or greater than $500,000,000 at the close of business on each of the five (5) consecutive Business Days immediately following such date; provided, further, that the foregoing proviso shall only be applicable up to a maximum of two (2) times during the term of this Agreement.

(c) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures (other than Excluded Capital Expenditures) made during any period below to exceed the amount set forth opposite such period below:

Capital Expenditure Test Period	Cumulative Capital Expenditure Amount
January 1, 2009 to March 31, 2009	$250,000,000
January 1, 2009 to June 30, 2009	$500,000,000
January 1, 2009 to September 30, 2009	$700,000,000
January 1, 2009 to December 31, 2009	$840,000,000

Section 7.12 Accounting Changes.

Make any change in its Fiscal Year.

Section 7.13 Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that, subject to the terms of the Final Order and Section 8.01(p), payments of regularly scheduled interest shall be permitted) any contractually subordinated Indebtedness (other than ordinary course intercompany Indebtedness otherwise permitted under Section 7.03), the Senior First Lien Debt, the Senior Second/Third Lien Debt or the Existing Notes (such Indebtedness, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except, other than in the case of the Senior First Lien Debt, the Senior Second/Third Lien Debt and the Existing Notes, the refinancing thereof with the net proceeds of any Permitted Refinancing otherwise permitted under Section 7.03.

(b) Amend, modify or change, in any manner adverse to the interests of the Lenders or in violation of the terms of the Intercreditor Agreement, any term or condition of any Junior Financing Documentation without the consent of the Required Lenders.

Section 7.14 Holding Company.

The Company shall not conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Equity Interests of its Subsidiaries, (ii) those incidental to the maintenance of its legal existence, (iii) the performance of the Loan Documents, the Collateral Documents to which it is a party, the Existing Notes (only to the extent that the Company is a party thereto on the date hereof), the Senior First Lien Debt, the Senior Second/Third Lien Debt and the DIP ABL Facility, (iv) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article VII, (v) any transaction that the Company has entered into on or prior to the Closing Date, (vi) obligations of the Company under European Securitization Transactions in effect on the Closing Date, (vii) performance guarantees made in the ordinary course of business, (viii) non-speculative hedging obligations, (ix) the making of loans or payments to Subsidiaries as permitted hereunder, (x) the provisions of administrative and management services to Subsidiaries of a type customarily provided by a holding company to its subsidiaries and employing employees whose services are required for the operation of the Company and its Subsidiaries and other administrative and management services to holding companies of the Company, and (xi) rights under and liabilities incurred resulting from Taxes or loans being made to it, as the same are permitted hereunder.

Section 7.15 Chapter 11 Claims.

In the case of the Debtors, incur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien which is (x) senior to or (y) except as set forth in the Orders with respect to the DIP ABL Facility or the Roll-Up Loans, pari passu with, the Obligations hereunder, in each case except (i) for the Carve-Out and (ii) solely in the case of any Foreign Debtor, pursuant to any Guarantee or Lien existing on the Petition Date or pursuant to non-U.S. Debtor Relief Laws (or proceedings thereunder).

Section 7.16 Amendments to DIP ABL Credit Agreement.

Amend, modify, waive or otherwise change any provision of the DIP ABL Credit Agreement in a manner that violates the terms of the Intercreditor Agreement.

Section 7.17 Carve-Out.

Permit any portion of the Carve-Out, any Cash Collateral or any proceeds of the DIP Facilities to be used for the payment of the fees and expenses of any Person incurred challenging, or in relation to the challenge of, (i) any of the Lenders’ Liens or claims, or the initiation or prosecution of any claim or action against any Lender, including any claim under Chapter 5 of the Bankruptcy Code, in respect of any of the Existing Primed Secured Facilities and (ii) any claims or causes of actions against the Lenders under the Existing Primed Secured Facilities, their respective advisors, agents and sub-agents, including formal discovery proceedings in anticipation thereof, and/or challenging any Lien of the Lenders under the Existing Primed Secured Facilities, or permit more than $25,000 of the Carve-Out, any Cash Collateral or proceeds of the DIP Facilities to be used by any committee or any representative of the estate to investigate claims and/or Liens of the lenders under the Existing Primed Secured Facilities. Permit the Carve-Out, if and to the extent invoked pursuant to the Orders, to be allocated in a manner other than one-third against the ABL Collateral and two-thirds against the Term Loan Collateral.

Section 7.18 Actions Relating to Senior First Lien Credit Agreement.

After giving effect to the Cases, the Orders (including without limitation, the consummation of a Reorganization Plan), and the execution and delivery of the Loan Documents, the Senior First Lien Credit Agreement Amendment and the transactions contemplated in Article XIII of the Senior First Lien Credit Agreement, subject to Sections 2.05 and 2.12, and in each case, excluding any action taken in connection therewith and expressly permitted or required thereby, assert any adverse effect on, or take any action after the Closing Date that could reasonably be expected to adversely affect, the continuing existence, before and after the Roll-Up Date, of (i) its obligations, liabilities and indebtedness under the Senior First Lien Credit Agreement or the other “Loan Documents” (as defined in the Senior First Lien Credit Agreement) as in effect on the Closing Date with respect to the loans thereunder that as of the Roll-Up Date are designated as Roll-Up Loans in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged or (ii) except as expressly permitted under the Senior First Lien Credit Agreement and the related loan documents or as otherwise permitted under Section 7.01, any of the Liens and security interests in effect on the Closing Date created and arising under the “Loan Documents” (as defined in the Senior First Lien Credit Agreement) as collateral security for the loans under the Senior First Lien Credit Agreement that as of the Roll-Up Date are designated as Roll-Up Loans in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as the Liens and security interests created and arising under the “Loan Documents” (as defined in the Senior First Lien Credit Agreement) as collateral security for the other Senior First Lien Loans.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default.

Any of the following shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.03, 6.06 (solely with respect to the Company and the Borrowers), 6.18 or 6.20 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for fifteen (15) days (provided that, in the case of a failure to comply with Section 6.19, if the Company and its Subsidiaries are not diligently pursuing the cure of any such failure, such fifteen (15) day period may be terminated by the Administrative Agent), or solely with respect to a failure to comply with Section 6.04 or 6.16, five (5) days, after the earlier of (i) the actual knowledge of a Responsible Officer of the Company and (ii) notice thereof by the Administrative Agent or the Required Lenders to the Company or the Borrowers’ Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document that is an exhibit to a Loan Document (or any certification by a Company Financial Officer or the Borrowers’ Agent expressly contemplated by this Agreement) shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Except to the extent resulting or arising from the Cases, the Company or any Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (A) in respect of any Indebtedness under the DIP ABL Facility or in respect of any other Indebtedness (other than Indebtedness hereunder) (which, in the case of Indebtedness of any Chapter 11 Filer, was incurred post-petition) the outstanding principal amount of which exceeds $15,000,000, in the case of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary or $5,000,000, in the case of any Debtor, or (B) in respect of any Guarantee (other than Guarantees permitted under Section 7.03(s)) of Indebtedness (which, in the case of Indebtedness of any Chapter 11 Filer, was incurred post-petition) the outstanding principal amount of which exceeds $15,000,000, in the case of the Company (for so long as it is not a Debtor) or any Non-Debtor Subsidiary or $5,000,000, in the case of any Debtor, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to in clause (i)(A) above (including under the DIP ABL Facility) or Guarantee Obligation referred to in clause (i)(B) above, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (including under the DIP ABL Facility) or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity or such Guarantee Obligation to become payable; provided, that this clause (e) shall not apply to (A) any default under the 2015 Notes so long as the holders of the 2015 Notes are not exercising, and (other than in respect of the Company) are not permitted, by operation of Law or contract, to exercise, remedies with respect to the Indebtedness owing thereunder or collateral pledged in support thereof, (B) the failure to pay any Existing Primed Secured Facility due to compliance with Section 2.03(b) hereof and (C) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that for purposes of this Section 8.01(e), no default shall be deemed to have occurred with respect to the 2027 Notes solely due to the acceleration in and of itself of the Indebtedness owing under the 2015 Notes, so long as (x) the holders of the 2015 Notes are not permitted, by operation of Law or contract, to exercise remedies (other than in respect of the Company) with respect to the Indebtedness owing thereunder or collateral pledged in support thereof and (y) no actions are being taken with respect to the 2027 Notes by the holders thereof which such holders have the right to take by operation of Law or contract; provided, further, that no Event of Default shall be deemed to have occurred under this Section 8.01(e) unless such failure is unremedied and is not waived, or subject to forbearance, by the holders of such Indebtedness prior to any termination of the NM Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any of the Company, any Loan Party other than a Chapter 11 Filer or any Material Subsidiary other than a Chapter 11 Filer (or, prior to the Closing Date, any Subsidiary other than a Chapter 11 Filer) to the fullest extent permitted under applicable mandatory provisions of law institutes or consents to the institution of any proceeding under any Debtor Relief Law or files for the opening of insolvency proceedings (other than the filing by the Company with the Bankruptcy Court of a voluntary petition initiating proceedings under Chapter 11 of the Bankruptcy Code) or makes an assignment for the benefit of creditors generally; or applies for or consents to the appointment of any receiver, trustee (not being a custodian), custodian, conservator, liquidator (not being a bewindvoerder), rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property under any applicable Debtor Relief Laws; or a third person files for the opening of insolvency proceedings against such Person that result in the entry of an order for relief or remains undismissed, undischarged or unstayed for sixty (60) calendar days; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any of the Company, any Loan Party other than a Chapter 11 Filer or any Material Subsidiary other than a Chapter 11 Filer (or, prior to the Closing Date, any Subsidiary other than a Chapter 11 Filer) becomes unable or admits in writing its inability or is generally not able to pay its debts in excess of $15,000,000 as they become due (other than (x) the failure to pay any Existing Primed Secured Facility due to compliance with Section 2.03(b) hereof and (y) in the case of the 2015 Notes, to the extent such failure to pay would not constitute an Event of Default under Section 8.01(e)), or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Company and the Foreign Guarantors, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy in each case, for the purposes of any Subsidiary domiciled in the United Kingdom, ignoring the deeming provisions of Section 123(1)(a) of the Insolvency Act 1986; or

(h) Judgments. Any judgments which are in the aggregate in excess of $50,000,000 as to any obligation (which, in the case of the Chapter 11 Filers only, arose post-petition) shall be rendered against the Debtors or other Loan Parties or any other Material Subsidiaries and the enforcement thereof shall not be stayed (by operation of law, the rules or orders of a court with jurisdiction over the matter or by consent of the party litigants); or there shall be rendered against the Debtors or other Loan Parties or any other Material Subsidiaries a nonmonetary judgment with respect to any event (which, in the case of the Chapter 11 Filers only, arose post-petition) which causes or would reasonably be expected to cause a Material Adverse Effect; or

(i) Invalidity of Guaranties or Loan Documents. Any material portion of any Loan Document (including for the avoidance of doubt the Guarantees of the Loans and excluding the Roll-Up Loans and/or any Guarantee or Collateral in respect thereof), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations (subject, in the case of the Foreign Guarantors (including for the avoidance of doubt the Company and Basell GmbH), to the Agreed Security Principles, the Legal Limitations and the Legal Reservations), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the payment Obligations and termination of the NM Commitments), or purports in writing to revoke or rescind any Loan Document; or it becomes unlawful for any Loan Party to perform any of its payment Obligations under the Loan Documents; or

(j) Change of Control. There occurs or shall exist any Change of Control; or

(k) Collateral Documents. Subject in the case of any Foreign Guarantor to the Agreed Security Principles, the Legal Limitations and the Legal Reservations, any Collateral Document after delivery thereof pursuant to Section 4.03, 6.13 or 6.15 shall for any reason (other than pursuant to the terms hereof or thereof or solely as a result of acts or omissions of the Administrative Agent, the Collateral Agent or any Lender) cease to create a valid and perfected Lien, with the priority required by the Orders and the Collateral Documents and the Intercreditor Agreement on and security interest in any material portion of the Collateral, subject to Liens permitted under Section 7.01; or

(l) ERISA. An ERISA Event or any similar event with respect to a Foreign Plan occurs which, together with all other ERISA Events (or similar events with respect to Foreign Plans) that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(m) Dismissal or Conversion of Cases. Any of the Cases of the Debtors shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or any Debtor shall file a motion or other pleading seeking the dismissal of any of the Cases of the Debtors under Section 1112 of the Bankruptcy Code or otherwise without the consent of the Required Lenders (or, if prior to the Closing Date, each of the Initial NM Lenders); a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases of the Debtors; the Board of Directors of any Borrower shall authorize a liquidation of such Borrower’s business; or an application shall be filed by any Debtor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases of the Debtors which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against any Borrower or any other Debtor hereunder or under any of the other Loan Documents, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

(n) Relief from Automatic Stay. The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to (i) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Debtors which have a value in excess of $15,000,000 in the aggregate or (ii) permit other actions that would have a material adverse effect on the Debtors or their estates (taken as a whole); or

(o) Orders. (i) The Final Order Entry Date shall not have occurred by March 6, 2009, (ii) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period of five days or more, vacating or otherwise amending, supplementing or modifying the Interim Order or the Final Order, or any of the Borrowers, the Company or any Subsidiary shall apply for authority to do so, without the prior written consent of the Required Lenders, (iii) the Interim Order or Final Order shall cease to create a valid and perfected Lien or to be in full force and effect or (iv) any of the Loan Parties or any Subsidiary shall fail to comply with the Orders; or

(p) Pre-Petition Payments. Except as permitted by the Orders or as otherwise agreed to by the Required Lenders, any Debtor shall make any Pre-Petition Payment other than (i) Pre-Petition Payments authorized by the Bankruptcy Court in accordance with “first day” orders entered into on or prior to the date hereof or other orders of the Bankruptcy Court entered with the consent of (or non-objection by) the Required Lenders or (ii) Pre-Petition Payments set forth on Schedule 8.01(p); or

(q) Invalid Plan. A plan shall be confirmed in any of the Cases of the Debtors that does not provide for termination of the NM Commitments and payment in full in cash of the Obligations under the Loan Documents (except as set forth in Section 2.12 with respect to the Roll-Up Loans) on the effective date of such plan of reorganization or liquidation or any order shall be entered which dismisses any of the Cases of the Debtors and which order does not provide for termination of the NM Commitments and payment in full in cash of the Obligations (except as set forth in Section 2.12 with respect to the Roll-Up Loans) or any of the Debtors shall seek support, or fail to contest in good faith the filing or confirmation of such a plan or the entry of such an order; or

(r) Supportive Actions. Any Loan Party or other Material Subsidiary shall take any action in support of any matter set forth in paragraph (m), (n), (o), (p) or (q) above or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal; or

(s) Material Impairment. Except to the extent described in Section 2.12 with respect to the Roll-Up Loans, the Company or any Subsidiary shall file a motion, pleading or proceeding which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders or a determination by a court with respect to a motion, pleading or proceeding brought by another party which results in such a material impairment; or

(t) Pre-Petition Roll-Up Collateral. Other than pursuant to a Reorganization Plan, the Senior First Lien Credit Agreement or any Loan Document (as defined in the Senior First Lien Credit Agreement as in effect on the date hereof) shall be amended, waived, supplemented or otherwise modified in a manner that adversely and disproportionately impacts the interests of the Roll-Up Lenders in the Collateral (as defined in the Senior First Lien Credit Agreement as in effect on the date hereof) without the prior written consent of the Required Class Lenders in respect of the Roll-Up Loans; or

(u) Invalidity of Sponsor Letter Agreement. Access, the Sponsor or any Affiliate of the Sponsor party to any Sponsor Letter Agreement fails to perform or observe any covenant or agreement contained in the Sponsor Letter Agreement to which it is a party; or any Sponsor Letter Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or Access, the Sponsor or any Affiliate of the Sponsor party to any Sponsor Letter Agreement contests in writing the validity or enforceability of any provision of the relevant Sponsor Letter Agreement; or Access, the Sponsor or any Affiliate of the Sponsor party to any Sponsor Letter Agreement denies in writing that it has any or further liability or obligation under the relevant Sponsor Letter Agreement, or purports in writing to revoke or rescind the relevant Sponsor Letter Agreement; or it becomes unlawful for Access, the Sponsor or any Affiliate of the Sponsor party to any Sponsor Letter Agreement to perform any of its obligations under the relevant Sponsor Letter Agreement.

Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, without limiting the rights and remedies available to any Lender under applicable Law, the Administrative Agent may and, at the request of the Required Lenders shall, by written notice to the Borrowers (with a copy to counsel for the Official Creditors’ Committee appointed in the Cases of the Debtors and to the United States Trustee for the Southern District of New York), take any or all of the following actions, at the same or different times, in each case without further order of or application to the Bankruptcy Court (provided, that with respect to the enforcement of Liens or other remedies with respect to the Collateral under clause (iii) below, the Administrative Agent shall provide the Borrowers (with a copy to counsel for the Official Creditors’ Committee in the Cases of the Debtors and to the United States Trustee for the Southern District of New York) with five (5) Business Days’ written notice prior to taking the action contemplated thereby; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing):

(i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers’ Agent; and

(iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law.

Section 8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law) subject in all respects to the applicable provisions of the Orders and the Intercreditor Agreement:

First, to payment of that portion of the payment Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the payment Obligations constituting fees (other than Exit Fees), indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the payment Obligations constituting accrued and unpaid interest on the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the payment Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other payment Obligations (including Exit Fees) of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the payment Obligations have been paid in full, to the Borrowers or as otherwise required by Law;

provided, that no payments (unless such payment is otherwise waived by the NM Lenders in accordance with Section 10.01 and by the lenders under the DIP ABL Facility in accordance with the terms of the DIP ABL Credit Agreement, as applicable) shall be made to Roll-Up Lenders in respect of Roll-Up Loans or other Obligations related thereto pursuant to clause Third, Fourth or Fifth above until (x) all Obligations in respect of the NM Loans and the DIP ABL Facility (including the termination or cash collateralization of any letters of credit outstanding thereunder pursuant to the terms thereof) have been paid in full and (y) the NM Commitments and the ABL Commitments have been terminated; provided, further, that for the avoidance of doubt and notwithstanding the foregoing, amounts received in connection with any payment, distribution or recovery on account of the rights of the Roll-Up Lenders under the Senior First Lien Credit Agreement shall be applied solely to payment of the Roll-Up Loans and other Obligations relating thereto in accordance with the terms of the Senior First Lien Credit Agreement.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

Each of the Lenders hereby irrevocably appoints UBS AG, Stamford Branch, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to execute on its behalf any Collateral Document and to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 9.02 Rights as a Lender.

Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions.

No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (y) in the absence of its own gross negligence or willful misconduct (it being understood and agreed that the design, development, negotiation, documentation, closing, execution or implementation of the transfer or designation of the Roll-Up Loans in and of itself shall in no event be deemed to constitute gross negligence or willful misconduct for purposes hereof). No Agent shall be deemed to have knowledge of any Default unless and until written notice describing such Default is given to such Agent by a Borrower or a Lender. The Administrative Agent will promptly notify the Lenders upon receipt of any such notice.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.04 Reliance by Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent; provided that, so long as no Event of Default shall have occurred and be continuing, no Agent shall delegate such rights and powers to a foreign sub-agent or designate a new foreign agent if such delegation or designation would result in a tax gross-up or indemnification payment under Section 3.01 unless (i) such Agent determines, in its reasonable discretion, that such designation is necessary to avoid material adverse economic, legal or regulatory consequences, (ii) the designation is at the request of the Borrowers’ Agent or (iii) the designation is required by law. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 9.06 Resignation of Agent.

Each Agent may at any time give thirty (30) days’ prior written notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that such successor shall comply with the requirements of Section 3.01(d) prior to becoming the successor under this Agreement; provided further that, so long as there has been no Event of Default, the Required Lenders shall not appoint a foreign agent as successor if such appointment would result in a tax gross-up or indemnification payment under Section 3.01 unless (i) the Required Lenders determine, in their reasonable discretion, that such appointment is necessary to avoid material adverse economic, legal or regulatory consequences, (ii) the appointment is at the request of the Borrowers’ Agent or (iii) the appointment is required by law. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX, Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 9.07 Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Company Materials and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Liens and security interests granted pursuant to the Collateral Documents and the exercise of any right or remedy by the Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Collateral Documents, the terms of the Intercreditor Agreement shall govern and control.

Section 9.08 Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) or the design, development, negotiation, documentation, closing, execution or implementation of the transfer or designation of the Roll-Up Loans in and of itself shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.08. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.08 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.08 shall survive termination of the NM Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.09 Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or Participant for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender or Participant failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender and Participant shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses.

Section 9.10 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the NM Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of (or amendment to the terms of) any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the NM Commitments required by Section 2.03(b) shall not constitute an extension or increase of any NM Commitment of any Lender);

(b) subject to, in the case of the Roll-Up Loans, Section 2.05, postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal, interest or fees hereunder without the written consent of each Lender affected thereby (it being understood that the waiver of (or amendment to the terms of) Section 2.03(b) shall not constitute a postponement of any date scheduled for the payment of principal or interest and shall not constitute a reduction or forgiveness of any interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each affected Lender;

(d) amend, modify or waive any provision of this Section 10.01, the definition of “Required Lenders” or “Required Class Lenders” or Section 2.05, 2.10(a), 2.11, 7.15, 8.03, 10.04 or 10.05 without the written consent of each Lender adversely affected thereby;

(e) amend or modify the Superpriority Claim status of the Lenders or release or subordinate all or substantially all of the Liens or Collateral granted to the Secured Parties under any Loan Document or under the Orders in any transaction or series of related transactions without the written consent of each Lender;

(f) release all or substantially all of the aggregate value of the Guaranties without the written consent of each Lender;

(g) amend, modify or waive the amounts required by Section 2.03(b)(i) or Section 2.03(b)(ii) to be applied toward the mandatory prepayment of the Loans and permanent reductions of the NM Commitments or the order of such mandatory prepayments and NM Commitment reductions set forth in Section 2.03(b)(iii) without the written consent of the Required Class Lenders of each Class adversely affected thereby (it being understood that a waiver of a particular mandatory prepayment will not be considered an adverse effect for purposes of this Section 10.01(g));

(h) amend, modify or waive any provision of Section 2.01(c), 6.12, 7.16, 8.01(q) or 10.22 without the written consent of the Required Class Lenders in respect of each of the NM Loans and the Roll-Up Loans;

(i) subject to, in the case of the Roll-Up Loans, Section 2.05, adversely affect the rights or duties hereunder of one Class of Lenders in a manner disproportionate to any other Class of Lenders without the written consent of the Required Class Lenders of the adversely affected Class;

(j) amend, modify or waive any provision of this Agreement expressly requiring the consent of the Initial NM Lenders without the written consent of each Initial NM Lender; or

(k) change the order of priority of payments set forth in Section 4 of the Intercreditor Agreement without the written consent of each Lender affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

Notwithstanding the foregoing, (i) Sections 4.02, 6.04, 6.18 and 6.19 may be amended or waived with only the written consent of the Required Class Lenders in respect of the NM Loans (and without the consent of any other Lender or the Required Lenders) and, for the avoidance of doubt, shall not be amended or waived without such written consent of the Required Class Lenders in respect of the NM Loans, (ii) Section 2.12 may be amended or waived in a manner adverse to the Roll-Up Lenders with only the written consent of Roll-Up Lenders (A) holding at least 66 2/3% of the aggregate outstanding principal amount of Roll-Up Loans and (B) representing more than 50% of the number of Roll-Up Lenders (and without the consent of any other Lender or the Required Lenders) and, for the avoidance of doubt, shall not be so amended or waived without such written consent of such Roll-Up Lenders, (iii) Section 4.03(f) may be amended or waived with only the written consent of the Required Class Lenders in respect of the Roll-Up Loans (and without the consent of any other Lender or the Required Lenders) and, for the avoidance of doubt, shall not be amended or waived without such written consent of the Required Class Lenders in respect of the Roll-Up Loans and (iv) this Agreement may be amended solely to give effect to any extension of the Maturity Date pursuant to Section 2.05 and any economic consideration provided in respect thereof with only the written consent of all NM Lenders (and without the consent of any other Lender or the Required Lenders) and, for the avoidance of doubt, shall not be so amended or waived without such written consent of all NM Lenders, provided that, for the avoidance of doubt, no such amendment described in this clause (iv) shall effect any additional amendments, modifications or waivers without the consent otherwise required by this Section 10.01. For avoidance of doubt, no amendment or waiver of any other provision of the Loan Documents shall be given effect for purposes of determining satisfaction of the conditions specified in Section 4.02 unless such amendment or waiver shall have been approved by the Required Class Lenders in respect of the NM Loans.

Notwithstanding anything to the contrary contained herein the reallocation of the Roll-Up Entitlements pursuant to Section 2.01(c) shall not require the consent or approval of any Lender.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers’ Agent or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers’ Agent, the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

Section 10.04 Attorney Costs and Expenses.

Each Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arrangers, the Initial NM Lenders and their respective Affiliates for all out-of-pocket costs and expenses (other than Taxes indemnification, which is governed by Section 3.01) incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and costs of FTI and other advisors to the Administrative Agent, (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Arranger and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs and the cost of any financial advisors to the Required Lenders and to any Specified NM Lender (provided that the Borrowers shall not be responsible for the fees and expenses of the financial advisors to any Specified NM Lender in excess of an aggregate amount equal to $5,000,000 less the amount paid by the Borrowers pursuant to clause (c) below in respect of any financial advisor to such Specified NM Lender)), (c) to pay or reimburse the Administrative Agent, the Collateral Agent and the Specified NM Lenders and, in respect of costs and expenses incurred up to and including the Final Order Entry Date, each Arranger and each Initial Lender and, in each case, their respective Affiliates (with one counsel for each affiliated group of institutions), for all out-of-pocket costs and expenses related to the Orders or the Cases (including, without limitation, the on-going monitoring of the Cases, including attendance at hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court, including all Attorney Costs and the cost of any financial advisors to the Required Lenders and to any Specified NM Lender (provided that the Borrowers shall not be responsible for the fees and expenses of the financial advisors to any Specified NM Lender in excess of an aggregate amount equal to $5,000,000 less the amount paid by the Borrowers pursuant to clause (b) above in respect of any financial advisor to such Specified NM Lender)) and (d) to pay and reimburse all out-of-pocket costs and expenses of one agent, one counsel and one financial advisor to the Required Class Lenders in respect of the Roll-Up Loans (or, in the case of any such counsel and financial advisor, to the agent of the Roll-Up Lenders), in connection with the performance of the tasks described in clauses (a) through (c) above (it being understood that any such agent of the Roll-Up Lenders shall direct such counsel and financial advisor to act as the Required Class Lenders in respect of the Roll-Up Loans shall request); provided that, for the avoidance of doubt, this Section 10.04 shall not be applicable to any Roll-Up Challenge. The foregoing costs and expenses shall include all search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the NM Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly after receipt by the Borrowers’ Agent of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05 Indemnification by the Borrowers.

Whether or not the transactions contemplated hereby are consummated, the Borrowers shall, jointly and severally, indemnify and hold harmless each Arranger, each Agent and Agent-Related Person, each Lender and their respective Affiliates, and directors, officers, partners, employees, counsel, agents, trustees, advisors and attorneys-in-fact of each of the foregoing (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, administration, amendment, modification or waiver of any Loan Document or any other agreement, letter or instrument in connection with the transactions contemplated hereby or resulting herefrom or the consummation of the transactions contemplated hereby or occurring as a result hereof, (b) any NM Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property or facility owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to the Loan Parties or any Subsidiary or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, with respect to the Indemnitees (other than the Administrative Agent and each Agent-Related Person thereof and their respective Affiliates and directors, officers, partners, employees, counsel, agents, trustees, advisors and attorneys-in-fact), such indemnity shall exclude any liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with the design, development, negotiation, documentation, closing, execution or implementation of the transfer or designation of the Roll-Up Loans or the effect, operation, performance or enforcement of the provisions under the Loan Documents with regard to the Roll-Up Loans (including the receipt of payment in respect thereof) (each, a “Roll-Up Challenge”); provided, further, that notwithstanding the immediately preceding proviso, the Borrowers shall be obligated to reimburse such Indemnitees for the actual and documented reasonable costs and disbursements of a single counsel to such Indemnitees expended in responding to or defending against all Roll-Up Challenges; provided, further, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, partner, employee, counsel, agent, trustee, advisor or attorney-in-fact of such Indemnitee, as determined by the final judgment of a court of competent jurisdiction (it being understood and agreed that the design, development, negotiation, documentation, closing, execution or implementation of the transfer or designation of the Roll-Up Loans in and of itself shall in no event be deemed to constitute gross negligence or willful misconduct for purposes hereof). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee, the Company or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the NM Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to any Taxes (including Indemnified Taxes or any Other Taxes indemnifiable under Section 3.01) other than Taxes that represent liabilities, obligations, losses, damages, etc. arising from any non-Tax claim.

Section 10.06 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect; provided, that this Section 10.06 shall not apply to any payment in respect of a Roll-Up Challenge.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (an “Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Assignees (other than (A) the Company, any Subsidiary or any of their respective Affiliates (other than, solely in respect of Roll-Up Loans and subject to the terms of the relevant Sponsor Letter Agreement, Access or the Sponsor or any Affiliate of the Sponsor so long as the Sponsor or such Affiliate is party to a Sponsor Letter Agreement) and (B) any natural Person), all or a portion of its rights and obligations under this Agreement (including all or a portion of its NM Commitment and the Loans of any Class at the time owing to it but for the avoidance of doubt excluding, prior to the Roll-Up Date, any Roll-Up Entitlement) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s NM Commitment or Loans of any Class, the amount of the NM Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), shall be in a minimum amount of $1,000,000 and shall be in increments of $1,000,000 in excess thereof unless the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) the Assignee, if it shall be a Senior First Lien Lender, shall agree to consent and become party to the Senior First Lien Credit Agreement Amendment; and

(E) the Assignee, if it shall have an interest under the Senior First Lien Credit Agreement or Senior Second/Third Lien Interim Loan Agreement and if not already a party thereto, shall agree to be bound by (x) the Senior Forbearance Agreement with respect to its interest (if any) in the Senior First Lien Credit Agreement and/or (y) the Bridge Forbearance Agreement with respect to its interest (if any) in the Senior Second/Third Lien Interim Loan Agreement.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, if any, the relevant Borrower or Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the NM Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers’ Agent and any Agent (and, with respect to its own Loans or NM Commitments, any Lender), at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, sell participations to any Person (other than (A) the Company, any Subsidiary or any of their respective Affiliates (other than, solely in respect of Roll-Up Loans and subject to the terms of the relevant Sponsor Letter Agreement, Access or the Sponsor or any Affiliate of the Sponsor so long as the Sponsor or such Affiliate is party to a Sponsor Letter Agreement) and (B) any natural Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its NM Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any such Participant, if not already a party thereto, shall agree to be bound by the Senior Forbearance Agreement with respect to its interest (if any) in the Senior First Lien Credit Agreement and the Bridge Forbearance Agreement with respect to its interest (if any) in the Senior Second/Third Lien Interim Loan Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that (A) such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a)-(f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender and (B) in the case of any participation in all or any portion of any Roll-Up Lender’s rights and obligations under this Agreement relating to the Roll-Up Loans, such Participant expressly agrees to comply with Section 10.22 on behalf of itself and its successors, assigns and Affiliates. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits (subject to the requirements and limitations) of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Sections 2.09(b) and 2.11 as though it were a Lender. Each Lender that sells a participation with respect to a NM Commitment or a Loan of any Class shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the NM Commitment and/or Loan (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 and 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (not to be unreasonably withheld or delayed).

(g) Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.07 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time, the Borrowers shall provide to such Lender, at the Borrowers’ own expense, a Note. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein), but neither the grant to any SPC nor the exercise by any

SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 and 3.05) unless the grant to the SPC was made with the Company’s prior written consent (not to be unreasonably withheld or delayed), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder and (iv) the Granting Lender shall keep a register substantially in the form of Participant Register described above of each SPC which has funded all or any part of any Loan that such Lender would have otherwise been obligated to make to the Borrowers pursuant to this Agreement. The making of a Loan by an SPC hereunder shall utilize the NM Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, without the consent of the Company or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) In case of a transfer by way of novation, (i) each party to this Agreement (other than the transferring Lender and the transferee) irrevocably authorizes the Administrative Agent to execute any document evidencing such transfer on its behalf and (ii) it is hereby expressly agreed that the security created or evidenced by any French law governed Security Agreement shall be preserved for the benefit of any transferee in accordance with article 1278 et seq. of the French Civil Code.

Section 10.08 Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely for purposes of this Agreement and the transactions contemplated hereby; (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder, under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement or rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the NM Commitments, and the Loans. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party or any Subsidiary or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03. For the avoidance of doubt, this Section 10.08 supersedes all prior agreements, written or oral, on the subject matter hereof except for any such prior agreements which by the express terms thereof survive the execution of this Agreement.

Section 10.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default subject to the Carve-Out, each Lender and its Affiliates (the Administrative Agent and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Company and the Borrowers, any such notice being waived by the Company and the Borrowers (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, the Administrative Agent or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrowers and the

Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts.

This Agreement and each other Loan Document (where applicable under the relevant laws) may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter except for any such prior agreements which by the express terms thereof survive the execution of this Agreement. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control unless, in the case of such other Loan Documents governed by any Law other than a state of the United States, such control would result in such other Loan Document being invalid or unenforceable, in which case, the relevant provision of the Loan Document will prevail; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties.

All representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as of the time made as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.14 Severability.

If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and such other Loan Document shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK;

(ii) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO;

(iii) CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it, and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable), and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18 Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19 USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.20 Agent for Service of Process.

Each Foreign Subsidiary that is a Loan Party agrees that it shall appoint and maintain at all times an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City, and the Loan Parties agree to cause the same to occur.

Section 10.21 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Company and the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Arranger and each Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company and the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Company and the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Loan Party and their respective Affiliates, and no Agent or Arranger has any obligation to disclose any of such interests to the Loan Parties or their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.22 Certain Matters Relating to Roll-Up Loans; Senior First Lien Credit Agreement Amendment.

(a) By becoming a party to this Agreement, including by executing this Agreement or an Assignment and Assumption or by rolling up Senior First Lien Loans under Section 2.01(c), each Roll-Up Lender represents and warrants that (i) its Roll-Up Amount as of the date hereof does not exceed the aggregate principal amount of Senior First Lien Loans held of record by such Roll-Up Lender as of the date hereof and (ii) its Roll-Up Amount as of the Roll-Up Date will not exceed the lower of (A) the aggregate principal amount of Senior First Lien Loans held of record by such Roll-Up Lender as of the Roll-Up Date and (B) the aggregate principal amount of Senior First Lien Loans held of record by such Roll-Up Lender as of the Record Date.

(b) Each Lender that is, was or at any time becomes a Senior First Lien Lender, in its capacity as a Lender hereunder and, as applicable, a Senior First Lien Lender, agrees on behalf of itself and its Affiliates that it shall not, and shall not permit any of its Affiliates (on such Lender’s behalf) to, commence any litigation, arbitration, suit, proceeding, claim, case or other action against any Lender or any of its Affiliates, or against Citibank, N.A. or any of its Affiliates in connection with the Senior First Lien Credit Agreement or any Loan Documents (as defined in the Senior First Lien Credit Agreement) in its capacity as primary Administrative Agent, European Administrative Agent, Collateral Agent, or otherwise under the Senior First Lien Credit Agreement, or any successor to any such capacity under the Senior First Lien Credit Agreement, or take any action in support thereof, with respect to any claim, disgorgement, counterclaim, recoupment, offset or other cause of action under any theory at law or in equity arising under the Senior First Lien Credit Agreement relating to the Roll-Up Loans, including any sharing or other provision thereof, or any related documentation (it being understood that the foregoing shall not limit the rights of any Lender under Section 2.11). Each such Lender acknowledges and agrees, on behalf of itself and its successors and assigns of any NM Commitment, Loan or Senior First Lien Debt, that the agreements set forth in this Section 10.22 shall be binding upon and inure to the benefit of any such successors and assigns.

(c) By becoming a party to this Agreement, including by executing this Agreement, an Assignment and Assumption or an Allocation and Joinder Agreement, each Lender that is a Senior First Lien Lender hereby consents to, and shall be deemed to be a party to, the Senior First Lien Credit Agreement Amendment. Without limiting the effect of the foregoing, each Lender that is a Senior First Lien Lender shall, to the extent not already a party thereto and if requested by the Administrative Agent, execute and deliver a counterpart of the Senior First Lien Credit Agreement Amendment.

Section 10.23 Forbearance Agreements.

Each Lender that holds direct ownership in the loans under the Senior First Lien Credit Agreement or the Senior Second/Third Lien Interim Loan Agreement shall, or in the case of a Lender that holds beneficial ownership in the loans under the Senior First Lien Credit Agreement or the Senior Second/Third Lien Interim Loan Agreement through a participation, shall use commercially reasonable efforts to instruct its respective participant counterpart to, to the extent not already a party thereto in such capacity, execute and deliver to the Borrowers the Senior Forbearance Agreement or the Bridge Forbearance Agreement, as applicable, and in any event by becoming a Lender shall be deemed to have agreed to said Senior Forbearance Agreement or Bridge Forbearance Agreement, with such modification applicable to individual parties as Borrowers and such parties agree. Any Person that has credit exposure to the Loans, whether direct or indirect in the form of a binding confirmed trade not yet settled, a total return swap or other derivative, shall be deemed bound by the Senior Forbearance Agreement or the Bridge Forbearance Agreement, as applicable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LYONDELLBASELL INDUSTRIES AF S.C.A., as the Company

By:	/s/ Bruce Dresbach
Name:	Bruce Dresbach
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

LYONDELL CHEMICAL COMPANY, as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

BASELL USA INC., as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

EQUISTAR CHEMICALS, LP, as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

HOUSTON REFINING LP, as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

MILLENNIUM CHEMICALS INC., as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

MILLENNIUM PETROCHEMICALS INC., as a Borrower

By:	/s/ Alan Bigman
Name:	Alan Bigman
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Mary Evans
Name:	Mary Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

ABN AMRO BANK, N.V.

By:	/s/ Parker H. Douglas
Name:	Parker H. Douglas
Title:	Senior Vice President

By:	/s/ David W. Stack
Name:	David W. Stack
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Apollo Lyon Holdings, L.P.

By:	Apollo Advisors VII (APO FC), L.P.,
its general partner

By:	Apollo Advisors VII (APO FC-GP), LLC,
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

APPALOOSA INVESTMENT L.P. I

By:	/s/ James E. Boleri
Name:	James E. Boleri
Title:	Partner

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

THOROUGHBRED FUND L.P.

By:	/s/ James E. Boleri
Name:	James E. Boleri
Title:	Partner

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Citibank, N.A. as a lender

By:	/s/ Michael Becker
Name:	Michael Becker
Title:	Managing Director

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

CLDIP, LLC

By:	CERBERUS CAPITAL MANAGEMENT, L.P.,
its Manager

By	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Senior Managing Director

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

FARALLON CAPITAL PARTNERS, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.,

FARALLON CAPITAL OFFSHORE INVESTORS II PARTNERS, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.,

FARALLON CREDIT OPPORTUNITY PARTNERS I, L.P.

FARALLON CREDIT OPPORTUNITY PARTNERS I.5, L.P.

FARALLON CREDIT OPPORTUNITY PARTNERS II, L.P.

By:	Farallon Partners, L.L.C., its General
Partner

By:	/s/ Rajiv Patel
Name:	Rajiv Patel
Title:	Managing Member

FARALLON CAPITAL OFFSHORE INVESTORS, INC.,

By:	Farallon Capital Management, L.L.C., its Agent
and Attorney-in-fact

By:	/s/ Rajiv Patel
Name:	Rajiv Patel
Title:	Managing Member

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Field Point V S.a.r.l.

By:	/s/ S. Ehlers
Name:	S. Ehlers
Title:	Authorised Signature

By:	/s/ James L. Varley
Name:	James L. Varley
Title:	Authorized Signature

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Field Point IV S.a.r.l.

By:	/s/ S. Ehlers
Name:	S. Ehlers
Title:	Authorised Signature

By:	/s/ James L. Varley
Name:	James L. Varley
Title:	Authorized Signature

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

BDF Limited
By:	Strategic Value Partners, LLC
Its Investment Advisor

By:	/s/ James L. Varley
Name:	James L. Varley
Title:	Authorized Signature

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Craig Packer
Name:	Craig Packer
Title:	Managing Director

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Merrill Lynch Capital Corporation

By:	/s/ Don Burkitt
Name:	Don Burkitt
Title:	Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHSF FINANCING, LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHSF II FINANCING, LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

LERNER ENTERPRISES, LLC

By:	Oak Hill Advisors, L.P.
as advisor and attorney-in-fact to
Lerner Enterprises, LLC

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

STICHTING PENSIOENFONDS METAAL EN TECHNIEK

By:	Oak Hill Advisers, L.P.

As Investment Manager

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR DE METALEKTRO

By:	Oak Hill Advisors, L.P.

As Investment Manager

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

STICHTING MN SERVICES US HIGH YIELD FONDS

By:	Oak Hill Advisors, L.P.

As Investment Manager

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHA STRATEGIC CREDIT FUND, L.P.

By:	OHA Strategic Credit GenPar, LLC, its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

OHA STRATEGIC CREDIT FUND (PARALLEL I), L.P.

By:	OHA Strategic Credit GenPar, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHA STRATEGIC CREDIT MASTER FUND (PARALLEL II), L.P.

By:	OHA Strategic Credit GenPar, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

SWIFTCURRENT PARTNERS, L.P.

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

SWIFTCURRENT OFFSHORE, LTD.

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

OHA FINLANDIA CREDIT FUND

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHA CAPITAL SOLUTIONS, LTD.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

OHA CAPITAL SOLUTIONS, L.P.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Person

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Automobile Club of Southern California Pension Plan
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

Caterpillar Inc. Pension Master Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

Central States, Southeast and Southwest Areas Pension Fund
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Chrysler LLC Master Retirement Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

Employees’ Retirement Fund of the City of Dallas
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

General Board of Pension and Health Benefits of
The United Methodist Church Inc. in Missouri
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

GMAM Investment Funds Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

IBM Personal Pension Plan Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

International Paper Company Commingled Investment Group Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Iowa Public Employees’ Retirement System
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

Lucent Technologies Inc. Master Pension Trust Solely with respect to the assets of the Trust managed By Oaktree Capital Management, L.P.
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Pacific Gas & Electric Company Post Retirement
Medical Plan Trust for Non-Management Employees and Retirees
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

PG&E Corporation Retirement Master Trust
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

San Diego County Employees’ Retirement Association
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

State of Connecticut
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

Texas County & District Retirement System
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

The State Teachers Retirement System of Ohio
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

TMCT II, LLC
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

TMCT, LLC
By:	Oaktree Capital Management, L.P.
Its:	Investment Manager

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

OCM High Yield LD Holdings Ltd.
By:	Oaktree Capital Management, L.P., its Director

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Senior Vice President

Oaktree High Yield Plus Fund, L.P.
By:	OCM High Yield Plus Fund GP, L.P., its general partner
By:	Oaktree Fund GP, LLC, its general partner
By:	Oaktree Fund GP I, L.P., its managing member

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

By:	/s/ Sloane Malecki
Name:	Sloane Malecki
Title:	Authorized Signatory

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

OCM Loan Fund 2x LD Holdings Ltd.
By:	Oaktree Capital Management, L.P., its Director

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ Desmund Shirazi
Name:	Desmund Shirazi
Title:	Managing Director

OCM Loan Fund LD Holdings Ltd.
By:	Oaktree Capital Management, L.P., its Director

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ Desmund Shirazi
Name:	Desmund Shirazi
Title:	Managing Director

OCM Opportunities LD Holdings Ltd.
By:	Oaktree Capital Management, L.P., its Director

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director & Associate General Counsel

By:	/s/ Kenneth Liang
Name:	Kenneth Liang
Title:	Managing Director

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

SILVER OAK CAPITAL LLC

By:	/s/ Thomas M. Fuller
Name:	Thomas M. Fuller
Title:	Authorized Signatory

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

GRAND CENTRAL ASSET TRUST, SIL SERIES

By:	/s/ Adam Jacobs
Name:	Adam Jacobs
Title:	Attorney-In-Fact

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

SPCP Group, LLC

By:	/s/ Richard Petrilli
Name:	Richard Petrilli
Title:	Authorized Signatory

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]

SPCP Group III LLC

By:	/s/ Richard Petrilli
Name:	Richard Petrilli
Title:	Authorized Signatory

[SIGNATURE PAGE TO TERM DEBTOR-IN-POSSESSION CREDIT AGREEMENT]